EXECUTION

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

THORNBURG MORTGAGE HOME LOANS, INC., as Seller,

WELLS FARGO BANK, N.A.,

as Master Servicer and Securities Administrator,

WILMINGTON TRUST COMPANY, as Delaware Trustee

and

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

___________________________

TRUST AGREEMENT

Dated as of September 1, 2005

___________________________

THORNBURG MORTGAGE SECURITIES TRUST 2005-3

MORTGAGE LOAN PASS-THROUGH CERTIFICATES

SERIES 2005-3

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS; ORGANIZATION

7

Section 1.01. Definitions.

7

Section 1.02. Calculations Respecting Mortgage Loans.

47

Section 1.03. Name of Trust.

47

Section 1.04. Office.

48

Section 1.05. Declaration of Trust.

48

Section 1.06. Purpose and Powers.

48

Section 1.07. Liability of the Certificateholders.

48

Section 1.08. Title To Trust Property.

48

Section 1.09. Situs of Trust.

49

Section 1.10. The Delaware Trustee.

49

Section 1.11. Separateness Provisions.

51

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ISSUANCE OF CERTIFICATES

52

Section 2.01. Conveyance of Mortgage Loans.

52

Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for

Trust Fund.

59

Section 2.03. Representations and Warranties of the Depositor.

60

Section 2.04. Discovery of Breach.

62

Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans.

62

Section 2.06. Securitization Act; Grant Clause.

63

Section 2.07. Amendments to Master Servicing Guide and Correspondent Sellers Guide.

65

Section 2.08

Representations and Warranties of the Seller.

65

Section 2.09

Covenants of the Seller.

66

ARTICLE III THE CERTIFICATES

67

Section 3.01. The Certificates.

67

Section 3.02. Registration.

68

Section 3.03. Transfer and Exchange of Certificates.

68

Section 3.04. Cancellation of Certificates.

74

Section 3.05. Replacement of Certificates.

74

Section 3.06. Persons Deemed Owners.

75

Section 3.07. Temporary Certificates.

75

Section 3.08. Appointment of Paying Agent.

75

Section 3.09. Book-Entry Certificates.

76

ARTICLE IV ADMINISTRATION OF THE TRUST FUND

77

Section 4.01. Collection Account.

77

Section 4.02. Application of Funds in the Collection Account.

79

Section 4.03. Reports to Certificateholders.

81

Section 4.04. Certificate Account.

86

ARTICLE V DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

87

Section 5.01. Distributions Generally.

87

Section 5.02. Distributions from the Certificate Account.

88

Section 5.03. Allocation of Realized Losses.

94

Section 5.04. Advances by Master Servicer.

95

Section 5.05. Compensating Interest Payments.

96

Section 5.06. Available Funds Cap Reserve Fund.

96

Section 5.07. Yield Maintenance Account.

97

Section 5.08. [Reserved].

98

Section 5.09. Subsequent Recoveries.

98

Section 5.10. The Pre-Funding Accounts.

99

Section 5.11. The Capitalized Interest Accounts.

100

Section 5.12. The Final Maturity Reserve Trust.

101

ARTICLE VI CONCERNING THE TRUSTEE AND THE SECURITIES

ADMINISTRATOR; EVENTS OF DEFAULT

102

Section 6.01. Duties of Trustee and Securities Administrator.

102

Section 6.02. Certain Matters Affecting the Trustee and the Securities Administrator.

105

Section 6.03. Trustee and Securities Administrator Not Liable for Certificates.

106

Section 6.04. Trustee, Custodian, Delaware Trustee, Master Servicer and Securities

Administrator May Own Certificates.

107

Section 6.05. Eligibility Requirements for Trustee, Delaware Trustee and Securities

Administrator; Insurance.

107

Section 6.06. Resignation and Removal of Trustee and Securities Administrator.

108

Section 6.07. Successor Trustee or Successor Securities Administrator.

109

Section 6.08. Merger or Consolidation of Trustee or Securities Administrator.

110

Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

110

Section 6.10. Authenticating Agents.

112

Section 6.11. Indemnification of Trustee, the Custodian, the Delaware Trustee and

Securities Administrator.

113

Section 6.12. Fees and Expenses of Trustee, Securities Administrator and Delaware Trustee.

113

Section 6.13. Collection of Monies.

114

Section 6.14. Events of Default; Trustee To Act; Appointment of Successor.

114

Section 6.15. Additional Remedies of Trustee Upon Event of Default.

118

Section 6.16. Waiver of Defaults.

118

Section 6.17. Notification to Holders.

118

Section 6.18. Directions by Certificateholders and Duties of Trustee During Event

of Default.

118

Section 6.19. Action Upon Certain Failures of the Master Servicer and Upon Event

of Default.

119

Section 6.20. Auction Administration Agreement; Auction Swap Agreement.

119

ARTICLE VII PURCHASE AND TERMINATION OF THE TRUST FUND

119

Section 7.01. Termination of Trust Fund Upon Repurchase or Liquidation of All

Mortgage Loans.

119

Section 7.02. Procedure Upon Termination of Trust Fund.

120

Section 7.03. Additional Requirements under the REMIC Provisions.

121

Section 7.04. Optional and Required Purchases of Certain Mortgage Loans.

122

Section 7.05. Optional Purchase of Certificates.

123

ARTICLE VIII RIGHTS OF CERTIFICATEHOLDERS

125

Section 8.01. Limitation on Rights of Holders.

125

Section 8.02. Access to List of Holders.

125

Section 8.03. Acts of Holders of Certificates.

126

ARTICLE IX ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

BY THE MASTER SERVICER

127

Section 9.01. Duties of the Master Servicer.

127

Section 9.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions

Insurance Policy.

127

Section 9.03. Master Servicer’s Financial Statements and Related Information.

128

Section 9.04. Power to Act; Procedures.

128

Section 9.05. Servicing Agreements Between the Master Servicer and Servicers;

Enforcement of Servicers’ Obligations.

130

Section 9.06. Collection of Taxes, Assessments and Similar Items.

130

Section 9.07. Termination of Servicing Agreements; Successor Servicers.

131

Section 9.08. Master Servicer Liable for Enforcement.

132

Section 9.09. No Contractual Relationship Between Servicers, Trustee, the Securities

Administrator or Depositor.

132

Section 9.10. Assumption of Servicing Agreement by Trustee.

132

Section 9.11. “Due–on–Sale” Clauses; Assumption Agreements.

133

Section 9.12. Release of Mortgage Files.

133

Section 9.13. Documents, Records and Funds in Possession of Master Servicer To

Be Held for Trustee.

134

Section 9.14. Representations and Warranties of the Master Servicer.

135

Section 9.15. Closing Certificate and Opinion.

137

Section 9.16. Standard Hazard and Flood Insurance Policies.

138

Section 9.17. Presentment of Claims and Collection of Proceeds.

138

Section 9.18. Maintenance of the Primary Mortgage Insurance Policies.

138

Section 9.19. Trustee To Retain Possession of Certain Insurance Policies and Documents.

139

Section 9.20. [Reserved]

139

Section 9.21. Compensation to the Master Servicer.

139

Section 9.22. REO Property.

140

Section 9.23. Reports filed with the Securities and Exchange Commission.

141

Section 9.24. Reports to the Trustee.

141

Section 9.25. Annual Officer’s Certificate as to Compliance.

142

Section 9.26. Annual Independent Accountants’ Servicing Report.

142

Section 9.27. Merger or Consolidation.

143

Section 9.28. Resignation of Master Servicer; Compensation of Successor Master Servicer.

143

Section 9.29. Assignment or Delegation of Duties by the Master Servicer.

144

Section 9.30. Limitation on Liability of the Master Servicer and Others.

144

Section 9.31. Indemnification; Third-Party Claims.

145

Section 9.32. Realization upon Troubled Mortgage Loans.

146

ARTICLE X REMIC ADMINISTRATION

146

Section 10.01. REMIC Administration.

146

Section 10.02. Prohibited Transactions and Activities.

149

Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

149

Section 10.04. REO Property.

150

ARTICLE XI MISCELLANEOUS PROVISIONS

150

Section 11.01. Binding Nature of Agreement; Assignment.

150

Section 11.02. Entire Agreement.

150

Section 11.03. Amendment.

151

Section 11.04. Voting Rights.

152

Section 11.05. Provision of Information.

152

Section 11.06. Governing Law.

153

Section 11.07. Notices.

153

Section 11.08. Severability of Provisions.

153

Section 11.09. Indulgences; No Waivers.

153

Section 11.10. Headings Not To Affect Interpretation.

154

Section 11.11. Benefits of Agreement.

154

Section 11.12. Special Notices to the Rating Agencies.

154

Section 11.13. Counterparts.

155

Section 11.14. Derivative Transactions.

155

ATTACHMENTS

Exhibit A

Forms of Certificates

Exhibit B-1

Form of Receipt of Notes

Exhibit B-2

Form of Interim Certification

Exhibit B-3

Form of Final Certification

Exhibit B-4

[Reserved]

Exhibit C

Request for Release of Documents and Receipt

Exhibit D-l

Form of Residual Certificate Transfer Affidavit (Transferee)

Exhibit D-2

Form of Residual Certificate Transfer Affidavit (Transferor)

Exhibit E

Servicing Agreements

Exhibit F

Form of Rule 144A Transfer Certificate

Exhibit G

Form of Purchaser’s Letter for Institutional Accredited Investors

Exhibit H

Form of ERISA Transfer Affidavit

Exhibit I

Monthly Remittance Advice

Exhibit J

Monthly Electronic Data Transmission

Exhibit K

Lost Note Affidavit

Exhibit L

Form of Addition Notice (for purpose of Subsequent Mortgage Loans)

Exhibit M

[Reserved]

Exhibit N-1

Form of Transfer Certificate for Transfer from Restricted Global Security to Regulation S Global Security

Exhibit N-2

Form of Transfer Certificate for Transfer from Regulation S Global Security to Restricted Global Security

Schedule A-1

Mortgage Loan Schedule

Schedule A-2

Convertible Mortgage Loan Schedule

Schedule A-3

Modifiable Mortgage Loan Schedule

Schedule B

Employee Mortgage Loans

Schedule C

Adjustable Rate and Three-Year Hybrid Mortgage Loan Schedule

Schedule D

Five-Year Hybrid Mortgage Loan Schedule

Schedule E

Seven-Year Hybrid Mortgage Loan Schedule

Schedule F

Ten-Year Hybrid Mortgage Loan Schedule

This TRUST AGREEMENT, dated as of September 1, 2005 (the “Agreement”), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation, as seller (“Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Delaware Trustee (“Delaware Trustee”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

As provided herein, an election shall be made that the Trust Fund (exclusive of (i) the Additional Collateral, (ii) the Yield Maintenance Agreements, (iii) the Yield Maintenance Account, (iv) the Pre-Funding Accounts, (v) the Capitalized Interest Accounts, (vi) the Available Funds Cap Reserve Fund, (vii) the Final Maturity Reserve Trust, (viii) the Final Maturity Reserve Account, (ix) the Auction Swap Agreement and (x) the Auction Proceeds Account (collectively, the “Excluded Assets”)) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a “REMIC” or, in the alternative, REMIC 1, REMIC 2 and REMIC 3; REMIC 3 also being referred to as the “Upper Tier REMIC”).  Each Certificate, other than the Class R Certificate represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions.  In addition, each of the Class A Certificates, represents the right to receive payments with respect to Available Funds Cap Shortfalls pursuant to Sections 5.06 and 5.07 hereof.  The Class R Certificate represents ownership of the sole class of residual interest in each of REMIC 1, REMIC 2 and the Upper Tier REMIC for purposes of the REMIC Provisions.

The Upper Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Regular Interests in REMIC 2, and each such Lower Tier Regular Interest is hereby designated as a regular interest in REMIC 2 for purposes of the REMIC Provisions.  REMIC 2 shall hold as its assets the several classes of uncertificated Lower Tier Regular Interests in REMIC 1, and each such Lower Tier Regular Interest is hereby designated as a regular interest in REMIC 1.  REMIC 1 shall hold as its assets the property of the Trust other than the Lower Tier Regular Interests in REMIC 1, REMIC 2 and the Excluded Assets.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

REMIC 1

The following table specifies the designation, interest rate, and initial principal amount for each Class of Lower Tier Interest in REMIC 1:

Designation	Interest Rate	Initial Principal Balance	Related Mortgage Pool
LT1-Pool 1	(1)	$ 150,879,515.96	Pool 1
LT1-GSA1	(1)	$ 53,591.07	Pool 1
LT1-Pool 2	(1)	$ 1,068,430,209.97	Pool 2
LT1-GSA2	(1)	$ 379,436.46	Pool 2
LT1-Pool 3	(1)	$ 710,322,082.72	Pool 3
LT1-GSA3	(1)	$ 252,263.46	Pool 3
LT1-Pool 4	(1)	$ 815,774,361.32	Pool 4
LT1-GSA4	(1)	$ 289,710.72	Pool 4
LT1-IO	(2)	(3)	Pools 1, 2, & 4
R-1	(4)	(4)	N/A

__________________

(1)

For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower Tier Interests shall equal Net WAC of its related Mortgage Pool .

(2)

The interest rate for this Lower Tier Interest shall equal (i) for any Distribution Date (and the related Accrual Period) before September 2015, 0.00% per annum, and (ii) for any Distribution Date on and after September 2015, 0.0045% per annum.

(3)

This Lower Tier Interest is an interest-only class and does not have a principal balance.  It shall have a notional balance at all time equal to the sum of the Pool Balances for Pool 1, Pool 2, and Pool 4 at the beginning of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

(4)

The Class R-1 Interest does not have a principal balance and does not bear interest.

On each Distribution Date, the Available Distribution Amount for each Mortgage Pool shall be distributed as interest with respect to the Lower Tier Regular Interests in REMIC 1  based on the interest rates described above.

On each Distribution Date, the remaining Available Distribution Amount  for each Mortgage Pool shall be distributed as principal on Lower Tier Regular Interests in REMIC 1 as follows:

(i)

First, to the Class LT1-GSA1 Lower Tier Interest until the principal balance of such Lower Tier Interest equals one percent of the Group  Subordinate Amount for Pool 1 for the next succeeding Distribution Date;

(ii)

Second, to the Class LT1-GSA2 Lower Tier Interest until the principal balance of such Lower Tier Interest equals one percent of the Group Subordinate Amount for Pool 2 for the next succeeding Distribution Date;

(iii)

Third, to the Class LT1-GSA3 Lower Tier Interest until the principal balance of such Lower Tier Interest equals one percent of the Group Subordinate Amount for Pool 3 for the next succeeding Distribution Date;

(iv)

Fourth, to the Class LT1-GSA4 Lower Tier Interest until the principal balance of such Lower Tier Interest equals one percent of the Group Subordinate Amount for Mortgage Pool 4 for the next succeeding Distribution Date;

(v)

Fifth, to the Class LT1-GSA1, the Class LT1-GSA2, the Class LT1-GSA3 or the Class LT1-GSA4 Lower Tier Interests the minimum amount necessary to cause the ratio of the principal balance of each such Lower Tier Interest in REMIC 1  to the other three Lower Tier Interests in REMIC 1 to equal the ratio of the Group Subordinate Amount related to such Lower Tier Interest to the Group Subordinate Amounts related to the other three Lower Tier Interests;

(vi)

Sixth, to the Class LT1-Pool 1, the Class LT1-Pool 2, the Class LT1-Pool 3, and the Class LT1-Pool 4 Lower Tier Interests, pro rata, based upon their entitlements under clauses a., b., c. and d.:

a.

To the Class LT1-Pool 1 Lower Tier Interest until its principal balance equals the difference between (I) the Pool Balance of Pool 1 on such Distribution Date, minus (II) the principal balance of the Class LT1-GSA1 Lower Tier Interest on such Distribution Date, taking into account the distributions under priorities (i) through (v) above,

b.

To the Class LT1-Pool 2 Lower Tier Interest until its principal balance equals the difference between (I) the Pool Balance of Pool 2 on such Distribution Date, minus (II) the principal balance of the Class LT1-GSA2 Interest on such Distribution Date, taking into account the distributions under priorities (i) through (v) above,

c.

To the Class LT1-Pool 3 Lower Tier Interest until its principal balance equals the difference between (I) the Pool Balance of Pool 3 on such Distribution Date, minus (II) the principal balance of the Class LT1-GSA3 Lower Tier Interest on such Distribution Date, taking into account the distributions under priorities (i) through (v) above, and

d.

To the Class LT1-Pool 4 Lower Tier Interest until its principal balance equals the difference between (I) the Pool Balance of Pool 4 on such Distribution Date, minus (II) the principal balance of the Class LT1-GSA4 Lower Tier Interest on such Distribution Date, taking into account the distributions under priorities (i) through (v) above;

On each Distribution Date, Realized Losses attributable to principal with respect to any Mortgage Pool shall each be allocated among the Lower Tier Interests in REMIC 1 in the same manner that principal is distributed among such Lower Tier Interests.

REMIC 2

The following table specifies the designation, interest rate, and initial principal amount for each Lower Tier Interest in REMIC 2:

Designation	Interest Rate	Initial Principal Balance	Related Mortgage Pool	Corresponding Class of Certificates
LT2-A-1	(1)	(2)	Pool 1	A-1
LT2-A-2	(1)	(2)	Pool 2	A-2
LT2-A-3	(1)	(2)	Pool 3	A-3
LT2A-4	(1)	(2)	Pool 4	A-4
LT2-B-1	(3)	(2)	All Pools	B-1
LT2-B-2	(3)	(2)	All Pools	B-2
LT2-B-3	(3)	(2)	All Pools	B-3
LT2-B-4	(3)	(2)	All Pools	B-4
LT2-B-5	(3)	(2)	All Pools	B-5
LT2-B-6	(3)	(2)	All Pools	B-6
LT2-IO	(4)	(4)	Pools 1, 2, 4	I
LT2-R	(6)	(6)	N/A	N/A

__________________

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower Tier Interests will be a per annum rate equal to the Net WAC of its related Mortgage Pool.

(2)

Each of these Lower Tier Interests shall have a principal balance initially equal to the Certificate Principal Amount of its Corresponding Class of Certificates as of the Closing Date.

(3)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower Tier Interests will be a per annum rate equal to the weighted average of the rates on the s LT1- GSA1, LT1- GSA2, LT1- GSA3, and LT1-GSA4 Lower Tier Regular Interests in REMIC 1, weighted in each case based on the relative principal balances of those Lower Tier Regular Interests in REMIC 1.

(4)

The LT2-IO Lower Tier Interest shall be entitled on each Distribution Date to all amounts distributable with respect to the LT1-IO Interest. The LT2-IO Lower Tier Interest has a notional balance equal to that of its Corresponding Class of Certificates

(5)

The Class MT-R Interest does not have a principal balance and does not bear interest.

On each Distribution Date, interest shall be distributed with respect to the Lower Tier Regular Interests in REMIC 2 based on the interest rates described above.

On each Distribution Date, principal shall be distributed on the Lower Tier Interests in REMIC 2, concurrently, to the LT2-A-1, LT2-A-2, LT2-A-3, LT2-A-4, LT2-B-1, LT2-B-2, LT2-B-3, LT2-B-4, LT2-B-5, and LT2-B-6 Lower Tier Interests until the principal balance of each such Lower Tier Interest in REMIC 2  equals the Class Principal Amount of its Corresponding Class of Certificates immediately after such Distribution Date.

On each Distribution Date, Realized Losses shall be allocated among the Lower Tier Interests in REMIC 2 in the same manner that principal is distributed among the Lower Tier Interests in REMIC 2.

Upper Tier REMIC

The following table specifies the Class designation, Certificate Interest Rate, initial Class Principal Amount and minimum denomination (by dollar amount) or Percentage Interest for each Class of Certificates (each of which, other than the Class R Certificate, represents ownership of one or more regular interests in the Upper Tier REMIC) constituting the interests in the Trust created hereunder.

REMIC 3 Class Designation	Certificate Interest Rate	Initial Class Principal Amount	Minimum Denomination or Percentage Interest

Class A1	(1)	$ 145,574,000	$ 25,000
Class A2	(2)	$1,030,866,000	$ 25,000
Class A3	(3)	$ 685,348,000	$ 25,000
Class A4	(4)	$ 787,093,000	$ 25,000
Class A-X	(5)	(6)	$1,000,000
Class B1	(7)	$ 46,688,000	$ 100,000
Class B2	(7)	$ 19,224,000	$ 100,000
Class B3	(7)	$ 10,985,000	$ 100,000
Class B4	(7)	$ 8,239,000	$ 250,000
Class B5	(7)	$ 6,865,000	$ 250,000
Class B6	(7)	$ 5,499,071	$ 250,000
Class R(9)	(8)	$ 100	100%
Class I	(10)	$ (11)	100%

___________________________

(1)

The Certificate Interest Rate of the Class A1 Certificates on any Distribution Date on or before the Auction Distribution Date will be the sum of LIBOR and 0.23% per annum, but in no event greater than the lesser of (a) the Available Funds Cap for Pool 1 for that Distribution Date and (b) 11.00% per annum.  On all Distribution Dates after the Auction Distribution Date, the Certificate Interest Rate of the Class A1 Certificates on any Distribution Date will be equal to the Available Funds Cap for Pool 1 for that Distribution Date.  The Certificate Interest Rate for the Class A1 Certificates for the first Accrual Period will be equal to an annual rate of 4.068%.

(2)

The Certificate Interest Rate of the Class A2 Certificates on any Distribution Date on or before the Auction Distribution Date will be the sum of LIBOR and 0.24% per annum, but in no event greater than the lesser of (a) the Available Funds Cap for Pool 2 for that Distribution Date and (b) 11.00% per annum.  On all Distribution Dates after the Auction Distribution Date, the Certificate Interest Rate of the Class A2 Certificates on any Distribution Date will be equal to the Available Funds Cap for Pool 2 for that Distribution Date.  The Certificate Interest Rate for the Class A2 Certificates for the first Accrual Period will be equal to an annual rate of 4.078%.

(3)

The Certificate Interest Rate of the Class A3 Certificates on any Distribution Date on or before the Auction Distribution Date will be the sum of LIBOR and 0.26% per annum, but in no event greater than the lesser of (a) the Available Funds Cap for Pool 3 for that Distribution Date and (b) 11.00% per annum.  On all Distribution Dates after the Auction Distribution Date, the Certificate Interest Rate of the Class A3 Certificates on any Distribution Date will be equal to the Available Funds Cap for Pool 3 for that Distribution Date.  The Certificate Interest Rate for the Class A3 Certificates for the first Accrual Period will be equal to an annual rate of 4.098%.

(4)

The Certificate Interest Rate of the Class A4 Certificates on any Distribution Date on or before the Auction Distribution Date will be the sum of LIBOR and 0.27% per annum, but in no event greater than the lesser of (a) the Available Funds Cap for Pool 4 for that Distribution Date and (b) 11.00% per annum.  On all Distribution Dates after the Auction Distribution Date, the Certificate Interest Rate of the Class A4 Certificates on any Distribution Date will be equal to the Available Funds Cap for Pool 4 for that Distribution Date.  The Certificate Interest Rate for the Class A4 Certificates for the first Accrual Period will be equal to an annual rate of 4.108%.

(5)

The Certificate Interest Rate for the Class A-X Certificates on any Distribution Date on or before the Auction Distribution Date will be equal to an annual rate calculated as the weighted average (weighted based on the relative Class Principal Amounts of the Class A1, Class A2, Class A3 and Class A4 Certificates immediately prior to such Distribution Date) of the excess, if any, of (a) the Net WAC applicable to Pool 1, Pool 2, Pool 3 and Pool 4 over (b) the Certificate Interest Rate for the Class A1, Class A2, Class A3 or Class A4 Certificates, respectively (provided, however, that the Certificate Interest Rate for each such Class of Certificates will be adjusted for this purpose by multiplying that Certificate Interest Rate by a fraction, the numerator of which is the actual number of days in the applicable Accrual Period and the denominator of which is 30).  The Certificate Interest Rate for the Class A-X Certificates for the first Accrual Period will be equal to an annual rate of 1.804%.  The Class A-X Certificates will not be entitled to any interest distributions on any Distribution Date after the Auction Distribution Date.

(6)

The Class A-X Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amount.  For purposes of the REMIC Provisions, the Class A-X Certificate shall represent the right to a specified portion of the interest that accrues on the LT2-A1, LT2-A2, LT2-A3 and LT2-A4 Lower Tier Interests in REMIC 2, at a per annum rate equal to the excess, if any, of (i) the interest rate on the LT2-A1, LT2-A2, LT2-A3 and LT2-A4 Lower Tier Interests over (ii) the Certificate Interest Rate on the Corresponding Class of Certificates.

(7)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will be the per annum rate equal to the weighted average of the Net WAC for each Mortgage Pool for such Distribution Date weighted based on the Group Subordinate Amount of each Mortgage Pool for such Distribution Date.

(8)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class R Certificate will be equal to the Net WAC applicable to Pool 1 for such Distribution Date.  The Certificate Interest Rate for the Class R Certificate for the First Accrual Period will be equal to an annual rate of 5.247%.

(9)

The Class R Certificate represents ownership of the residual interest in each of the Lower Tier REMICs.

(10)

The Certificate Interest Rate for the Class I Certificates shall be equal to (i) for any Distribution Date prior to the Distribution Date in September 2015, 0.00% per annum and (ii) for any Distribution Date on or after the Distribution Date in September 2015, 0.0045% per annum.  For purposes of the REMIC Provisions, the Class I Certificates will be entitled on each Distribution Date to all amounts distributed with respect to the LT2-IO Lower Tier Interest in REMIC 2.

(11)

The Class I Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amount.  The Class I Certificates will have a Class Notional Amount for each Distribution Date equal to the sum of the Pool Balances for Pool 1, Pool 2 and Pool 4 as of the beginning of the related Due Period (or in the case of the first Distribution Date, as of the Cut-off Date).

As of the Cut-off Date, the Initial Mortgage Loans had an aggregate Scheduled Principal Balance of $2,357,924,510.58.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS; ORGANIZATION

Section 1.01.  Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor Master Servicer) or the Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

Accountant:  A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accretion Directed Certificate:  None.

Accretion Termination Date:  None.

Accrual Amount:  Not applicable.

Accrual Certificate:  None.

Accrual Component:  None.

Accrual Period:  With respect to any Distribution Date and any Class of Certificates (other than the Class A1, Class A2, Class A3 and Class A4 Certificates) or Class of Lower Tier Interests, the calendar month immediately preceding the month in which the related Distribution Date occurs.  The Accrual Period for the Class A1, Class A2, Class A3 and Class A4 Certificates will be the period beginning on the Distribution Date in the calendar month preceding the month in which related Distribution Date occurs (or in the case of the first Distribution Date, beginning on the Closing Date) and ending on the day immediately preceding the related Distribution Date.

Accrued Certificate Interest:  As to any Class of Certificates and any Distribution Date, the amount of interest accrued for such Class of Certificates, during the related Accrual Period on the Class Principal Amount or Class Notional Amount of such Class of Certificates immediately preceding such Distribution Date at the applicable Certificate Interest Rate, (1) as reduced by such Class’s share of (i) any Relief Act Reduction for the related Mortgage Pool for such Distribution Date, in each case, allocable among the Senior Certificates of the related Certificate Group and the Subordinate Certificates pro rata based (x) in the case of such Senior Certificates, on the Accrued Certificate Interest otherwise distributable thereto and (y) in the case of the Subordinate Certificates, on their respective Apportioned Principal Balances.  Interest shall accrue on the Certificates (other than the Class A1, Class A2, Class A3, Class A4 and Class I Certificates) on the basis of a 360-day year comprising twelve 30-day months.  Interest will accrue on the Class A1, Class A2, Class A3, Class A4 and Class I Certificates on the basis of the actual number of days in a 360-day year.

Addition Notice:  With respect to each sale of Subsequent Mortgage Loans to the Trust pursuant to Section 2.01(b) of this Agreement, a notice from the Depositor substantially in the form of Exhibit L hereto delivered to the Trustee, the Master Servicer, the Securities Administrator, the Custodian and each Rating Agency.

Additional Collateral:  With respect to any Additional Collateral Mortgage Loan, the marketable securities or other assets subject to a security interest pursuant to a related pledge agreement.

Additional Collateral Mortgage Loan:  Each Mortgage Loan identified as such in the Mortgage Loan Schedule and as to which Additional Collateral is then required to be provided as security therefor.

Adjustment Date:  With respect to each Mortgage Loan, each adjustment date on which the related Mortgage Rate changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

Advance:  An advance of the aggregate of payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Due Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and the related Servicer (or by the Trustee as successor Master Servicer) pursuant to Section 5.04.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Subordinate Percentage:  With respect to any Distribution Date, the sum of the Class Principal Amounts of the Subordinate Certificates immediately prior to such date divided by the sum of the Pool Balances for all Mortgage Pools for the immediately preceding Distribution Date.

Aggregate Voting Interests:  The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement:  This Trust Agreement and all amendments and supplements hereto.

AP Percentage:  Not applicable.

AP Principal Distribution Amount:  Not applicable.

Apportioned Principal Balance:  As to any Class of Subordinate Certificates and any Distribution Date, the Class Principal Amount of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for all Mortgage Pools for such date.

Appraised Value:  With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

ARM Mortgage Loan:  Any Mortgage Loan held as part of the Trust Fund other than a Mortgage Loan with a fixed Mortgage Rate or Three-Year Hybrid Mortgage Loan, Five-Year Hybrid Mortgage Loan, Seven-Year Hybrid Mortgage Loan or Ten-Year Hybrid Mortgage Loan.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trust, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

Auction Administrator:  As defined in Section 6.20 hereof.

Auction Administration Agreement:  The Auction Administration Agreement dated as of September 30, 2005 between the Auction Swap Counterparty and the Auction Administrator.

Auction Call:  The payment of the proceeds of the auction under the Auction Administration Agreement and the Auction Swap Agreement on the Auction Distribution Date.

Auction Certificates:  The Class A1, Class A2, Class A3 and Class A4 Certificates.

Auction Distribution Date:  The Distribution Date in September 2008.

Auction Proceeds Account:  The account maintained by the Auction Administrator pursuant to the Auction Administration Agreement and which shall be an asset of the Trust, but not of any REMIC.

Auction Swap Agreement:  The swap agreement dated September 30, 2005 by and between the Auction Swap Counterparty and the Auction Administrator, including the ISDA Master Agreement between the Auction Swap Counterparty and the Auction Administrator, the schedule thereto and the related confirmation (GCD Ref. No. HG2F6V0 / HG2F6T0), each dated as of September 30, 2005.

Auction Swap Counterparty:  GCD.

Authenticating Agent:  Any authenticating agent appointed by the Securities Administrator pursuant to Section 6.10.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

Available Distribution Amount:  As to each Mortgage Pool and on any Distribution Date, the sum of the following amounts, without duplication:

(i)

the total amount of all cash received by the Master Servicer through the Remittance Date immediately preceding such Distribution Date and deposited by the Master Servicer in the Certificate Account no later than the Deposit Date for such Distribution Date on the Mortgage Loans of such Mortgage Pool (including Scheduled Payments, Principal Prepayments, proceeds of any Insurance Policy and any other credit support relating to such Mortgage Loans and any Subsequent Recovery or recoveries through liquidation of any REO Property), plus all Advances made by the Master Servicer or any Servicer (or the Trustee, in its capacity as successor Master Servicer) for such Distribution Date, proceeds of any repurchase by the Seller or purchase by TMI, any Compensating Interest Payment for such date, on the Distribution Date in November 2005, all amounts released from the related Pre-Funding Account, the amount of any Capitalized Interest Requirement released from the related Capitalized Interest Account and for such Distribution Date, any amounts paid by any Servicer in respect of Prepayment Interest Shortfalls in respect of the related Mortgage Loans for such date, but not including:

(A) all amounts distributed pursuant to Section 5.02 on prior Distribution Dates;

(B) all Scheduled Payments of principal and interest on the related Mortgage Loans collected but due on a date subsequent to the related Due Period;

(C) all Principal Prepayments on the related Mortgage Loans received or identified by the applicable Servicer after the applicable Prepayment Period (together with any interest payments received with such prepayments to the extent that they represent the payment of interest accrued on the related Mortgage Loans for the period subsequent to the applicable Prepayment Period);

(D) any other unscheduled collection on the related Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, received by the Master Servicer after the applicable Prepayment Period;

(E) such Mortgage Pool’s Pool Percentage of all fees and amounts due or reimbursable to the Master Servicer, the Securities Administrator, the Trustee, the Delaware Trustee, the Custodian or a Servicer pursuant to the terms of this Agreement, the applicable Custodial Agreement or the applicable Servicing Agreement;

(F) any Prepayment Penalty Amounts on the related Mortgage Loans for the related Prepayment Period; and

(G) any Retained Interest on the related Mortgage Loans for the related Due Period; and

(ii)

any other payment made by the Master Servicer, any Servicer, the Seller, the Depositor, or any other Person with respect to such Distribution Date (including the Purchase Price with respect to any Mortgage Loan purchased by the Seller, the Depositor or any other Person) with respect to the related Mortgage Pool.

Available Funds Cap:  For each of the Class A1, Class A2, Class A3 and Class A4 Certificates and any Distribution Date is equal to the product of (i) the Net WAC for the related Mortgage Pool and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Available Funds Cap Reserve Fund:  A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement, but which is not an asset of any of the REMICs.

Available Funds Cap Shortfall Amount:  With respect to any Distribution Date and each of the Class A1, Class A2, Class A3 and Class A4 Certificates, the sum of (1) any Unpaid Available Funds Cap Shortfall Amounts for such Class, plus (2) the excess, if any, of (i) the amount of Accrued Certificate Interest that would have been payable on such Class for such Distribution Date if the Certificate Interest Rate for such Class were determined without regard to clause (a) in the relevant definition of the applicable “Certificate Interest Rate” in the applicable footnote to the table under “Upper Tier REMIC” in the Preliminary Statement over (ii) the actual Accrued Certificate Interest payable on such Class for such Distribution Date.

Balloon Mortgage Loan:  Not applicable.

Balloon Payment:  Not applicable.

Bankruptcy:  With respect to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

Base Value:  With respect to any Mortgage Loan for which Additional Collateral has been pledged, the value of the Additional Collateral as determined with respect to that Mortgage Loan in accordance with the applicable underwriting guidelines.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Securities Administrator to the effect that any proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Trustee, the Master Servicer, any Servicer or the Securities Administrator.

Blanket Mortgage:  The mortgage or mortgages encumbering a Cooperative Property.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, all of the Classes of Certificates other than the Class R and Class I Certificate, will constitute Book-Entry Certificates.

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, Illinois, Minnesota, Maryland, or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed or (iii) with respect to any Remittance Date or any Servicer reporting date, a day on which banking institutions in the States specified in the definition of “Business Day” in the applicable Servicing Agreement are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account:  For each Mortgage Pool, the account created and maintained by the Securities Administrator pursuant to Section 5.11.  Such accounts shall not be assets of any REMIC.

Capitalized Interest Requirement:  As to any Distribution Date to and including the Distribution Date immediately following the end of the Pre-Funding Period and each Mortgage Pool, the sum of (A) an amount equal to the product of (i) the Net WAC of the Mortgage Loans in such Mortgage Pool divided by 12, multiplied by (ii) the excess of (a) the balance in the related Pre-Funding Account as of the Closing Date over (b) the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans included in the related Mortgage Pool that will have a scheduled interest payment included in the related Available Distribution Amount for such Distribution Date and (B) the product of (i) the weighted average Mortgage Rate of the Initial Mortgage Loans included in the related Mortgage Pool that will not have a scheduled interest payment included in the related Available Distribution Amount for such Distribution Date, weighted on the basis of the outstanding Scheduled Principal Balances of such Initial Mortgage Loans as of the beginning of the related Due Period divided by 12, and (ii) the aggregate Scheduled Principal Balance of the Initial Mortgage Loans included in the related Mortgage Pool that will not have a scheduled interest payment included in the related Available Distribution Amount for such Distribution Date.

Certificate:  Any one of the certificates signed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibit A.

Certificate Account:  The account maintained by the Securities Administrator in accordance with the provisions of Section 4.04.

Certificate Group:  The Group 1 Certificates, the Group 2 Certificates, the Group 3 Certificates or the Group 4 Certificates, as applicable.

Certificate Interest Rate:  With respect to each Class of Certificates, the applicable per annum rate specified or determined as provided in the Preliminary Statement hereto.

Certificate of Trust:  The certificate of trust in respect of the Trust filed with the Delaware Secretary of State on September 26, 2005 pursuant to Section 3810 of the DSTS.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and with respect to Certificates other than Book-Entry Certificates, the Holder.

Certificate Principal Amount:  With respect to any Certificate (other than the Class A-X and Class I Certificates), at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (plus, in the case of any Negative Amortization Certificate, any Deferred Interest allocated thereto on previous Distribution Dates, and plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date), minus (1) the amount of all principal distributions previously made with respect to such Certificate, (2) all Realized Losses allocated to such Certificate and (3) in the case of a Subordinate Certificate, any Subordinate Certificate Write down Amount allocated to such Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is made, the amount of such Subsequent Recovery shall be allocated in accordance with Section 5.09.  For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such Distribution Date.

Certificate Register and Certificate Registrar:   The register maintained and the registrar appointed pursuant to Section 3.02.  The Securities Administrator shall be the initial Certificate Registrar.

Certificateholder:  The meaning provided in the definition of “Holder.”

Class:  All Certificates bearing the same class designation, and in the case of REMIC 1 and REMIC 2, all Lower Tier Interests bearing the same designation.

Class AP Certificate:  None.

Class AP Deferred Amount:  Not applicable.

Class A Certificate:  Any of the Class A1, Class A2, Class A3 or Class A4 Certificates.

Class A1 Certificate:  Any of the Class A1 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A.

Class A2 Certificate:  Any of the Class A2 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A.

Class A3 Certificate:  Any of the Class A3 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A.

Class A4 Certificate:  Any of the Class A4 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A.

Class A-X Certificate:  Any Class A-X Certificate as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A.

Class B Certificate:  Any Class B1, Class B2, Class B3, Class B4, Class B5 or Class B6 Certificate as designated on the face hereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, A-3.

Class I Certificate:  Any Class I Certificate as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A.

Class Notional Amount:  With respect to the Class A-X Certificates and any Distribution Date, an amount equal to the aggregate Class Principal Amount of the Class A Certificates immediately prior to such Distribution Date, and with respect to the Class I Certificates and any Distribution Date, the sum of the Pool Balances for Pool 1, Pool 2 and Pool 4 as of the beginning of the related Due Period (or in the case of the first Distribution Date, as of the Cut-off Date).

Class Percentage:  With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the Class Principal Amounts of all Certificates (other than the Class A-X and Class I Certificates) immediately prior to such date.

Class Principal Amount:  With respect to each Class of Certificates (other than the Class A-X and Class I Certificates), the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.  With respect to each Class of Lower Tier Interests and any date of determination, the initial Class Principal Amount, if any, as set forth in the Preliminary Statement, as reduced by all distributions of principal and all losses previously allocated to such Class.

Class R-1 Interest:  The sole residual interest in REMIC 1.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream:  Clearstream Banking, Luxembourg, and any successor thereto.

Closing Date:  September 30, 2005.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collection Account:  A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

Compensating Interest Payment:  With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date exceeds (y) the aggregate amount actually paid by the Servicers in respect of such shortfalls; provided, that, such amount, to the extent payable by the Master Servicer for such Distribution Date, shall not exceed the aggregate Master Servicing Fees that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

Component:  Not applicable.

Component Certificate:  None.

Component Interest Rate:  None.

Component Notional Amount:  Not applicable.

Component Principal Amount:  Not applicable.

Component Writedown Amount:  Not applicable.

Conventional Loan:  A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Veterans Administration.

Converted Mortgage Loan:  Any Convertible Mortgage Loan as to which the Mortgagor thereunder has exercised its right under the related Mortgage Note to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

Converted Mortgage Loan Schedule:  With respect to each Distribution Date, a schedule listing each Convertible Mortgage Loan that has become a Converted Mortgage Loan during the immediately preceding Due Period, and the Purchase Price for each such Converted Mortgage Loan in the form attached hereto as Schedule A-2.

Convertible Mortgage Loan:  Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate converted from an adjustable rate to a fixed rate.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents:  As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trust with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Cooperative Unit:  A single-family dwelling located in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 135 South LaSalle Street, Suite 1625, Chicago, IL  60603, Attention: Global Securities and Trust Services, Thornburg 2005-3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Seller.  With respect to the Securities Administrator and the Certificate Registrar and (i) presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, Thornburg Mortgage Securities Trust 2005-3, and (ii) for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust, Thornburg Mortgage Securities Trust 2005-3.

Correspondent Sellers Guide:  The Seller’s Correspondent Sellers Guide, revised February 1, 2005 and as revised from time to time.

Corresponding Class:  With respect to any Lower Tier Regular Interest in REMIC 2, the class of Certificates listed opposite such Lower Tier Regular Interest in the table in the Preliminary Statement for REMIC 2.

Corresponding Component:  None.

Credit Score:  With respect to any Mortgage Loan, a numerical assessment of default risk with respect to the Mortgagor under such Mortgage Loan, determined on the basis of a methodology developed by Fair, Isaac & Co., Inc.

Credit Support Depletion Date:  The Distribution Date on which, after giving effect to all distributions on such date, the aggregate Certificate Principal Amount of the Subordinate Certificates is reduced to zero.

Credit Support Percentage:  As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Percentages of all Classes of Certificates that rank lower in priority than such Class.

Custodial Agreement:  Not applicable.

Custodian:  LaSalle Bank National Association, JPMorgan Chase Bank, National Association and J.P. Morgan Trust Company, National Association and their successors acting as custodian of the Mortgage Files held by it.

Cut-off Date:  As set forth for each Mortgage Loan in the Mortgage Loan Schedule.

Cut-off Date Aggregate Scheduled Principal Balance:  With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the sum of (i) the aggregate Scheduled Principal Balance for all such Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-Funding Amount.

Deferred Interest:  Not applicable.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form.

Delaware Statutory Trust Statute or DSTS:  The meaning specified in Section 1.05.

Delaware Trustee:  Wilmington Trust Company, or any successor in interest.

Deleted Mortgage Loan:  A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Deposit Date:  With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Depositor:  Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

Designated Rate:  Not applicable.

Determination Date:  With respect to each Distribution Date, the Remittance Date immediately preceding such Distribution Date.

Discount Mortgage Loan:  Not applicable.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Date:  The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in October 2005.

Document Transfer Event:  The day on which (i) Wells Fargo Bank, N.A. or any successor thereto is no longer the servicer of any of the Mortgage Loans, (ii) the senior, unsecured long-term debt rating of Wells Fargo Bank Home Mortgage, Inc., a division of Wells Fargo Bank, N.A. is less than “BBB-” by Fitch or (iii) any Rating Agency requires Wells Fargo Bank, N.A., as Servicer to deliver the Retained Mortgage Files to the Custodian.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Due Period:  With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies, including any account maintained at Wells Fargo Bank, N.A., or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Investments:  Any one or more of the following obligations or securities:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit ratings of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate Scheduled Principal Balance of all of the Mortgage Loans and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from the Rating Agencies;

(v)

commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by the Rating Agencies of any of the Certificates.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds including, any fund for which Wells Fargo Bank, N.A., the Trustee, the Master Servicer, the Securities Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or sub-custodian, notwithstanding that (x) the Master Servicer, the Securities Administrator or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Master Servicer, the Securities Administrator or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.  The Trustee specifically authorizes the Master Servicer, the Securities Administrator or an affiliate thereof to charge and collect from the Trustee, the Master Servicer and the Securities Administrator such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

Employee Mortgage Loan:  Each Mortgage Loan listed on Schedule B hereto.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  Any Class R, Class I, Class B4, Class B5 or Class B6 Certificate or any Senior Certificate or Class B1, Class B2 or Class B3 Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

ERISA-Restricted Final Maturity Reserve Certificate:  Any Senior or Subordinate Certificate or a Class I Certificate (except that the Class A3 Certificates will not be as ERISA Restricted Final Maturity Reserve Certificate after the Auction Distribution Date).

Errors and Omissions Insurance Policy:  The errors and omissions insurance policy required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Escrow Account:  Any account established and maintained by a Servicer pursuant to the applicable Servicing Agreement.

Euroclear:  Euroclear Bank, S.A./NV, as operator of the Euroclear System.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.14(a).

Excluded Assets:  As described in the first paragraph of the Preliminary Statement.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC or Freddie Mac:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fidelity Bond:  The fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Final Maturity Reserve Account:  The account created pursuant to Section 5.12 of this Agreement.

Final Maturity Reserve Amount: For each Mortgage Pool and each Distribution Date prior to the Distribution Date in September 2015, zero. For each Mortgage Pool and each Distribution Date on and after the Distribution Date in September 2015 to and including the earlier of (i) the Distribution Date in October 2035 or (ii) the termination of the Trust Fund, the product of (x) the quotient of the related Final Maturity Reserve Rate divided by 12 and (y) the related Pool Balance on the first day of the related Due Period (not including for this purpose Mortgage Loans in the related Mortgage Pool for which prepayments in full have been received and distributed in the month prior to the Distribution Date).

Final Maturity Reserve Rate: For the Mortgage Loans in Pool 1, Pool 2 and Pool 4, an annual rate of 0.0045%.  For the Mortgage Loans in Pool 3, an annual rate of 0.00%.

Final Maturity Reserve Trust: The corpus of a trust created pursuant to Section 5.12 of this Agreement and designated as the “Final Maturity Reserve Trust” consisting of the Final Maturity Reserve Account, but which is not an asset of any REMIC.

Final Scheduled Distribution Date:  For each Class of Certificates (other than the Class A-X Certificates), the Distribution Date in October 2035.  For the Class A-X Certificates, the Distribution Date in September 2008.

Fitch:  Fitch Ratings, or any successor in interest.

Five-Year Hybrid Mortgage Loans:  The Mortgage Loans set forth on Schedule D hereto.

FNMA or Fannie Mae:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

GCD:  Greenwich Capital Derivatives, Inc.

Global Securities:  The global certificates representing the Book-Entry Certificates.

GNMA or Ginnie Mae:  The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Gross Margin:  With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Group 1:  All of the Group 1 Certificates.

Group 1 Certificate:  Any Class A1 or Class R Certificate.

Group 2:  All of the Group 2 Certificates.

Group 2 Certificate:  Any Class A2 Certificate.

Group 3:  All of the Group 3 Certificates.

Group 3 Certificate:  Any Class A3 Certificate.

Group 4:  All of the Group 4 Certificates.

Group 4 Certificate:  Any Class A4 Certificate.

Group Subordinate Amount:  With respect to any Mortgage Pool and any Distribution Date, the excess of the Pool Balance of such Mortgage Pool for the immediately preceding Distribution Date over the sum of the Class Principal Amounts of the Senior Certificates (other than the Class A-X Certificates) of the related Certificate Group immediately prior to the related Distribution Date.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Delaware Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee or the Securities Administrator shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee or the Securities Administrator actually knows to be so owned shall be disregarded.  The Trustee or the Securities Administrator may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Trustee (in the case of the Securities Administrator), the Securities Administrator (in the case of the Trustee) or the Delaware Trustee in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Delaware Trustee.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Indemnified Persons:  The Trustee, the Delaware Trustee, the Master Servicer, the Depositor, the Seller and the Securities Administrator and their officers, directors, agents, employees and affiliates and with respect to the Trustee, any separate co-trustee and its officers, directors, agents, employees and affiliates.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index:  With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

Initial LIBOR Rate:  3.838%.

Initial Mortgage Loan:  A Mortgage Loan that is conveyed to the Trust Fund pursuant to this Agreement on the Closing Date.  The Initial Mortgage Loans subject to this Agreement are identified on the Mortgage Loan Schedule annexed hereto as Schedule A-1 and have an aggregate Scheduled Principal Balance as of the Cut-off Date of $2,357,924,510.58, of which $136,612,191.03 has been allocated to Pool 1, $908,129,026.89 has been allocated to Pool 2, $633,264,079.18 has been allocated to Pool 3 and $679,919,213.48 has been allocated to Pool 4.

Initial Trust Agreement:  The trust agreement dated as of September 26, 2005, among the Depositor, the Trustee and the Delaware Trustee and pursuant to which the Trust was created.

Insurance Policy:  Any Primary Mortgage Insurance Policy and any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds:  Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of the applicable Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property, (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or (iv) to be applied toward payment of any Retained Interest.

Interest Shortfall:  With respect to any Class of Certificates (other than the Class A-X and Class I Certificates) and any Distribution Date, any Accrued Certificate Interest not distributed (or added to principal) with respect to any previous Distribution Date, other than any Net Prepayment Interest Shortfalls.

Intervening Assignments:  The original intervening assignments of the Mortgage, notice of transfer or equivalent instrument.

Latest Possible Maturity Date:  The Distribution Date in October 2048.

LIBOR:  With respect to the first Accrual Period, the Initial LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM”.  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the Securities Administrator), which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate:  Any Class A1, Class A2, Class A3 or Class A4 Certificate.

LIBOR Component:  None.

LIBOR Determination Date:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificate other than the first Accrual Period.

Liquidated Mortgage Loan:  Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses:  Expenses that are incurred by the Master Servicer or any Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property and any related Additional Collateral if the Mortgaged Property and such Additional Collateral is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account and, with respect to Additional Collateral, any amounts paid under the Surety Bond.

Loan-to-Collateral Value Ratio:  With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at such date of determination less the Base Value of any related Additional Collateral and the denominator of which is the Value of the related Mortgaged Property.

Loan-to-Value Ratio:  With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

Lost Note Affidavit:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit K hereto.

Lower Tier Interest:  Any one of the interests in REMIC 1 or REMIC 2, as described in the Preliminary Statement.

Lower Tier Regular Interest:  Any Lower Tier Interest other than the LT1-R and LT2-R Interests.

Lower Tier REMIC:  Either REMIC 1 or REMIC 2 as described in the Preliminary Statement hereto.

Maintenance: With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Master Servicer:  Wells Fargo Bank, N.A., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Certification:  A written certification covering servicing of the Mortgage Loans by all Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Seller and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

Master Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the aggregate Scheduled Principal Balances of all of the Mortgage Loans as of the first day of the related Due Period.  As additional compensation and as to any Distribution Date, the Master Servicer shall be entitled to receive certain income and gain realized from the investment of funds on deposit in the Collection Account to the extent provided in Section 4.01(e).

Master Servicing Fee Rate:  0.0025% per annum.

Master Servicing Guide:  Wells Fargo Conduit and Norwest Conduit Servicing Guide, dated January, 1997, as amended July 2001.

Material Defect:  As defined in Section 2.02(d) hereof.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan (i) as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note and (ii) registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

Modifiable Mortgage Loan:  Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate modified to any adjustable rate or hybrid product offered at the time by the related originator.

Modified Mortgage Loan:  Any Modifiable Mortgage Loan as to which the related Mortgagor has exercised the right to modify the Mortgage Rate.

Modified Mortgage Loan Schedule:  With respect to each Distribution Date, a schedule listing each Modifiable Mortgage Loan in the form set forth in Schedule A-3 hereto that has become a Modified Mortgage Loan during the immediately preceding Due Period, and the Purchase Price for each such Modified Mortgage Loan.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File:  The mortgage documents listed in Section 2.01(c) pertaining to a particular Mortgage Loan required to be delivered to the Trustee or a Custodian pursuant to this Agreement.

Mortgage Loan:  A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee on behalf of the Trust pursuant to Section 2.01 or Section 2.05, including without limitation, each Initial Mortgage Loan and Subsequent Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Purchase Agreement:  The mortgage loan purchase and assignment agreement, dated as of September 1, 2005, as amended by any Transfer Supplement between the Depositor and the Seller, providing for the sale of the Mortgage Loans by the Seller to the Depositor, and all amendments thereof and supplements thereto.

Mortgage Loan Schedule:  As of any date, the list of Mortgage Loans attached hereto as Schedule A-1.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)

the applicable Mortgage Pool in which such Mortgage Loan is included;

(ii)

the Mortgage Loan identifying number;

(iii)

the Mortgagor’s name;

(iv)

the street address of the Mortgaged Property including the state and five-digit ZIP code;

(v)

a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(vi)

a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vii)

if the related Mortgage Note permits the borrower to make Scheduled Payments of interest only for a specified period of time, (a) the original number of such specified Scheduled Payments and (b) the remaining number of such Scheduled Payments as of the Cut-off Date;

(viii)

the original months to maturity;

(ix)

the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(x)

the Loan-to-Value Ratio at origination;

(xi)

the value of any Additional Collateral at origination;

(xii)

the Loan-to-Collateral Value Ratio at origination;

(xiii)

the Mortgage Rate in effect immediately following the Cut-off Date;

(xiv)

the date on which the first Scheduled Payment is or was due on the Mortgage Loan;

(xv)

the stated maturity date;

(xvi)

the Master Servicing Fee Rate and the Servicing Fee Rate, if any;

(xvii)

whether such loan is an Additional Collateral Mortgage Loan or an Employee Loan;

(xviii)

the last Due Date on which a Scheduled Payment was actually applied to the unpaid Scheduled Principal Balance;

(xix)

the original principal balance of the Mortgage Loan;

(xx)

the Scheduled Principal Balance of the Mortgage Loan on the Cut-off Date and  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xxi)

the Index and Gross Margin specified in related Mortgage Note;

(xxii)

the first Adjustment Date following the Cut-off Date, if applicable;

(xxiii)

the Maximum Mortgage Rate, if applicable;

(xxiv)

the Value of the Mortgaged Property;

(xxv)

the sale price of the Mortgaged Property, if applicable;

(xxvi)

the product code;

(xxvii)

the Retained Interest Rate, if any;

(xxviii)

the Servicer, if any, that is servicing each Mortgage Loan and the originator of the Mortgage Loan; and

(xxix)

the Cut-off Date of the Mortgage Loan.

Information set forth in clauses (iii) and (iv) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee (or Master Servicer) shall not unlawfully disclose such information except that the Trustee may disclose such information (A) if it is required to do so pursuant to a subpoena or if requested by an administrative, regulatory or other governmental authority or (B) to its attorneys, auditors or agents in connection with the performance of its duties hereunder.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date and as amended by any Transfer Supplement: (1) the number of Mortgage Loans; (2) the Scheduled Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement (including the addition of any Subsequent Mortgage Loans).

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool:  Any of Pool 1, Pool 2, Pool 3 or Pool 4.

Mortgage Rate:  As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor:  The obligor on a Mortgage Note.

Negative Amortization Certificate:  None.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of Liquidation Expenses, unreimbursed Advances, Servicing Advances and Servicing Fees payable therefore and Retained Interest, if any,  received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate:  With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate and the Retained Interest Rate (if applicable).

Net Prepayment Interest Shortfall:  With respect to each Mortgage Pool and any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans in such Mortgage Pool for such date over the sum of any amounts paid by the applicable Servicer with respect to such shortfalls and any amount that is paid by the Master Servicer in respect of such shortfalls pursuant to this Agreement.

Net WAC:  With respect to each Mortgage Pool and any Distribution Date, (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans in that Mortgage Pool at the beginning of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date), weighted on the basis of their Scheduled Principal Balances at the beginning of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date) over (ii), on and after the Distribution Date in September 2015, the related Final Maturity Reserve Rate.

Non-AP Percentage:  Not applicable.

Non-AP Senior Certificate:  Not applicable.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-Discount Mortgage Loan:  Not applicable.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder:  As defined in Section 3.03(f).

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount:  As of any Distribution Date and for each Notional Certificate, an amount equal to the Percentage Interest of the Class Notional Amount of such Notional Certificate for such Distribution Date.

Notional Certificate:  Any Class A-X or Class I Certificate.

Notional Component:  None.

Offering Document:  Either of the private placement memorandum dated September 26, 2005 relating to the Class B4, Class B5 and Class B6 Certificates, or the Prospectus.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee or the Securities Administrator, as applicable.

One-Month LIBOR:  The average of interbank offered rates for one-month U.S. dollar deposits in the London market based on quotations of major banks.

One-Month LIBOR Indexed:  Indicates a Mortgage Loan that has an adjustable Mortgage Rate calculated on the basis of the One-Month LIBOR Index.

One-Year CMT:  The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

One-Year CMT Indexed:  Indicates a Mortgage Loan that has an adjustable Mortgage Rate calculated on the basis of the One-Year CMT Index.

One-Year LIBOR:  The average of interbank offered rates for one-year U.S. dollar deposits in the London market based on quotations of major banks.

One-Year LIBOR Indexed:  Indicates a Mortgage Loan that has an adjustable Mortgage Rate calculated on the basis of the One-Year LIBOR Index.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee or the Securities Administrator, as applicable, and who may be in-house or outside counsel to the Seller, the Depositor, the Master Servicer, the Securities Administrator or the applicable Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the taxation, or the federal income tax status, of each REMIC.  For purposes of Section 2.01(d)(i), the Opinion of Counsel referred to therein may take the form of a memorandum of law or other acceptable assurance.

Optional Securities Purchase Date:  The first Distribution Date that the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 20% of the Cut-off Date Aggregate Scheduled Principal Balance.

Optional Securities Purchase Right:  The right of TMI to purchase the outstanding Certificates in accordance with Section 7.05.

Original Capitalized Interest Amount:  The aggregate amount deposited by the Depositor on the Closing Date into the Capitalized Interest Accounts which is $2,267,764.22 (of which $103,012.64 has been allocated to the Pool 1 Capitalized Interest Account, $841,753.50 has been allocated to the Pool 2 Capitalized Interest Account, $421,718.79 has been allocated to the Pool 3 Capitalized Interest Account and $901,279.29 has been allocated to the Pool 4 Capitalized Interest Account) and which may be used by the Securities Administrator during the Pre-Funding Period as set forth herein.

Original Credit Support Percentage:  With respect to each Class of Subordinate Certificates, the Credit Support Percentage for such Class of Certificates on the Closing Date.

Original Subordinate Amount:  The sum of the Group Subordinate Amounts for all four Mortgage Pools on the Closing Date.

Original Value:  The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Paying Agent:  Any paying agent appointed pursuant to Section 3.08.  The Securities Administrator shall be the initial Paying Agent.

Percentage Interest:  With respect to any Certificate and the related Class, such Certificate’s percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount or Notional Amount thereof divided by the initial Class Principal Amount or Class Notional Amount, as applicable, of all Certificates of the same Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Placement Agent:  Lehman Brothers Inc.

Plan Asset Regulations:  The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

Pool 1:  The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1 Mortgage Loan:  Any Mortgage Loan in Pool 1.

Pool 2:  The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 2 Mortgage Loan:  Any Mortgage Loan in Pool 2.

Pool 3:  The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3.

Pool 3 Mortgage Loan:  Any Mortgage Loan in Pool 3.

Pool 4:  The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 4.

Pool 4 Mortgage Loan:  Any Mortgage Loan in Pool 4.

Pool Balance:  As to each Mortgage Pool and any date of determination, the sum of the Scheduled Principal Balances of each Mortgage Loan included in such Mortgage Pool for such date of determination plus, during the Pre-Funding Period, the amount of the Pre-Funding Amount applicable to such Mortgage Pool which has not been previously applied towards the purchase of Subsequent Mortgage Loans as of such date of determination or distributed to the Seller.

Pool Percentage:  With respect to each Mortgage Pool and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the aggregate of the Pool Balances of Pool 1, Pool 2, Pool 3 and Pool 4 on such date for such date.

Pre-Funding Account:  Each account established and maintained by the Securities Administrator pursuant to Section 5.10 hereof.  The Pre-Funding Accounts shall not be an asset of any REMIC.

Pre-Funding Amount:  The aggregate amount deposited by the Depositor on the Closing Date into the Pre-Funding Accounts which is $388,456,661.10 (of which $14,320,916.00 has been allocated to the Pool 1 Pre-Funding Account, $160,680,619.54 has been allocated to the Pool 2 Pre-Funding Account, $77,310,267.00 has been allocated to the Pool 3 Pre-Funding Account and $136,144,858.56 has been allocated to the Pool 4 Pre-Funding Account) and which may be used by the Securities Administrator during the Pre-Funding Period solely to purchase Subsequent Mortgage Loans on behalf of the Trust.

Pre-Funding Period:  The period beginning on the Closing Date and ending on October 31, 2005.

Prepayment Interest Shortfall:  With respect to any Distribution Date and any Principal Prepayment in part or in full, the difference between (i) one full month’s interest at the applicable Net Mortgage Rate (after giving effect to any applicable Relief Act Reduction) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for such calendar month actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Penalty Amounts:  With respect to any Distribution Date, all premiums or charges paid by the obligors under the Mortgage Notes due to Principal Prepayments collected by the applicable Servicer during the immediately preceding Prepayment Period, if any, but only to the extent required to be remitted under the terms of the related Servicing Agreement.

Prepayment Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Primary Mortgage Insurance Policy:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

Principal Amount Schedules:  Not applicable.

Principal Only Certificate:  Not applicable.

Principal Prepayment:  Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing Agreement that is not accompanied by an amount of interest representing the scheduled payment of interest due on any Due Date in any month or months subsequent to the related Prepayment Period.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated September 26, 2005, together with the accompanying prospectus dated September 26, 2005, relating to each Class of the Senior Certificates and the Class B1, Class B2 and Class B3 Certificates.

Purchase Account:  As defined in Section 7.05(a) hereof.

Purchase Price:  With respect to the repurchase or purchase of a Mortgage Loan pursuant to Sections 2.02(d), 7.04(a), 7.04 (b) and 7.04(c) of this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date immediately preceding the related Distribution Date and (c) any unreimbursed Servicing Advances with respect to such Mortgage Loan plus (d) in the case of a Mortgage Loan required to be repurchased pursuant to Section 2.02(d), the amount of any costs and damages incurred by the Trust as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of such Mortgage Loan.  The Master Servicer or the applicable Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made with respect to such Mortgage Loan that are reimbursable to the Master Servicer or such Servicer under this Agreement or the related Servicing Agreement, as well as any unreimbursed Servicing Advances and accrued and unpaid Master Servicing Fees or Servicing Fees, as applicable.

QIB:  As defined in Section 3.03(c).

Qualified GIC:  A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a)

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b)

provide that the Securities Administrator may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Securities Administrator shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Securities Administrator;

(d)

provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(e)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

Qualifying Substitute Mortgage Loan:  In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan; provided, however, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate net of the applicable Master Servicing Fee and the applicable Servicing Fee from the date as to which interest was last paid through the end of the Due Period in which such substitution occurs, shall be paid by the party effecting such substitution to the Securities Administrator for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan and will be a Discount Mortgage Loan if the Deleted Mortgage Loan was a Discount Mortgage Loan or a Non-Discount Mortgage Loan if the Deleted Mortgage Loan was a Non-Discount Mortgage Loan; (iii) has a remaining stated term to maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv) (A) has a Loan-to-Value Ratio as of the date of such substitution of not greater than 80%, provided, however, that if the related Deleted Mortgage Loan has a Loan-to-Value Ratio of greater than 80%, then the Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than 80% but shall not be greater than the Loan-to-Value Ratio of the related Deleted Mortgage Loan and (B) the addition of such substitute Mortgage Loan does not increase the weighted average Loan-to-Value Ratio of the related Mortgage Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan; (vii) if applicable, has the same Index as and a margin not less than that of the related Deleted Mortgage Loan; (viii) has not been delinquent for a period of more than 30 days more than once in the twelve months immediately preceding such date of substitution; (ix) is covered by a Primary Mortgage Insurance Policy if the related Deleted Mortgage Loan is so covered, and the Loan-to-Value Ratio of such Mortgage Loan is greater than 80%; (x) has a Credit Score not greater than 20 points lower than the Credit Score of the related Deleted Mortgage Loan, provided, however, that if the Deleted Mortgage Loan does not have a Credit Score, then such substitute Mortgage Loan shall have a Credit Score equal to or greater than 700; (xi) has its initial adjustment date within three months of the related Adjustment Date; (xii) will become a Mortgage Loan in the same Mortgage Pool as the Deleted Mortgage Loan; and (xiii) has a gross margin no less than the related Deleted Mortgage Loan.  In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined such that the aggregate Scheduled Principal Balance of all such substitute Mortgage Loans shall not exceed the aggregate Scheduled Principal Balance of all Deleted Mortgage Loans and (b) each of (1) the rate referred to in clause (ii) above, (2) the remaining term to stated maturity referred to in clause (iii) above, (3) the Loan-to-Value Ratio referred to in clause (iv) above and (4) the Credit Score referred to in clause (x) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Final Scheduled Distribution Date of any Class of Certificates.  Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee.

Rating Agency:  Each of Moody’s and S&P.

Realized Loss:  (a) With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the date as to which interest was last paid up to the last day of the month of such liquidation, minus (iii) Liquidation Proceeds received, net of amounts that are reimbursable to the Master Servicer or the applicable Servicer with respect to such Mortgage Loan (other than Advances of principal and interest) including expenses of liquidation and (b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the unpaid principal balance of such Mortgage Loan immediately prior to such Deficient Valuation and the unpaid principal balance of such Mortgage Loan as reduced by the Deficient Valuation.  In determining whether a Realized Loss on a Liquidated Mortgage Loan is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan (including payment of any Retained Interest), then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date:  With respect to any Distribution Date and each Class of Certificates (other than the Class A Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.  The “Record Date” for the Class A Certificates and each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date.

Redemption Certificate:  None.

Reference Banks:  Not applicable.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation S:  Regulation S promulgated under the Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Global Security:  The meaning specified in Section 3.01(c).

Relief Act Reduction:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Service members Civil Relief Act or similar state law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC:  Each of REMIC 1, REMIC 2 and the Upper Tier REMIC, as described in the Preliminary Statement to this Agreement.

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 86OG of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the applicable Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).

Remittance Report:  The meaning specified in Section 4.03(a).

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Required Reserve Fund Deposit:  For any Distribution Date, an amount equal to the lesser of (i) the Accrued Certificate Interest for the Class A-X Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Available Funds Cap Reserve Fund to an amount equal to the excess, if any, of the Available Funds Cap Shortfall Amounts for such Distribution Date with respect to the Class A Certificates over the Yield Maintenance Amounts received for that Distribution Date.

Reserve Interest Rate:  Not applicable.

Reset Date:  Not applicable.

Residential Dwelling:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

Residual Certificate:  Any Class R Certificate.

Responsible Officer:  When used with respect to the Trustee or the Securities Administrator, any director, any vice president, any assistant vice president, any associate, any trust officer, or any other officer of the Trustee or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers, associated in its corporate trust department or other department, as applicable, and having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Certificate:  Any Class I, Class B4, Class B5 or Class B6 Certificate and any Restricted Global Security.

Restricted Global Security:  The meaning specified in Section 3.01(c).

Retained Interest:  Interest in respect of each Employee Mortgage Loan, retained by the Retained Interest Holder at the Retained Interest Rate.

Retained Interest Holder:  With respect to each Employee Mortgage Loan, the Seller or any successor in interest by assignment or otherwise.

Retained Mortgage File:  As to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items (iii), and (vi) through (xi) of Section 2.01(c) that are to be delivered to the Trustee, as Custodian subsequent to a Document Transfer Event.

Retained Interest Rate:  For each Due Period, 0.00% per annum; provided, however, if the related Mortgagor of the Employee Mortgage Loan ceases to be an employee of the Seller or its Affiliates, the amount of the increase in the per annum rate set forth in the related Mortgage Note and in Schedule B hereto.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Scheduled Payment:  Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equal to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.  In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Due Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Due Period.

Scheduled Principal Amount:  Not applicable.

Scheduled Principal Balance:  With respect to (i) any Mortgage Loan as of any date of determination, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date (with respect to the Initial Mortgage Loans) or Subsequent Cut-off Date (with respect to the Subsequent Mortgage Loans), after giving effect to principal payments due on or before the Cut-off Date or Subsequent Cut-off Date, as applicable, whether or not received, less an amount equal to principal payments due after the Cut-off Date or Subsequent Cut-off Date, as applicable, and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by the applicable Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the Prepayment Period immediately preceding such date of determination) and (ii) any REO Property as of any date of determination, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trust (reduced by any amount applied as a reduction of principal on the Mortgage Loan).  With respect to any Mortgage Loan as of the Cut-off Date or Subsequent Cut-off Date, as applicable, the principal balance of such Mortgage Loan as specified in the Mortgage Loan Schedule.  The Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

Securities Act:  As defined in Section 3.03(c).

Securities Administrator:  Wells Fargo Bank, N.A., or any successor in interest, or if any successor securities administrator shall be appointed as herein provided, then such successor securities administrator.

Security Agreement:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller:  Thornburg Mortgage Home Loans, Inc., a Delaware corporation, or any successor in interest.

Senior Certificate:  Any Class A1, Class A2, Class A3, Class A4, Class A-X or Class R Certificate.

Senior Percentage:  With respect to each Mortgage Pool and any Distribution Date, the percentage equivalent (which shall not be greater than 100%) of a fraction, the numerator of which is the sum of the Class Principal Amounts of each Class of Senior Certificates related to such Mortgage Pool immediately prior to such Distribution Date, and the denominator of which is the related Pool Balance as of the beginning of the related Due Period.

Senior Prepayment Percentage:  With respect to each Mortgage Pool and any Distribution Date occurring during the seven years beginning on the first Distribution Date and ending on the Distribution Date in September 2012, 100%.  With respect to each Mortgage Pool and for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date, the related Senior Percentage plus the following percentage of the related Subordinate Percentage for such Distribution Date: for any Distribution Date in the first year thereafter, 70%; for any Distribution Date in the second year thereafter, 60%; for any Distribution Date in the third year thereafter, 40%; for any Distribution Date in the fourth year thereafter, 20%; and for any subsequent Distribution Date, 0%; provided, however, (i) if on any of the foregoing Distribution Dates the Senior Percentage for a Mortgage Pool exceeds the initial Senior Percentage for such Mortgage Pool, the Senior Prepayment Percentage for each Mortgage Pool for such Distribution Date shall once again equal 100% for such Distribution Date and (ii) if on any Distribution Date before the Distribution Date in October 2008, prior to giving effect to any distributions on such Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, then the Senior Prepayment Percentage for each Mortgage Pool and such Distribution Date will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date and (iii) if on any Distribution Date on or after the Distribution Date in October 2008, prior to giving effect to any distributions on such Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, then the Senior Prepayment Percentage for each Mortgage Pool for such Distribution Date will equal the related Senior Percentage for such Distribution Date.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Mortgage Pool below the level in effect for the most recent prior period specified above will be effective if, as of that Distribution Date as to which any such decrease applies, (1) the average outstanding principal balance on that Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) is greater than or equal to 50% of the sum of the Group Subordinate Amounts for all Mortgage Pools immediately prior to such Distribution Date or (2) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date prior to the third anniversary of the first Distribution Date, 20% of the Original Subordinate Amount, (b) with respect to the Distribution Date on or after the third anniversary, and prior to the eighth anniversary, of the first Distribution Date, 30% of the Original Subordinate Amount, (c) with respect to the Distribution Date on or after the eighth anniversary, and prior to the ninth anniversary, of the first Distribution Date, 35% of the Original Subordinate Amount, (d) with respect to the Distribution Date on or after the ninth anniversary, and prior to the tenth anniversary, of the first Distribution Date, 40% of the Original Subordinate Amount, (e) with respect to the Distribution Date on or after the tenth anniversary, and prior to the eleventh anniversary, of the first Distribution Date, 45% of the Original Subordinate Amount and (f) with respect to the Distribution Date on or after the eleventh anniversary of the first Distribution Date, 50% of the Original Subordinate Amount. After the Class Principal Amount of each Class of Senior Certificates in any Certificate Group has been reduced to zero, the Senior Prepayment Percentage for the related Mortgage Pool will be 0%.

Senior Principal Distribution Amount:  For each Mortgage Pool and any Distribution Date, the sum of the following amounts:

(i)

the product of (a) the related Senior Percentage for such date and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in such Mortgage Pool due during the related Due Period;

(ii)

the product of (a) the related Senior Prepayment Percentage for such date and (b) each of the following amounts:  (1) each Principal Prepayment on the Mortgage Loans in such Mortgage Pool collected during the related Prepayment Period, (2) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal received on Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in such Mortgage Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Securities Administrator during the related Prepayment Period and (4) on the Distribution Date in November 2005, any amounts released from the related Pre-Funding Account;

(iii)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in such Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage for such date and the Scheduled Principal Balance of such related Mortgage Loan at the time of liquidation; and

(iv)

any amounts described in clauses (i) through (iii) above for any previous Distribution Date that remain unpaid.

If on any Distribution Date the Class Principal Amount of each Class of Senior Certificates in any Certificate Group has been reduced to zero, the Senior Principal Distribution Amount for such Certificate Group for such date (following such reduction) and each subsequent Distribution Date shall be zero.

Servicer:  Any Servicer that has entered into any of the Servicing Agreements listed on Exhibit E hereto or any Servicer that services the Mortgage Loans pursuant to the Correspondent Sellers Guide as Securitized Loans (as defined therein), or any successor in interest and any servicing agreement entered into between a servicer and the Seller pursuant to the terms of this Agreement with respect to the Subsequent Mortgage Loans.  Initially, the Servicers are Thornburg Mortgage Home Loans, Inc., First Republic Bank, JPMorgan Chase Bank, National Association, Wells Fargo Bank, N.A., Countrywide Home Loans, Inc., PHH Mortgage Corporation and Colonial Savings, F.A.

Servicing Advances:  Expenditures incurred by a Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the applicable Servicing Agreement.

Servicing Agreement:  The servicing agreements relating to the Mortgage Loans as set forth in Exhibit E hereto, servicing arrangements for any Mortgage Loans under the Correspondent Sellers Guide and any servicing agreement entered into between a servicer and the Seller pursuant to the terms of this Agreement with respect to the Subsequent Mortgage Loans, and any other servicing agreement entered into between a successor servicer and the Seller or the Trustee on behalf of the Trust pursuant to the terms hereof.

Servicing Fee:  The Servicing Fee specified in the applicable Servicing Agreement.

Servicing Fee Rate:  With respect to a Servicer and each Mortgage Loan, as specified in the applicable Servicing Agreement.

Servicing Officer:  Any officer of the Master Servicer involved in or responsible for the administration and servicing or master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Master Servicer to the Trustee, as such list may from time to time be amended.

Seven-Year Hybrid Mortgage Loans:  The Mortgage Loans set forth on Schedule E hereto.

Significant Modification:  As defined in Section 7.04 hereof.

Significant Modification Loan:  As defined in Section 7.04 hereof.

Six-Month LIBOR:  The average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks.

Six-Month LIBOR Indexed:  Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the Six-Month LIBOR Index.

Specified Rating:  Not applicable.

Startup Day:  The day designated as such pursuant to Section 10.01(b) hereof.

Subordinate Certificate:  Any Class B Certificate.

Subordinate Certificate Writedown Amount:  As to any Distribution Date, the amount, if any, by which (i) the sum of the Class Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Amounts of the Certificates on such Distribution Date) exceeds (ii) the aggregate Scheduled Principal Balance of all the Mortgage Loans for such Distribution Date.

Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to such Distribution Date.

Subordinate Component Percentage: Not applicable.

Subordinate Percentage:  With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Distribution Date.

Subordinate Prepayment Percentage:  With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

Subordinate Principal Distribution Amount:  With respect to each Mortgage Pool and each Distribution Date, the sum of the following:

(i)

the product of (a) the related Subordinate Percentage for such Distribution Date and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in such Mortgage Pool due during the related Due Period;

(ii)

the product of (a) the related Subordinate Prepayment Percentage for such date and (b) each of the following amounts:  (1) each Principal Prepayment on the Mortgage Loans in such Mortgage Pool collected during the related Prepayment Period, (2) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal on Mortgage Loans in such Mortgage Pools received during the related Prepayment Period, (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in such Mortgage Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Securities Administrator during the related Prepayment Period and (4) on the Distribution Date in November 2005, any amounts released from the related Pre-Funding Account;

(iii)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in such Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (less any related amount paid pursuant to subsection (iii) of the definition of Senior Principal Distribution Amount for the related Mortgage Pool); and

(iv)

any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

Subsequent Cut-off Date:  The date specified as the cut-off date with respect to a Subsequent Mortgage Loan in the related Transfer Supplement, which shall be no later than October 31, 2005.

Subsequent Mortgage Loan:  A Mortgage Loan that is conveyed as of a Transfer Date to the Trust Fund by the Depositor pursuant to a Transfer Supplement to the Mortgage Loan Purchase Agreement, which Mortgage Loan shall be identified in such Transfer Supplement and added by the Depositor to the Mortgage Loan Schedule.

Subsequent Recovery:  Any amount recovered by the related Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

Substitution Amount:  The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan or the aggregate Scheduled Principal Balance of all Deleted Mortgage Loans exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance of all Qualifying Substitute Mortgage Loans, as applicable, plus unpaid interest thereon at the applicable Net Mortgage Rate from the date on which interest was first paid through the end of the Due Period in which such substitution occurs, and any related unpaid Advances, Servicing Advances, Master Servicing Fees and Servicing Fees.

Surety:  Ambac Assurance Corporation, or its successors in interest.

Surety Bond:  The Limited Purpose Surety Bond (Policy No. AB0039BE), issued by the Surety for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Mortgage Loans.

Telerate Page 3750:  The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Securities Administrator as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Ten-Year Hybrid Mortgage Loans:  The Mortgage Loans set forth on Schedule F hereto.

Termination Price:  As defined in Section 7.01 hereof.

Thornburg:  Thornburg Mortgage Home Loans, Inc., a Delaware corporation, or any successor in interest.

Three-Year CMT:  The weekly average yield on United States Treasury securities adjusted to a constant maturity of three years as published by the Federal Reserve Board in Statistical Release H.15(519).

Three-Year CMT Indexed:  Indicates a Mortgage Loan that has an adjustable Mortgage Rate calculated on the basis of the Three-Year CMT Index.

Three-Year Hybrid Mortgage Loans:  The Mortgage Loans set forth on Schedule C hereto.

Title Insurance Policy:  A title insurance policy maintained with respect to a Mortgage Loan.

TMI:  Thornburg Mortgage, Inc., a Maryland corporation, and its successors and assigns.

Transfer Agreement:  Not applicable.

Transfer Date:  Any date during the Pre-Funding Period on which Subsequent Mortgage Loans are conveyed by the Depositor to the Trust pursuant to Section 2.01(b), as specified in the applicable Transfer Supplement.

Transfer Price:  With respect to any Subsequent Mortgage Loan, the price specified in the related Transfer Supplement which shall be no less than the outstanding principal balance of such Subsequent Mortgage Loan as of the Subsequent Cut-off Date specified in the related Transfer Supplement.

Transfer Supplement:  With respect to each sale of Subsequent Mortgage Loans from the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the transfer supplement entered into between the Seller and the Depositor, substantially in the form of Schedule IV to the Mortgage Loan Purchase Agreement.

Transferor:  Not applicable.

Trust:  Thornburg Mortgage Securities Trust 2005-3, a Delaware statutory trust created pursuant to the Certificate of Trust and the terms of the Initial Trust Agreement.

Trust Fund:  The corpus of the Trust created pursuant to this Agreement, consisting of the Mortgage Loans (other than any Retained Interest and any Prepayment Penalty Amounts), the assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement, the Additional Collateral, the Surety Bond, such amounts as shall from time to time be held in the Collection Account, the Certificate Account, the Pre-Funding Accounts, the Capitalized Interest Accounts, any Escrow Account, the Yield Maintenance Agreements, the Yield Maintenance Account, the Auction Proceeds Account, the Auction Swap Agreement, the Insurance Policies, any REO Property, the Available Funds Cap Reserve Fund, the Final Maturity Reserve Account and the other items referred to in, and conveyed to the Trust under Section 2.01(a).

Trust Rate:  Not applicable.

Trustee:  LaSalle Bank National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Fee:  As to any Distribution Date, an amount equal to the product of the Trustee Fee Rate and the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the first day of the related Due Period in the aggregate.

Trustee Fee Rate:  0.00030% per annum.

Undercollateralization Distribution:  As defined in Section 5.02(e)(ii).

Undercollateralized Group:  With respect to any Distribution Date, the Senior Certificates (other than the Class A-X Certificates) of any Certificate Group as to which the sum of the aggregate Certificate Principal Amount thereof, after giving effect to distributions pursuant to Sections 5.02(a) on such Distribution Date, is greater than the Pool Balance of the related Mortgage Pool for such Distribution Date.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 7 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Available Funds Cap Shortfall Amounts:  With respect to any Distribution Date and each of the Class A1, Class A2, Class A3 and Class A4 Certificates, the aggregate of all Available Funds Cap Shortfall Amounts with respect to such Class of Certificates remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate determined without regard to clause (a) of the definition of the applicable “Certificate Interest Rate” in the applicable footnote to the table under “Upper Tier REMIC” in the Preliminary Statement to the extent not paid on prior Distribution Dates.

Value:  With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i)

the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

Voting Interests:  The portion of the voting interests of all of the Certificates which is allocated to any Certificate.  98% of the voting interests shall be allocated among the Classes of Certificates (other than the Class A-X Certificate, Class I Certificate and Class R Certificate), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class and the denominator of which is the aggregate of the Class Principal Amounts then outstanding, and 1% of the voting interests shall be allocated to the Class A-X Certificates and 1% of the voting interests shall be allocated to the Class R Certificate; provided, however, that when none of the Certificates, other than the Class R Certificate, is outstanding, 100% of the voting interests shall be allocated to the Holder of the Class R Certificate.  The voting interests allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction, the numerator of which is the Certificate Principal Amount or Notional Amount of each Certificate of such Class and the denominator of which is the Class Principal Amount or Class Notional Amount of such Class; provided, further, that any Certificate registered in the name of the Master Servicer, the Securities Administrator, the Trustee, the Delaware Trustee or any of their respective affiliates shall not be included in the calculation of Voting Interests.

Yield Maintenance Account:  The account maintained by the Securities Administrator pursuant to Section 5.07 which shall be entitled “Yield Maintenance Account, Wells Fargo Bank, N.A., in trust for the registered Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3” and which must be an Eligible Account.

Yield Maintenance Agreement:  Each interest rate cap agreement, by and between the Yield Maintenance Counterparty and the Securities Administrator, including the ISDA Master Agreement between the Yield Maintenance Counterparty and the Securities Administrator, the schedule thereto and the related confirmations (Ref. No. IRG6844242 2A/B, Ref. No. IRG 6844172 2A/B, Ref. No. IRG 6844246 2A/B and Ref. No. IRG 6844288 2A/B), each dated as of September 30, 2005.

Yield Maintenance Amounts:  For each Yield Maintenance Agreement and any Distribution Date, the amount, if any, to be paid by the Yield Maintenance Counterparty to the Securities Administrator pursuant to such Yield Maintenance Agreement, as calculated by the Yield Maintenance Counterparty and based on information in the Remittance Report delivered to it pursuant to Section 4.03.

Yield Maintenance Counterparty:  The Royal Bank of Scotland plc.

Section 1.02.  Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer.  The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer.

Section 1.03.  Name of Trust.

The name of the Trust is “Thornburg Mortgage Securities Trust 2005-3,” in which name the Trustee may conduct the business and affairs of the Trust, make and execute contracts and agreements on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 1.04.  Office.

The office of the Trust shall be in care of the Trustee.  In the case of the Trustee, the office of the Trust shall be located at its Corporate Trust Office, or at such other address as the Trustee may designate by written notice to the Certificateholders, each Rating Agency and the other parties to this Agreement.

Section 1.05.  Declaration of Trust.

Under the Initial Trust Agreement and effective as of the date hereof, the Depositor appointed LaSalle Bank National Association as Trustee of the Trust, to have all the rights powers and duties set forth herein.  Under the Initial Trust Agreement and effective as of the date hereof, the Depositor appointed Wilmington Trust Company to act as Delaware Trustee.  It is the intention of the parties hereto that the Trust constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time (the “Delaware Statutory Trust Statute” or “DSTS”), and that this Agreement amends and restates in its entirety the Initial Trust Agreement and constitutes the governing instrument of such statutory trust.  Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth in the DSTS Statute with respect to accomplishing the purposes of the Trust.  It is hereby confirmed that the Trustee and the Delaware Trustee were authorized to execute the Initial Trust Agreement and to file a Certificate of Trust with the Secretary of State of Delaware, on behalf of the Trust.

Section 1.06.  Purpose and Powers.

The purposes of the Trust are (i) to issue the Certificates and to sell the Certificates to or at the direction of the Depositor; (ii) with the proceeds of the sale of the Certificates, to purchase the Mortgage Loans and all related assets and to pay any organizational start-up and transactional expenses of the Trust; (iii) to enter into this Agreement and to perform its obligations hereunder; (iv) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and (v) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with the conservation of the assets of the Trust and the making of distributions to the Certificateholders.  The Trust is hereby authorized to engage in the foregoing activities.  The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement.

Section 1.07.  Liability of the Certificateholders.

The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 1.08.  Title To Trust Property.

Legal title to the assets of the Trust shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be, and in each case on behalf of the Trust.  The Certificateholders shall not have legal title to any part of the assets of the Trust.  No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the assets of the Trust.  The Trustee, in such capacity and in its capacity as Custodian, and the Securities Administrator are hereby authorized to hold all assets of the Trust on behalf of the Trust, for the benefit of the Certificateholders.

Section 1.09.  Situs of Trust.

The Trust will be located in the State of Delaware and administered in the States of Delaware, Illinois, Maryland and Minnesota.  Nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of Delaware.  The Trust may also be qualified to do business in the State of New York.

Section 1.10.  The Delaware Trustee.

(a)

The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTS that the Trust have at least one trustee with a principal place of business in the State of Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties, obligations or liabilities of the Trustee.

(b)

The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the DSTS.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Certificateholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.  The Delaware Trustee shall have no liability for the acts or omissions of the Trustee.  Except as provided above, the Delaware Trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the Trust or the Certificateholders.

(c)

The Delaware Trustee may be removed by the Trustee upon 30 days prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon 30 days prior written notice to the Trustee. No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware Trustee.  If no successor has been appointed within such 30 day period, the Delaware Trustee or the Trustee may, at the expense of the Trust, petition a court to appoint a successor Delaware Trustee.

(d)

Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

(e)

The Delaware Trustee shall be entitled to all of the same rights, protections indemnities and immunities under this Agreement and with respect to the Trust as the Trustee.  No amendment or waiver of any provision of this Agreement which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

The Delaware Trustee shall not be liable for the acts or omissions of the Trustee, nor shall the Delaware Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Trustee or the Trust under this Agreement or any related document.  The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence.  In particular, but not by way of limitation:

(i)

the Delaware Trustee shall not be personally liable for any error of judgment made in good faith;

(ii)

no provision of this Agreement shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)

under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(iv)

the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any other party hereto;

(v)

the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.  The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the Trustee, the Securities Administrator or the Master Servicer, as applicable, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vi)

in the exercise or administration of the Trust hereunder, the Delaware Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with due care and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; and

(vii)

except as expressly provided in this Section 1.10, in accepting and performing the trusts hereby created the Delaware Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Fund for payment or satisfaction thereof.

(f)

In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State of Delaware in accordance with Section 3810 of the DSTS, indicating the change of such Delaware Trustee’s identity.  In addition, until the termination of the Trust and this Agreement, the Delaware Trustee shall at all times fulfill the requirements of the DSTS.

(g)

Upon the winding up of the Trust, the Delaware Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State of Delaware in accordance with Section 3810 of the DSTS.

Section 1.11.  Separateness Provisions.

The Trust shall not commingle its assets with those of any other entity.  The Trust shall maintain its financial and accounting books and records separate from those of any other entity.  Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity.  The Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets except as specifically provided for herein.  The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor or any of its Affiliates.  The Trust shall not engage in any business activity other than as contemplated by this Agreement and related documentation.  The Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by this Agreement and related documentation.  Other than as contemplated by this Agreement and related documentation, the Trust shall not follow the directions or instructions of the Depositor.  The Trust shall conduct its own business in its own name.  The Trust shall observe all formalities required under the DSTS.  The Trust shall not hold out its credit as being available to satisfy the obligations of any other person or entity.  The Trust shall not acquire the obligations or securities of its Affiliates or the Seller.  Other than as contemplated by this Agreement and related documentation, the Trust shall not pledge its assets for the benefit of any other person or entity.  The Trust shall correct any known misunderstanding regarding its separate identity.  The Trust shall not identify itself as a division of any other person or entity.

For accounting purposes, the Trust shall be treated as an entity separate and distinct from any Certificateholder.  The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.  This Agreement is and shall be the only agreement among the parties hereto with respect to the creation, operation and termination of the Trust.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a)

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee on behalf of the Trust, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Initial Mortgage Loans (other than Retained Interest or any Prepayment Penalty Amounts).  Such conveyance includes, without limitation, the right to all distributions of principal and interest (other than any Retained Interest or any Prepayment Penalty Amounts) received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Depositor’s right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, the Pre-Funding Accounts and all amounts from time to time credited to and the proceeds of the Pre-Funding Accounts, the Capitalized Interest Accounts and all amounts from time to time credited to and the proceeds of the Capitalized Interest Accounts, the Final Maturity Reserve Account and all amounts from time to time credited to and the proceeds of the Final Maturity Reserve Trust, the Yield Maintenance Account and all amounts from time to time credited to and the proceeds of the Yield Maintenance Account, the Auction Proceeds Account and all amounts from time to time credited to and the proceeds of the Auction Proceeds Account, any Escrow Account established pursuant to Section 9.06 hereof and all amounts from time to time credited to and the proceeds of any such Escrow Account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, and the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it (or its Custodians) or the Securities Administrator has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trust or the Trustee on behalf of the Trust all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreements to the extent assigned to the Depositor in the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Initial Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In addition, with respect to any Additional Collateral Mortgage Loan, the Depositor does hereby transfer, assign, set-over and otherwise convey to the Trustee on behalf of the Trust without recourse (except as provided herein) (i) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Additional Collateral Mortgage Loan, (ii) its security interest in and to any Additional Collateral, (iii) its right to receive payments in respect of any Additional Collateral Mortgage Loan pursuant to the related Servicing Agreement, and (iv) its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Mortgage Loan conveyed to the Trust.

(b)

On each Transfer Date occurring during the Pre-Funding Period, provided that each condition set forth in this Section 2.01(b) is satisfied, the Depositor shall convey to the Trust, and the Trust shall purchase pursuant to this Section 2.01(b), all Subsequent Mortgage Loans which satisfy the criteria set forth in this Section 2.01(b) then offered for sale by the Depositor; provided, however, that the aggregate Transfer Price  for such Subsequent Mortgage Loans shall not exceed the Pre-Funding Amount.

Subject to the conditions set forth in this Section 2.01(b), in consideration of the Securities Administrator’s delivery on the related Transfer Date to the Depositor or its designee, or upon the order of the Depositor, of the Transfer Price for the related Subsequent Mortgage Loans from amounts on deposit in the related Pre-Funding Account, the Depositor shall, on each Transfer Date, sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to each Subsequent Mortgage Loan then being transferred (including all interest and principal thereon received with respect to such Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date specified in the Transfer Supplement (other than any Retained Interest or any Prepayment Penalty Amounts)) identified in the Addition Notice delivered by the Depositor on such Transfer Date and all items in the related Mortgage File.

In connection therewith, the Depositor shall amend the Mortgage Loan Schedule to reflect the inclusion of each such Subsequent Mortgage Loan in the applicable Mortgage Pool as part of the assets of the Trust Fund.  The Depositor shall promptly deliver to the Trustee, the Custodian, the Securities Administrator and the Master Servicer a copy of the Mortgage Loan Schedule as so amended.

Concurrently with the execution and delivery of each Transfer Supplement, the Depositor does hereby assign to the Trust all of its rights and interest under the Mortgage Loan Purchase Agreement with respect to the Subsequent Mortgage Loans, including all rights of the Seller under each Servicing Agreement added to the Mortgage Loan Purchase Agreement pursuant to such Transfer Supplement, but only to the extent assigned under the Mortgage Loan Purchase Agreement.  The Trust hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as amended by the related Transfer Supplement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Subsequent Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

The Depositor shall on any Transfer Date transfer to the Trust the applicable Subsequent Mortgage Loans and the other property and rights related thereto described in the immediately preceding paragraphs, as applicable, and the Trust shall purchase such Subsequent Mortgage Loans for the purchase price specified in the related Transfer Supplement, property and rights only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

(i)

immediately prior to such Transfer Date, the Pre-Funding Amount in the related Pre-Funding Account shall equal or exceed the aggregate Transfer Price of the related Subsequent Mortgage Loans;

(ii)

the Depositor shall have delivered to the Trustee, with a copy to the Master Servicer and the Securities Administrator, a copy of a duly executed Transfer Supplement with respect to the Subsequent Mortgage Loans entered into between the Depositor and the Seller, in the form of Schedule IV to the Mortgage Loan Purchase Agreement;

(iii)

at least two (2) Business Days prior to the related Transfer Date, the Depositor shall have delivered to the Trustee, the Master Servicer, the Securities Administrator, each Rating Agency and the Custodian an Addition Notice in the form of Exhibit L hereto identifying the Subsequent Mortgage Loans offered for sale to the Trust;

(iv)

the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 360 months;

(v)

each Subsequent Mortgage Loan will be not more than 59 days Delinquent in payment as of the applicable Subsequent Cut-off Date;

(vi)

each Subsequent Mortgage Loan shall qualify as a “qualified mortgage” for purposes of the REMIC Provisions;

(vii)

to the Seller’s knowledge, no Subsequent Mortgage Loan shall have been selected in a manner materially adverse to Certificateholders;

(viii)

the Subsequent Mortgage Loans to be transferred on such Transfer Date shall satisfy substantially the same representations and warranties applicable to the Initial Mortgage Loans in the related Mortgage Pool set forth in the Mortgage Loan Purchase Agreement;

(ix)

the Depositor shall have delivered to the Trustee and the Securities Administrator a letter from each Rating Agency stating that the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates;

(x)

no Subsequent Mortgage Loan shall have an original Loan-to-Value Ratio greater than 100.00% and the weighted average Loan-to-Value Ratio of the applicable Mortgage Pool (after taking into account the inclusion of such Subsequent Mortgage Loans) shall not exceed 72%;

(xi)

each Subsequent Mortgage Loan shall be underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

(xii)

the Depositor shall have delivered to the Trustee, the Master Servicer, the Securities Administrator and each Rating Agency such additional information reasonably requested by any of them with respect to the Subsequent Mortgage Loans to be sold to the Trust on the Transfer Date;

(xiii)

the Depositor shall have delivered to the Trustee, the Depositor, the Securities Administrator, Lehman Brothers, Inc. and each Rating Agency a letter from an independent accountant stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics of the Initial Mortgage Loans required in this Section 2.01(b);

(xiv)

as of each Transfer Date, neither the Depositor nor the Seller shall be insolvent, nor will either of them be made insolvent by such transfer;

(xv)

the Pre-Funding Period shall not have ended;

(xvi)

after giving effect to the acquisition of any Subsequent Mortgage Loans on any Transfer Date, the Mortgage Loans shall have a weighted average Mortgage Rate of not more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans as of the Closing Date;

(xvii)

the applicable Servicer is an existing Servicer under an existing Servicing Agreement;

(xviii)

the applicable Servicer shall have deposited in the applicable custodial account on the Transfer Date all collections in respect of the Subsequent Mortgage Loans received after the related Subsequent Cut-off Date; and

(xix)

the Depositor shall have delivered to the Securities Administrator and the Trustee an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this paragraph and opinions of counsel with respect to corporate, bankruptcy, ERISA and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date.

(c)

In connection with such transfer and assignment of the Initial Mortgage Loans, the Seller, on behalf of the Depositor does hereby (and upon the transfer and assignment of any Subsequent Mortgage Loans, shall) deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or any Custodian acting on the Trustee’s behalf the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)

with respect to each Mortgage Loan, (A) the original Mortgage Note endorsed without recourse in the following form: “Pay to the order of LaSalle Bank National Association, as Trustee for Thornburg Mortgage Securities Trust 2005-3, without recourse” or in blank (in each case, with all necessary intervening endorsements as applicable) or (B) Lost Note Affidavits in lieu thereof; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans which represent less than or equal to 2% of the Cut-off Date Aggregate Scheduled Principal Balance;

(ii)

the original of any guarantee, security agreement or pledge agreement relating to any Additional Collateral and executed in connection with the Mortgage Note, assigned to the Trustee on behalf of the Trust;

(iii)

with respect to each Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording.  If, in connection with any Mortgage Loan, the Seller cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date (or, in the case of a Subsequent Mortgage Loan, on or prior to the applicable Transfer Date) because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee (or its custodian) on behalf of the Trust, in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Seller that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv)

the original or copies of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date (or, in the case of a Subsequent Mortgage Loan, on or prior to the applicable Transfer Date) because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v)

with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, the original Assignment of Mortgage in blank, without recourse for each Mortgage Loan;

(vi)

if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vii)

the original Primary Mortgage Insurance Policy, certificate or policy number, if private mortgage guaranty insurance is required;

(viii)

with respect to each Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney’s opinion of title and abstract of title;

(ix)

the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date (or, in the case of a Subsequent Mortgage Loan, on or prior to the applicable Transfer Date) because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) on behalf of the Trust is a true copy and that the original of such document has been forwarded to the public recording office; and

(x)

with respect to any Cooperative Loan, the Cooperative Loan Documents; and

(xi)

with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

The parties hereto acknowledge and agree that the endorsement provided for in Section 2.01(c)(i) hereof is intended to effect the transfer to the Trustee on behalf of the Trust and for the benefit of the Certificateholders of the Mortgage Notes and the Mortgages.

Notwithstanding the above, the Mortgage Files to be delivered and deposited with the Trustee, as Custodian for the Mortgage Loans serviced by Wells Fargo Bank, N.A. (“WFB”), shall include only the documents or instruments referred to in (i), (ii), (iv) and (v) above and the other documents identified above shall be retained and held by WFB, as servicer, as provided in the Reconstituted Servicing Agreement. dated as of September 1, 2005, between the Seller and WFB, and acknowledged by the Master Servicer and the Trustee (the “WFB Servicing Agreement”); provided that within 60 days of the occurrence of a Document Transfer Event, WFB, as Servicer shall deliver or cause to be delivered to and deposited with the Trustee, as Custodian, the documents and instruments so retained by it consisting of the documents or instruments referred to in (iii) and (vi)-(xi) above.

(d)

(i)

Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded at the expense of the Seller; provided, however, that such Assignments of Mortgage need not be recorded if, in the Opinion of Counsel (which must be from Independent counsel and not at the expense of the Trustee) acceptable to the Trustee, the Rating Agencies and the Master Servicer, recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Seller shall itself, or shall cause, the applicable Servicer to submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall itself, or shall cause the applicable Servicer, at the expense of the Seller and with the cooperation of the Depositor, the Trustee and the Master Servicer, to cause to be properly recorded in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to a Non-MERS Mortgage Loan.  With respect to each Cooperative Loan, the Seller shall take, or shall cause the applicable Servicer to take, at the expense of the Seller and with the cooperation of the Depositor, the Trustee and the Master Servicer, such actions as are necessary under applicable law in order to perfect the interest of the Trust in the related Mortgaged Property.

(ii)

With respect to each MERS Mortgage Loan, the Seller shall take, or shall cause the applicable Servicer to take, at the expense of the Seller and with the cooperation of the Depositor, the Trustee and the Master Servicer, such actions as are necessary to cause the Trust to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(e)

In instances where a Title Insurance Policy is required to be delivered to the Trustee, or to the Custodian on behalf of the Trustee, under clause (c)(viii) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Trustee, or to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(f)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date (or, in the case of Subsequent Mortgage Loans, after the applicable Subsequent Cut-off Date and prior to the applicable Transfer Date), the Seller, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited.  All original documents that are not delivered to the Trustee or the Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

(g)

With respect to each Mortgage Loan as to which a Lost Note Affidavit has been delivered in lieu of an original Mortgage Note, the Seller indemnifies the Trustee and the Trust and holds them harmless against any losses resulting from an inability to enforce the Mortgagor's obligations under such Mortgage Loan or to foreclose on the related Mortgaged Property, or any reduction in Liquidation Proceeds on foreclosure, or any other loss, in each case resulting from lack of possession of the original Mortgage Note.

Section 2.02.  Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a)

The Trustee, by execution and delivery hereof, acknowledges receipt by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the Custodian on behalf of the Trustee, under this Section 2.02.  The Trustee, or the Custodian on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor on the Closing Date a Receipt of Notes in the form annexed hereto as Exhibit B-1.

(b)

Within 90 days after the Closing Date (or, in the case of Subsequent Mortgage Loans, within 45 days after the applicable Transfer Date), the Custodian will, on behalf of the Trustee and for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee and the Depositor an Interim Certification in the form annexed hereto as Exhibit B-2.  Neither the Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c)

Within 180 days following the Closing Date (or, in the case of Subsequent Mortgage Loans, within 180 days after the applicable Transfer Date), the Trustee, or the Custodian, shall deliver to the Trustee and the Depositor a Final Certification substantially in the form annexed hereto as Exhibit B-3 evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(d)

If in the course of the review described in paragraphs (b) and (c) above, the Trustee or the Custodian (or WFB, as Servicer) discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the Custodian on behalf of the Trustee, shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification or the Final Certification, as applicable, delivered to the Depositor and the Trustee.  Within 90 days of its receipt of such notice, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected).  If the Depositor does not so cure such Material Defect, it shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price.  A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Seller acting in good faith, absent such Material Defect, such loss would not have been incurred.  Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05.  The failure of the Trustee or the Custodian to give the notice contemplated herein within 90 days after the Closing Date (or, in the case of Subsequent Mortgage Loans, within 45 days after the applicable Transfer Date) shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(e)

Nothing in this Agreement shall be construed to constitute an assumption by the Trust, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f)

Each of the parties hereto acknowledges that the Trustee or the Custodian shall perform the applicable review of the Mortgage Loans and deliver the respective certifications thereof as provided in this Section 2.02.

Section 2.03.  Representations and Warranties of the Depositor.

(a)

The Depositor hereby represents and warrants to the Trust, for the benefit of Certificateholders, and to the Master Servicer and the Securities Administrator, as of the Closing Date and the applicable Transfer Date (except in the case of clause (vi) and a Transfer Date, only relating to the applicable Subsequent Mortgage Loans), or such other date as is specified, that:

(i)

the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the Trust pursuant hereto;

(ii)

the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)

the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi)

immediately prior to the transfer and assignment of the Mortgage Loans to the Trust, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trust free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b)

Except as set forth in Section 2.03(a)(vi), the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans under any circumstances.

(c)

It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement.  The Depositor shall indemnify the Trust, the Master Servicer, the Securities Administrator and the Trustee and hold each of the Trust, the Master Servicer, the Securities Administrator and the Trustee harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof.  It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Trust, the Master Servicer, the Securities Administrator and the Trustee as provided in this Section constitutes the sole remedy of the Master Servicer, the Securities Administrator and the Trustee respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a)(i) through (vi) hereof shall accrue upon discovery of such breach by the Depositor, the Securities Administrator or the Master Servicer or receipt of actual knowledge by a Responsible Officer of the Trustee or notice thereof by any one of such parties to the other parties.

Section 2.04.  Discovery of Breach.

It is understood and agreed that the representations and warranties (i) set forth in Section 2.03 and (ii) of the Seller set forth in the Mortgage Loan Purchase Agreement and assigned to the Trust or the Trustee on behalf of the Trust by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee on behalf of the Trust and shall continue throughout the term of this Agreement.  Upon discovery by any of the Depositor, the Master Servicer or the Securities Administrator of, or the receipt of actual knowledge by a Responsible Officer of the Trustee of, a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.  Within 90 days of the discovery of a breach of any representation or warranty given to the Trust or the Trustee on behalf of the Trust by the Depositor or the Seller and assigned to the Trust or the Trustee on behalf of the Trust, the Depositor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trust at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 2.05.  Repurchase, Purchase or Substitution of Mortgage Loans.

(a)

With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement or by the Seller pursuant to the Mortgage Loan Purchase Agreement, the principal portion of the funds received by the Securities Administrator in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account.  The Trustee, upon receipt of certification from the Master Servicer that the full amount of the Purchase Price for a Deleted Mortgage Loan has been deposited to the Collection Account, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassigned to the Depositor or the Seller, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.  The Seller indemnifies and holds the Trust, the Trustee, the Depositor, the Securities Administrator and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust, the Trustee, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Purchase Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(2) of the Code or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(b)

With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the Custodian, on its behalf) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan:  (i) the Depositor or the Seller must deliver to the Trustee (or the Custodian, on its behalf) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor and the Seller will each be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan.  As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the applicable Servicer, at the expense of the Seller, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by such Servicer if required pursuant to Section 2.01(c)(i) or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trust to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c)(ii).

(c)

Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related “regular interests” as “regular interests” in any such REMIC or (B) cause any such REMIC to engage in a prohibited transaction or prohibited contribution pursuant to the REMIC Provisions.

Section 2.06.  Securitization Act; Grant Clause.

(a)

For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the Seller, the Depositor and the Trustee hereby agree that:

(i)

any property, assets or rights purported to be transferred, in whole or in part, by the Depositor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Depositor;

(ii)

none of the Depositor, its creditors or, in any insolvency proceeding with respect to the Depositor or the Depositor’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Depositor any property, assets or rights purported to be transferred, in whole or in part, by the Depositor pursuant to this Agreement;

(iii)

in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Depositor or the Depositor's property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Depositor's property, assets, rights or estate; and

(iv)

the transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.

(b)

It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if such conveyance is deemed to be in respect of a loan, it is intended that:  (i) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (ii) the Depositor hereby grants to the Trustee on behalf of the Trust and for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and the Final Maturity Reserve Account and all proceeds of any and all property constituting the Trust Fund and the Final Maturity Reserve Account to secure payment of the Certificates; and (iii) this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be in respect of a loan and the Trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(c)

The Trustee shall, to the extent consistent with this Agreement, take such reasonable actions (except for actions to be taken by other parties as set forth herein), as set forth in an Opinion of Counsel (such opinion to be provided at the expense of the Depositor) delivered to the Trustee, as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  The Depositor will, at its own expense, make all initial filings (if applicable) on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans on behalf of the Trust, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (i) any change of name of the Seller, the Depositor, the Trust or the Trustee, (ii) any change of location of the jurisdiction of organization of the Seller or the Depositor, (iii) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (iv) any change under the relevant UCC or other applicable laws.  Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its transferee, including the Trustee.  Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Trust, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (c).

Section 2.07.  Amendments to Master Servicing Guide and Correspondent Sellers Guide.

The Seller and the Master Servicer hereby agree not to amend the Master Servicing Guide or the Correspondent Sellers Guide with respect to the Mortgage Loans which amendment would (i) change the Remittance Date or date for remittance of any servicer reports or monthly remittance advices, (ii) change the manner in which any Servicer makes Advances, Servicing Advances or amounts to compensate for Prepayment Interest Shortfalls or (iii) otherwise have a material adverse effect on Certificateholders unless the same consents as required by Section 11.03 hereof are procured.

Section 2.08

Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders that, as of the Closing Date and the applicable Transfer Date (except in the case of clauses (vi), (vii) and (x) and a Transfer Date, only relating to the applicable Subsequent Mortgage Loans), or as of such date specifically provided herein:

(i)

the Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to fulfill its obligations hereunder;

(ii)

the Seller has the power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or other similar laws in relation to the rights of creditors generally;

(iii)

the execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or by-laws or constitute a default under or result in a material breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv)

the Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v)

the Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi)

the Seller has good, marketable and indefeasible title to the Mortgage Loans, free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans and upon the payment of the purchase price under the Mortgage Loan Purchase Agreement by the Depositor, the Depositor will have good and marketable title to the Mortgage Notes and Mortgage Loans, free and clear of all liens or encumbrances;

(vii)

the Mortgage Loans are not being transferred by the Seller with any intent to hinder, delay or defraud any creditors of the Seller;

(viii)

there are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

(ix)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained; and

(x)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to the Mortgage Loan Purchase Agreement are not subject to the bulk transfer or any similar statutory provisions.

Section 2.09

Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, and the Master Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

THE CERTIFICATES

Section 3.01.  The Certificates.

(a)

The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code.  The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or in the Percentage Interests specified herein.  Each Class of Book-Entry Certificates shall be issued in the minimum denominations in Certificate Principal Amount or Percentage Interest specified in the Preliminary Statement hereto and in integral multiples of $1 or 5% (in the case of Certificates issued in Percentage Interests) in excess thereof.  Each Class of Non-Book Entry Certificates other than the Residual Certificate shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof.  The Residual Certificate and the Class I Certificate shall each be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class.  The Certificates may be issued in the form of typewritten certificates.  One Certificate of each Class of Certificates other than any Class of Residual Certificates or Class I Certificates may be issued in any denomination in excess of the minimum denomination.

(b)

The Certificates shall be executed by manual or facsimile signature by an authorized officer of the Securities Administrator on behalf of the Trust.  Each Certificate shall, on original issue, be authenticated by the Securities Administrator upon the written order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.01.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Securities Administrator or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Securities Administrator or the Authenticating Agent for authentication and the Securities Administrator or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

(c)

The Class B4, Class B5 or Class B6 Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

The Class B4, Class B5 or Class B6 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator as hereinafter provided.  The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

(d)

The Class B4, Class B5, or Class B6 Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more Definitive Certificates.

Section 3.02.  Registration.

The Securities Administrator is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”).  The Trustee may appoint a bank or trust company to act as successor Certificate Registrar.  A registration book shall be maintained for the Certificates collectively.  The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Securities Administrator and the appointment of a successor Securities Administrator.  The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03.  Transfer and Exchange of Certificates.

(a)

A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, the Securities Administrator shall execute, and the Securities Administrator or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)

A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, and the Securities Administrator or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)

By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.  In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Securities Administrator, the Certificate Registrar and any of their respective successors that:  (i) such Person (A) if the offer or sale was made to it prior to the expiration of the 40-day distribution compliance period within the meaning of Regulation S, is not a U.S. person within the meaning of Regulation S and (B) was, at the time the offer was made to it and the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, or (C) to a person which the seller reasonably believes is an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Act, which accredited investor is purchasing such Certificate in the form of a Definitive Certificate, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)

The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor, the Seller or the Placement Agent, an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor, the Seller or the Placement Agent or (y) being made to a QIB by a transferor that has provided the Securities Administrator with a certificate in the form of Exhibit F hereto; and

(ii)

The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act by a transferor who furnishes to the Securities Administrator a letter of the transferee substantially in the form of Exhibit G hereto.

(d)

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Securities Administrator has received (A) an affidavit substantially in the form of Exhibit H (or Exhibit D-1 in the case of the Class R Certificate) hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Securities Administrator (on which the Securities Administrator, the Master Servicer, the Trustee, any Servicer and the Depositor may explicitly rely) to the effect that the purchase and holding of such a Certificate will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor, the Master Servicer, any Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.  Each transferee of an ERISA-Restricted Certificate that is a Book Entry Certificate shall be deemed to have made the representations set forth in Exhibit H.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust or any of the above parties.  Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.  The Securities Administrator shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.

No transfer of an ERISA-Restricted Final Maturity Reserve Certificate in the form of a Definitive Certificate shall be made to any Person unless the Securities Administrator has received (A) a representation substantially in the form of Exhibit F or Exhibit G hereto from such transferee, or (B) the acquisition and holding of such Certificate are eligible for exemptive relief available under Prohibited Transaction Class Exemptions (“PTCE”) 84-14, 90-1, 91-38, 95-60 or 96-23 or some other applicable exemption.   Each transferee of an ERISA-Restricted Final Maturity Reserve Certificate that is a Book Entry Certificate shall be deemed to have made the representations set forth above.  The preparation and delivery of the certificates referred to above shall not be an expense of the Trust or any of the above parties.  The Securities Administrator shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Final Maturity Reserve Certificate and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.

The Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate or ERISA-Restricted Final Maturity Reserve Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.  The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate or ERISA-Restricted Final Maturity Reserve Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA-Restricted Certificate or ERISA-Restricted Final Maturity Reserve Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

(e)

As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of Certificate.

(f)

Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Securities Administrator an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Securities Administrator an affidavit in substantially the form attached hereto as Exhibit D-2.  In addition, the Securities Administrator may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Securities Administrator satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Securities Administrator shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Securities Administrator shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder.  The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Securities Administrator shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Securities Administrator that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g)

Each Holder of a Residual Certificate, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h)

Notwithstanding any provision to the contrary herein, so long as a Global Security representing any of the Class B4, Class B5 or Class B6 Certificates remains outstanding and is held by or on behalf of DTC, transfers of interests in a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01, Section 3.03 and Section 3.09.

(i)

Subject to clauses (ii) and (iii) of this Section 3.03(h), transfers of a Global Security representing any of the Class B4, Class B5 or Class B6 Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii)

Restricted Global Security to Regulation S Global Security.  If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security.  Upon receipt by the Securities Administrator, as Certificate Registrar, of (I) instructions from DTC directing the Securities Administrator, as Certificate Registrar, to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Securities Administrator, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii)

Regulation S Global Security to Restricted Global Security.  If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security.  Upon receipt by the Securities Administrator, as Certificate Registrar, of (I) instructions from DTC directing the Securities Administrator, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Securities Administrator, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Securities Administrator, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv)

Other Exchanges.  In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Securities Act, as the case may be), and as may be from time to time adopted by the Securities Administrator.

(v)

Restrictions on U.S. Transfers.  Transfers of interests in a Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(iii).

Section 3.04.  Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Securities Administrator or the Certificate Registrar.

Section 3.05.  Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Securities Administrator or any Authenticating Agent or (ii) the Securities Administrator or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Securities Administrator or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute and the Securities Administrator or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Securities Administrator and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator or the Authenticating Agent) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06.  Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07.  Temporary Certificates.

(a)

Pending the preparation of definitive Certificates, upon the order of the Depositor, the Securities Administrator shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b)

If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Securities Administrator without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08.  Appointment of Paying Agent.

The Trustee may appoint a successor Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder.  The Trustee shall cause such Paying Agent (if other than the Trustee or the Securities Administrator) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator.  If the Paying Agent is not the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date.  Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09.  Book-Entry Certificates.

(a)

Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, or its custodian, the initial Clearing Agency, by, or on behalf of, the Depositor.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)

the provisions of this Section 3.09 shall be in full force and effect;

(ii)

the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)

to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)

the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b)

Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)

If (i) (A) the Depositor advises the Securities Administrator in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Securities Administrator or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Securities Administrator by an Officer’s Certificate from the Clearing Agency advise the Securities Administrator and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Securities Administrator shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Securities Administrator shall issue the Definitive Certificates.  Neither the transferor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable, with respect to such Definitive Certificates and the Securities Administrator shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01.  Collection Account.

(a)

On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled “Collection Account, Wells Fargo Bank, N.A., as Master Servicer, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3 Mortgage Loan Pass-Through Certificates, Series 2005-3.”  The Collection Account shall relate solely to the Certificates issued by the Trust hereunder, and funds in such Collection Account shall not be commingled with any other monies.  The Collection Account shall initially be maintained at Wells Fargo Bank, N.A.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

(c)

The Master Servicer shall give to the Trustee and the Securities Administrator prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  On each Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), excluding such amounts not included in the Available Distribution Amount for such Distribution Date pursuant to clauses (A) through (G) of paragraph (i) of the definition thereof (except for any amounts due or reimbursable to the Trustee), shall be remitted to the Securities Administrator for deposit into the Certificate Account by wire transfer in immediately available funds.  The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Securities Administrator for deposit into the Certificate Account.

(d)

The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due on or after the Cut-off Date (or, in the case of Subsequent Mortgage Loans, on or after the applicable Subsequent Cut-off Date) and received by the Master Servicer on or before the Closing Date (or, in the case of Subsequent Mortgage Loans, on or before the applicable Transfer Date).  Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the applicable Remittance Date the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due before the Cut-Off Date or, in the case of the Subsequent Mortgage Loans, due before the Subsequent Cut-off Date):

(i)

all payments on account of principal, including Principal Prepayments and late collections, on the Mortgage Loans;

(ii)

all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date or in the case of Subsequent Mortgage Loans, the Subsequent Cut-off Date), including Prepayment Penalty Amounts, if any, and only if required under the related Servicing Agreement, net of the applicable Servicing Fee and Master Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04, 5.05 and 9.21;

(iii)

any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including any Subsequent Recovery, all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid Servicing Fees and Master Servicing Fees with respect to such Mortgage Loans, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21.

(iv)

all Insurance Proceeds;

(v)

all Advances made by the Master Servicer or the applicable Servicer pursuant to Section 5.04 or the applicable Servicing Agreement;

(vi)

all amounts paid by any Servicer with respect to Prepayment Interest Shortfall and any Compensating Interest Payment made by the Master Servicer; and

(vii)

all proceeds of any Mortgage Loan purchased by any Person.

(e)

The amount at any time credited to the Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Trust, in Eligible Investments as follows.  All Eligible Investments shall be for the benefit of Thornburg, in its capacity as Servicer, except that the investment income with respect to the investment of funds in the Collection Account made on the Business Day prior to the Deposit Date shall be for the benefit of the Master Servicer.  All Eligible Investments made for the benefit of Thornburg shall be made at the written direction of Thornburg to the Master Servicer (or, if no such written direction is received, in investments of the type specified in clause (viii) of the definition of Eligible Investments), shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Business Day prior to the next succeeding Deposit Date.  Any and all investment earnings from such Eligible Investments shall be paid to Thornburg, and the risk of loss of moneys resulting from such investments shall be borne by and be the risk of Thornburg.  Thornburg shall deposit the amount of any such loss in the Collection Account within two Business Days of receipt of notification of such loss but not later than the next succeeding Deposit Date.

All Eligible Investments for the benefit of the Master Servicer shall be in such Eligible Investments as shall be selected by the Master Servicer and shall mature (and be subject to withdrawal and be held until) the next succeeding Deposit Date.  Any and all investment earnings from such Eligible Investments shall be paid to the Master Servicer and the risk of loss on such Eligible Investments shall be borne by and be the risk of the Master Servicer.  The Master Servicer shall deposit the amount of any such loss in the Collection Account no later than the next succeeding Deposit Date.

(f)

For the convenience of the Master Servicer and the Securities Administrator, the Collection Account may be a sub-account of the Certificate Account, for so long as the Master Servicer and the Securities Administrator are the same Person.

Section 4.02.  Application of Funds in the Collection Account.

The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)

to reimburse itself or any Servicer for Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee and the Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii)

to reimburse itself or any Servicer for any Servicing Advances made by it or by such Servicer that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii)

to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee and the Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv)

in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates, as reduced pursuant to Section 5.05, from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

(v)

to pay Thornburg, as a Servicer, any Prepayment Penalty Amounts, and to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to Section 9.04, 9.05(b), 9.06, 9.07, 9.16 or 9.30 or pursuant to the applicable Servicing Agreement, and to reimburse itself and the Securities Administrator for any other expenses reimbursable to it pursuant to this Agreement;

(vi)

to pay to the applicable Person, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been repurchased by such Person pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected;

(vii)

to pay to Thornburg and, subject to Section 5.05, to pay to itself, in accordance with Section 4.02, income earned on the investment of funds deposited in the Collection Account;

(viii)

to make payments to the Securities Administrator for deposit into the Certificate Account in the amounts and in the manner provided for in Sections 4.01 and 4.04;

(ix)

to make distributions of Retained Interest to the Retained Interest Holder on each Distribution Date;

(x)

to make payment to itself, the Trustee (including any unreimbursed expenses, disbursements or advancements pursuant to Section 6.12), the Securities Administrator and others pursuant to any provision of this Agreement;

(xi)

to withdraw funds deposited in error in the Collection Account;

(xii)

to clear and terminate any Collection Account pursuant to Section 7.02;

(xiii)

to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

(xiv)

to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer to the extent provided in such Servicing Agreement.

In connection with withdrawals pursuant to subclauses (i), (iii) and (vi) above, the Master Servicer’s or Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan.  The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (iii) and (vi).

Section 4.03.  Reports to Certificateholders.

(a)

Two Business Days prior to each Distribution Date, the Securities Administrator shall make available to the Yield Maintenance Counterparty (and on the Auction Distribution Date, to the Auction Administrator), and concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to each Certificateholder, the Seller, the Master Servicer, the Trustee, the Depositor and the Rating Agencies, a statement based, as applicable, on loan-level information provided to it by the Servicers, (the “Remittance Report”) as to the distributions to be made or made, as applicable, on such Distribution Date.  Information in the Remittance Report relating to or based on amounts available in the Yield Maintenance Account shall be based on information provided by the Yield Maintenance Counterparty regarding any Yield Maintenance Amounts required to be paid by the Yield Maintenance Counterparty for the related Distribution Date pursuant to the Yield Maintenance Agreements.  The Securities Administrator shall confirm to the Trustee receipt of any Yield Maintenance Amounts from the Yield Maintenance Counterparty on the day of receipt and shall immediately deposit such amounts into the Yield Maintenance Account.  On each Distribution Date, the Securities Administrator shall make available to the other parties hereto and each Certificateholder on the Securities Administrator’s internet website as set forth below, the Remittance Report containing the following information:

(i)

the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates to the extent applicable, allocable to principal on the Mortgage Loans, including any Subsequent Recovery, Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal in each Mortgage Pool and in the aggregate;

(ii)

the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, including any Accrual Amount added to the Class Principal Amount of any Class of Accrual Certificates and any Required Reserve Fund Deposit;

(iii)

the amount, if any, of any distribution to the Holders of a Residual Certificate;

(iv)

the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Mortgage Pool for the following Distribution Date;

(v)

the Available Funds Cap for each Class of Senior Certificates (other than the Class A-X Certificates) on such Distribution Date;

(vi)

the related Net WAC for each Mortgage Pool at the close of business at the end of the related Due Period;

(vii)

for each Mortgage Pool, the number, weighted average remaining term to maturity and weighted average Mortgage Rate of the related Mortgage Loans as of the related Due Date;

(viii)

for each Mortgage Pool and in the aggregate (A) the aggregate amount of any Advances required to be made by or on behalf of the Master Servicer or any Servicer (or the Trustee as successor Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(ix)

the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pool Balance of each Mortgage Pool for such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

(x)

the Class Principal Amount of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above (and to the addition of any Accrual Amount in the case of any Class of Accrual Certificates), separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Realized Losses:

(xi)

for each Mortgage Pool and in the aggregate, any Realized Losses realized with respect to the Mortgage Loans in the applicable Prepayment Period and the aggregate amount of such Realized Losses;

(xii)

the amount of the Master Servicing Fees, Servicing Fees and Trustee Fees paid during the Due Period to which such distribution relates;

(xiii)

the number and aggregate Scheduled Principal Balance of Mortgage Loans in each Mortgage Pool and in the aggregate, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding (b) delinquent one month, (c) delinquent two months, (d) delinquent three or more months, and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xiv)

the deemed principal balance of each REO Property with respect to each Mortgage Pool and in the aggregate as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xv)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan in each case for each Mortgage Pool and in the aggregate;

(xvi)

the aggregate outstanding Interest Shortfalls and Net Prepayment Interest Shortfalls, if any, allocated to reduce Accrued Certificate Interest for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xvii)

the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

(xviii)

the Available Distribution Amount with respect to each Mortgage Pool;

(xix)

if applicable, the difference between the aggregate amounts of each of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed;

(xx)

the amount of any Yield Maintenance Amounts received from the Yield Maintenance Counterparty with respect to each Yield Maintenance Agreement;

(xxi)

the aggregate Principal Balance of the One-Year CMT Indexed Mortgage Loans and Three-Year CMT Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(xxii)

the aggregate Principal Balance of the Six-Month LIBOR Indexed, One-Month LIBOR Indexed and One-Year LIBOR Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(xxiii)

the amounts paid to each Class of Class A Certificates from Yield Maintenance Amounts received from the Yield Maintenance Counterparty for such period in reduction of any Available Funds Cap Shortfall Amounts and the notional balances on each Yield Maintenance Agreement for such Distribution Date;

(xxiv)

the Certificate Interest Rate for each Class of Certificates for such Distribution Date and, through the Auction Distribution Date, the level of LIBOR used to determine the applicable Certificate Interest Rate;

(xxv)

the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller or TMI during the related Due Period, and indicating the relevant section of the related Servicing Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxvi)

the amount of any Undercollateralization Distribution and any unpaid Interest Shortfalls paid to an Undercollateralized Group pursuant to Section 5.02(e)(ii);

(xxvii)

current Subsequent Recoveries on such Distribution Date;

(xxviii)

cumulative Subsequent Recoveries as of such Distribution Date;

(xxix)

(A) the amounts paid to each Class of Senior Certificates (other than the Class A-X Certificate) from Yield Maintenance Amounts received from the Yield Maintenance Counterparty for such period in reduction of any Available Funds Cap Shortfalls, expressed as a per annum rate and as a dollar amount, (B) the amounts paid to the Class A-X Certificates from the excess Yield Maintenance Amounts expressed as a per annum rate and as a dollar amount and (C) the notional balances on each Yield Maintenance Agreement for such Distribution Date;

(xxx)

the amount of any Unpaid Available Funds Cap Shortfall Amounts (if applicable) and the related accrued interest thereon, with respect to each class of the Class A Certificates following the distributions and allocations made in respect of such Certificates on such Distribution Date;

(xxxi)

the total number of Mortgage Loans in the aggregate and the aggregate Scheduled Principal Balance separately for each of the Adjustable-Rate Mortgage Loans and Three-Year Hybrid Mortgage Loans and, Five-Year Hybrid Mortgage Loans, Seven-Year Hybrid Mortgage Loans and Ten-Year Hybrid Mortgage Loans, in each case at the close of business at the end of the related Due Period;

(xxxii)

based upon information provided by the Depositor to the Master Servicer and by the Master Servicer to the Securities Administrator, the aggregate principal balance of any Subsequent Mortgage Loans acquired by the Trust in the preceding Collection Period, the amount of funds remaining in each Pre-Funding Account (after taking into account such acquisition), and the amount of funds remaining in each Capitalized Interest Account (after giving effect to distributions on such Distribution Date);

(xxxiii)

the amount of any Final Maturity Reserve Amount deposited in the Final Maturity Reserve Account, and, on the earlier of the Distribution Date in October 2035 and the termination of the Trust, the amount distributed from the Final Maturity Reserve Account to each Class of Certificates;

(xxxiv)

on the Auction Distribution Date, the Par Price (as defined in the Auction Administration Agreement) for each Class of Auction Certificates as reported to the Master Servicer; and

(xxxv)

any information requested in writing by a Certificateholder for any Mortgage Loans that are delinquent three or more months and any REO Property held by the Trust that is reported by the Master Servicer to the Trustee and/or the Securities Administrator.

In the case of information furnished pursuant to subclauses (i), (ii), (xii), (xvi) and (xxxiv) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.  The information set forth above (other than with respect to clause (xxxiv)) shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer.  The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.  In preparing or furnishing the Mortgage Loan data to the Securities Administrator, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by each Servicer, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

(b)

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Securities Administrator or the Trustee, will be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for such Master Servicer’s actual expenses incurred in providing such reports and access.

(c)

Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Securities Administrator shall send to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns.  Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund.

Section 4.04.  Certificate Account.

(a)

The Securities Administrator shall establish and maintain in the name of the Trustee, a trust account (the “Certificate Account”) entitled “Certificate Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3 until disbursed pursuant to the terms of this Agreement.  The Certificate Account shall be an Eligible Account.  If the existing Certificate Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account.  The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Securities Administrator held under this Agreement.

(b)

The Securities Administrator shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Securities Administrator all such amounts.  The Securities Administrator shall make withdrawals from the Certificate Account only for the following purposes:

(i)

to withdraw amounts deposited in the Certificate Account in error;

(ii)

to pay Thornburg any investment income earned with respect to funds in the Certificate Account invested as set forth in subsection (c) below, and to make payments to itself prior to making distributions pursuant to Section 5.02 for any expenses or other indemnification owing to the Trustee and others (including the Delaware Trustee) pursuant to any provision of this Agreement;

(iii)

to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicer;

(iv)

to pay the Trustee its monthly Trustee Fee;

(v)

to reimburse the Trustee, the Delaware Trustee and the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it (including those related to the Custodian, to the extent not paid by Thornburg), and to reimburse the Trustee for any fees, costs and expenses costs incurred by or reimbursable to it pursuant to Section 2.05, 6.02, 6.11, 6.12 or 6.14(a), to the extent not otherwise reimbursed to it; and

(vi)

to clear and terminate the Certificate Account pursuant to Section 7.02.

(c)

The Securities Administrator may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee) selected by the Securities Administrator.  All such investments must mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity.  All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee.  All investment earnings, income, or gain on amounts on deposit in the Certificate Account from time to time shall be for the account of Thornburg (in its capacity as a Servicer).  The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by Thornburg (in its capacity as a Servicer), which shall deposit the amount of any such loss in the Certificate Account on the Distribution Date immediately following the date of the investment to which such loss relates.  Funds held in the Certificate Account that are not invested shall be held in cash.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01.  Distributions Generally.

(a)

Subject to Section 7.01 with respect to the final distribution on the Certificates, on each Distribution Date the Securities Administrator or the Paying Agent shall make distributions in accordance with this Article V.  Such distributions shall be made by check mailed to each Certificateholder’s address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Securities Administrator) or, upon written request made to the Securities Administrator at least five Business Days prior to the related Distribution Date by any Certificateholder, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the office designated by the Securities Administrator for such purpose.  Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution.  Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificate and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the designated office of the Securities Administrator.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b)

All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Certificate Principal Amounts.  Based on information provided the Securities Administrator by the Master Servicer, the Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder.  All of the Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer.  The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

Section 5.02.  Distributions from the Certificate Account.

(a)

On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account the Available Distribution Amount with respect to each Mortgage Pool, determined in accordance with the Remittance Report for such Distribution Date, and shall distribute such amount to the Holders of record of each Class of Certificates, in the following order of priority:

(i)

on the Distribution Date in September 2015 and on each Distribution Date thereafter, for deposit in to the Final Maturity Reserve Account, the Final Maturity Reserve Amount for the related Mortgage Pool;

(ii)

to payment of Accrued Certificate Interest on each Class of Senior Certificates relating to such Mortgage Pool, on a pro rata basis with respect to each Class of Certificates related to the same Mortgage Pool (reduced, in each case, by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to that Class of Certificates on that Distribution Date); provided, however, that any shortfall in available amounts for the related Mortgage Pool will be allocated among the Classes of Senior Certificates relating to such Mortgage Pool (other than the Class A-X Certificates) in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; provided, further, that for the purpose of distributions to the Class A-X Certificates, only the portion of the Class Notional Amount derived from the Mortgage Loans in the related Mortgage Pool will be used to calculate distributions to the Class A-X Certificates from the related Available Distribution Amount; and provided, further, to the extent of the Required Reserve Fund Deposit for that Distribution Date, interest that would otherwise be payable to the Class A-X Certificates will be deposited in the Available Funds Cap Reserve Fund and will not be distributed to that Class;

(iii)

to payment of any Interest Shortfalls for the related Mortgage Pool on each Class of Senior Certificates relating to such Mortgage Pool; provided, however, that any shortfall in available amounts for the related Mortgage Pool will be allocated among the Classes of Senior Certificates (other than the Class A-X Certificates) in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; provided, further, that for the purpose of distributions to the Class A-X Certificates, only the portion of the Class Notional Amount derived from the Mortgage Loans in the related Mortgage Pool will be used to calculate distributions to the Class A-X Certificates from the Available Distribution Amount; and provided, further, to the extent of the Required Reserve Fund Deposit for that Distribution Date, interest that would otherwise be payable to the Class A-X Certificates will be deposited in the Available Funds Cap Reserve Fund and will not be distributed to that Class;

(iv)

to the Senior Certificates of the related Certificate Group, to the extent of the remaining Available Distribution Amount for the related Mortgage Pool, as follows;

(A)

sequentially, to the Class A1 and Class R Certificates, in that order, in reduction of their respective Class Principal Amounts, from the Available Distribution Amount for Pool 1, in an amount up to the Senior Principal Distribution Amount for Pool 1;

(B)

to the Class A2 Certificates, in reduction of their Class Principal Amount, from the Available Distribution for Pool 2, in an amount up to the Senior Principal Distribution Amount for Pool 2, until their Class Principal Amount has been reduced to zero;

(C)

to the Class A3 Certificates, in reduction of their Class Principal Amount, from the Available Distribution for Pool 3, in an amount up to the Senior Principal Distribution Amount for Pool 3, until their Class Principal Amount has been reduced to zero;

(D)

to the Class A4 Certificates, in reduction of their Class Principal Amount, from the Available Distribution for Pool 4, in an amount up to the Senior Principal Distribution Amount for Pool 4, until their Class Principal Amount has been reduced to zero;

(v)

from the remaining Available Distribution Amount for all four Mortgage Pools, subject to the prior distribution of amounts pursuant to Section 5.02(e) in the case of clauses (C), (F), (I), (L), (O) and (R) below, to the Subordinate Certificates in the following order of priority:

(A)  to the Class B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(B)  to the Class B1 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(C)  to the Class B1 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

(D)  to the Class B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(E)  to the Class B2 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(F)  to the Class B2 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

(G) to the Class B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(H)  to the Class B3 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(I)  to the Class B3 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

(J)  to the Class B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(K)  to the Class B4 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(L)  to the Class B4 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

(M)  to the Class B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(N)  to the Class B5 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(O)  to the Class B5 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

(P)  to the Class B6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(Q)  to the Class B6 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(R)  to the Class B6 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

(S)  to the Holder of the Class R Certificate, any remaining Available Distribution Amount for all four Mortgage Pools.

(b)  Net Prepayment Interest Shortfalls for each Mortgage Pool shall be allocated among the Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances.

(c)  (i) If on any Distribution Date the Credit Support Percentage for the Class B1 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B2, Class B3, Class B4, Class B5 or Class B6 Certificates on such Distribution Date.  (ii) If on any Distribution Date the Credit Support Percentage for the Class B2 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B3, Class B4, Class B5 or Class B6 Certificates on such Distribution Date.  (iii) If on any Distribution Date the Credit Support Percentage for the Class B3 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B4, Class B5 or Class B6 Certificates on such Distribution Date.  (iv) If on any Distribution Date the Credit Support Percentage for the Class B4 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B5 or Class B6 Certificates on such Distribution Date.  If on any Distribution Date the Credit Support Percentage for the Class B5 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B6 Certificates on such Distribution Date.

Any amount not distributed in respect of any Class on any Distribution Date pursuant to the immediately preceding paragraph will be allocated among the remaining Classes of Subordinate Certificates in proportion to their respective Class Principal Amounts.

(d)  On each Distribution Date, the Securities Administrator shall distribute to the Holder of the Class R Certificate any amounts remaining in REMIC 1 or REMIC 2 for such Distribution Date after application of all amounts described in paragraph (a) of this Section 5.02.  Any distributions pursuant to this paragraph (d) shall not reduce the Class Principal Amount of the Class R Certificate.

(e) (i)  On each Distribution Date prior to the Credit Support Depletion Date but after the date on which the aggregate Certificate Principal Amount of the Senior Certificates (other than the Class A-X Certificates) of any Certificate Group has been reduced to zero, amounts otherwise distributable as principal under clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount on each Class of Subordinate Certificates pursuant to Section 5.02(a)(v), in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to such retired Certificates, shall be distributed as principal to the Senior Certificates (other than the Class A-X Certificates) remaining outstanding pursuant to Section 5.02(a)(iv) until the Class Principal Amounts thereof have each been reduced to zero, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Aggregate Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of all of the Mortgage Loans that are delinquent 60 days or more (including Mortgage Loans in foreclosure and REO Property) averaged over the last six months as a percentage of the sum of the related Group Subordinate Amounts for all Mortgage Pools is greater than or equal to 50%.

(A)  On each Distribution Date on which the aggregate Certificate Principal Amount of the Senior Certificates (other than the Class A-X Certificates) of two or more Certificate Groups has been reduced to zero, any amounts distributable pursuant to this Section 5.02(e)(i) will be allocated, as to each applicable Class of Subordinate Certificates, in proportion to such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to each such retired Certificate Group.

(B)  On each Distribution Date on which the Senior Certificates (other than the Class A-X Certificates) of two or more Certificate Groups remain outstanding, any amounts distributable pursuant to this Section 5.02(e)(i) will be distributed in proportion to the aggregate Certificate Principal Amounts of such Certificates in each such Certificate Group.

(ii) (A)  On any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates of such Undercollateralized Group pursuant to Section 5.02(a)(iv), until the aggregate Certificate Principal Amount of such Senior Certificates equals the Pool Balance of the related Mortgage Pool (such distribution, an “Undercollateralization Distribution”).  In the event that any Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from the Mortgage Pools not related to the Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates of such other Certificate Groups.  In addition, the amount of any unpaid Interest Shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Interest Shortfalls for such Distribution Date) will be distributed to the Senior Certificates of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

(B)  If on any Distribution Date two or more Certificate Groups are Undercollateralized Groups, the distribution described in paragraph (ii)(A) above will be made in proportion to the amount by which the aggregate Certificate Principal Amount of the Senior Certificates of each such Certificate Group, after giving effect to distributions pursuant to Sections 5.02(a) and 5.02(b) on such Distribution Date, exceeds the Pool Balance of the related Mortgage Pool for such Distribution Date.

(f)  On each Distribution Date from amounts available in the Available Funds Cap Reserve Fund, but only after giving effect to payments made on such date pursuant to Section 5.07 from the Yield Maintenance Account, the Securities Administrator shall withdraw from the Available Funds Cap Reserve Fund an amount for distribution to the Class A1, Class A2, Class A3 and Class A4 Certificates equal to the lesser of (1) the amount of the remaining aggregate Available Funds Cap Shortfall Amounts for each such Class on such date and (2) the amount available therefor on deposit in the Available Funds Cap Reserve Fund as provided in Section 5.06, and shall distribute such amount to the Holders of the Class A1, Class A2, Class A3 and Class A4 Certificates, pro rata based on the amount of any such remaining Available Funds Cap Shortfall Amounts for each such Class and such date, and any excess therefrom will be distributed to the Holders of the Class A-X Certificates.

(g)  On the earlier of the Distribution Date in October 2035 and the termination of the Trust, the Securities Administrator shall distribute the funds on deposit in the Final Maturity Reserve Account in the following order of priority:

(i)  to the Class A1, Class A2 and Class A4 Certificates, concurrently, in proportion to their respective Class Principal Amounts, after giving effect to principal distributions on such Distribution Date pursuant to Section 5.02(a)(iv) above, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(ii)  to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, in that order, after giving effect to principal distributions on such Distribution Date pursuant to Section 5.02(a)(v) above, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

(iii)  to the Class A1, Class A2, Class A4, Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, any Interest Shortfalls for each such Class remaining unpaid on such Distribution Date, in the same priority as set forth in Sections 5.02(a)(iii) and (v);

(iv)  to the Class A1, Class A2 and Class A4 Certificates, concurrently, in proportion to their respective Class Principal Amounts, any Available Funds Cap Shortfall Amounts remaining for each such Class on such Distribution Date; and

(v)  to the extent of any funds remaining in the Final Maturity Reserve Account after payment pursuant to clauses (i) through (iv) above, to the Class I Certificates.

Section 5.03.  Allocation of Realized Losses.

(a)

On any Distribution Date, the principal portion of each Realized Loss in respect of a Mortgage Loan in each Mortgage Pool shall be allocated in the following order of priority:

first, to the Class B6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

second, to the Class B5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

third, to the Class B4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

fourth, to the Class B3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

fifth, to the Class B2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

sixth, to the Class B1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

seventh, to the Classes of Senior Certificates of the related Certificate Group (other than the Class A-X Certificates), pro rata, in accordance with their Class Principal Amounts, until the related Class Principal Amount of each such Class has been reduced to zero.

(b)

Any Realized Losses allocated to a Class of Certificates pursuant to Section 5.03(a) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Amounts.  Any allocation of Realized Losses pursuant to this paragraph (b) shall be accomplished by reducing the Certificate Principal Amount of the related Certificates on the related Distribution Date in accordance with Section 5.03(d).

(c)

Realized Losses allocated in accordance with this Section 5.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

(d)

On each Distribution Date, the Subordinate Certificate Writedown Amount for such date shall effect a corresponding reduction in the Certificate Principal Amount of the lowest ranking Class of outstanding Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

Section 5.04.  Advances by Master Servicer.

(a)

Advances shall be made in respect of each Deposit Date as provided herein.  If, on any Determination Date, any Servicer determines that any Scheduled Payments due during the related Due Period (other than Balloon Payments) have not been received, such Servicer shall advance such amount to the extent provided in the applicable Servicing Agreement.  If any Servicer fails to remit Advances required to be made under the applicable Servicing Agreement, the Master Servicer shall itself (in its capacity as successor Servicer) make, or shall cause the successor Servicer to make such advance on the Deposit Date immediately following such Determination Date.  The Master Servicer shall: (i) remit Advances to the Securities Administrator from funds advanced by the applicable Servicer (or from its own funds to the extent it is successor Servicer) for deposit in the Certificate Account in immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Securities Administrator for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance.  Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Securities Administrator for deposit in the Certificate Account on or before any future Deposit Date to the extent that funds in the Certificate Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date.  The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.  Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.

(b)

In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to Section 5.04(a) on or before the Deposit Date, the Trustee, solely in its capacity as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or any Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or such Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise.  The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.  The Securities Administrator shall not later than 5:00 P.M. (Chicago time) on the Deposit Date notify the Trustee in writing of the Master Servicer’s failure to make any Advance required to be made under this Agreement on the Deposit Date and the amount of such Advance.  By no later than 10:00 A.M. (Chicago time) on the relevant Distribution Date, the Securities Administrator shall notify the Trustee of the continuance of such failure and the occurrence of an Event of Default under Section 6.14 or that the Master Servicer has made the Advance, as the case may be.

Section 5.05.  Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid but not actually paid by the Servicers on the applicable Remittance Date.  Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

Section 5.06.  Available Funds Cap Reserve Fund.

(a) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the holders of the Class A1, Class A2, Class A3, Class A4 and Class A-X Certificates, an Available Funds Cap Reserve Fund, into which the Seller shall deposit $1,000.  The Available Funds Cap Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.  The Available Funds Cap Reserve Fund shall not be an asset of any REMIC established hereby.

(b)  On each Distribution Date, Accrued Certificate Interest that would otherwise be distributable with respect to the Class A-X Certificates shall instead be deposited in the Available Funds Cap Reserve Fund to the extent of the Required Reserve Fund Deposit.

(c) On any Distribution Date for which Available Funds Cap Shortfall Amounts exist with respect to the Class A1, Class A2, Class A3 or Class A4 Certificates after giving effect to payments made from funds on deposit in the Yield Maintenance Accounts, the Securities Administrator shall withdraw from the Available Funds Cap Reserve Fund, the amount on deposit therein required to be distributed on such Distribution Date pursuant to Section 5.02(f).

(d) Funds in the Available Funds Cap Reserve Fund shall be invested in Eligible Investments.  Any earnings on amounts in the Available Funds Cap Reserve Fund shall be for the benefit of the Class A-X Certificateholders.  The Class A-X Certificates shall evidence ownership of the Available Funds Cap Reserve Fund for federal income tax purposes and the Class A-X Certificateholders shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.  The Class A-X Certificateholders shall be liable for any losses incurred on such investments.  In the absence of written instructions from a majority of the Class A-X Certificateholders as to investment of funds on deposit in the Available Funds Cap Reserve Fund, such funds shall be invested in money market funds as described in clause (viii) of the definition of Eligible Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Available Funds Cap Reserve Fund shall be treated as amounts distributed by the Upper Tier REMIC to the Class A-X Certificateholders.

(g) Upon termination of the Trust Fund, any amounts remaining in the Available Funds Cap Reserve Fund shall be distributed to the Class A-X Certificateholders.

Section 5.07.  Yield Maintenance Account.

(a)

The Securities Administrator is hereby directed by the Depositor to execute and deliver the Yield Maintenance Agreements on behalf of the Trust, for the benefit of the Class A1, Class A2, Class A3 and Class A4 Certificateholders, in the forms presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Yield Maintenance Agreements, including, without limitation, the representations and warranties contained therein.  Each Holder of a Certificate is deemed, by acceptance of such Certificate, to authorize the Securities Administrator to execute and deliver the Yield Maintenance Agreements.

(b)

The Securities Administrator shall establish and maintain an account, for the benefit of the Class A1, Class A2, Class A3 and Class A4 Certificateholders, as a segregated non-interest bearing trust account which shall be an Eligible Account (the “Yield Maintenance Account”).  Pursuant to each Yield Maintenance Agreement, the Yield Maintenance Counterparty shall have provided the Securities Administrator, the Trustee and the Master Servicer with notice of the Yield Maintenance Amount, if any, to be paid by the Yield Maintenance Counterparty to the Securities Administrator for the account of the Trust pursuant to such Yield Maintenance Agreement for each Distribution Date.  Any Yield Maintenance Amounts received by the Securities Administrator pursuant to the Yield Maintenance Agreements in connection with each such Distribution Date shall be deposited into the Yield Maintenance Account.  On each Distribution Date, the Securities Administrator on behalf of the Trust shall distribute amounts on deposit in the Yield Maintenance Account in the following order of priority:

first,

concurrently,

a)

to the Holders of the Class A1 Certificates, from amounts received from the Yield Maintenance Agreement relating to the Class A1 Certificates, an amount up to any Available Funds Cap Shortfall Amount with respect to such Class for such Distribution Date;

b)

to the Holders of the Class A2 Certificates, from amounts received from the Yield Maintenance Agreement relating to the Class A2 Certificates, an amount up to any Available Funds Cap Shortfall Amount with respect to such Class for such Distribution Date;

c)

to the Holders of the Class A3 Certificates, from amounts received from the Yield Maintenance Agreement relating to the Class A3 Certificates, an amount up to any Available Funds Cap Shortfall Amount with respect to such Class for such Distribution Date; and

d)

to the Holders of the Class A4 Certificates, from amounts received from the Yield Maintenance Agreement relating to the Class A4 Certificates, an amount up to any Available Funds Cap Shortfall Amount with respect to such Class for such Distribution Date;

second, to the Holders of the Class A-X Certificates.

(c)

Upon termination of all of the Yield Maintenance Agreements and payment of all amounts owed by the Yield Maintenance Counterparty thereunder, following application by the Securities Administrator of funds in the Yield Maintenance Account on the next succeeding Distribution Date to pay amounts owed pursuant to this Section and Section 5.02, the Securities Administrator shall terminate the Yield Maintenance Account.

Section 5.08.  [Reserved].

Section 5.09.  Subsequent Recoveries.

(a)  The Certificate Principal Balance of any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Certificate Principal Balance has been reduced to zero), will be increased, up to the amount of Subsequent Recoveries for such Distribution Date as follows:

(i)

first, to increase the Certificate Principal Balance of each such Class of Senior Certificates (other than the Class A-X Certificates) pro rata, up to the amount of Realized Losses which have been applied to and reduced the related Class Principal Amount for each such Class, and

(ii)

second, to increase the Certificate Principal Balance of each such Class of Subordinate Certificates in order of seniority, up to the amount of any Subordinate Certificate Writedown Amount for each such Class.

(b)  Any increase to the Certificate Principal Balance of a Class of Certificates shall increase the Certificate Principal Balance of each Certificate of the related Class pro rata in accordance with the applicable Percentage Interest.

Section 5.10.  The Pre-Funding Accounts.

(a)

The Securities Administrator shall establish and maintain in the name of the Trustee or in the name of the Trust, as trustee, four trust accounts (each, a “Pre-Funding Account” and together, the “Pre-Funding Accounts”), one applicable to each of Pool 1, Pool 2, Pool 3 and Pool 4, respectively.  The Pool 1 Pre-Funding Account shall be entitled “Pool 1 Pre-Funding Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3” and the funds therein shall be used solely for the purchase of Subsequent Mortgage Loans for Pool 1.  The Pool 2 Pre-Funding Account shall be entitled “Pool 2 Pre-Funding Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3” and the funds therein shall be used solely for the purchase of Subsequent Mortgage Loans for Pool 2.  The Pool 3 Pre-Funding Account shall be entitled “Pool 3 Pre Funding Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3” and funds therein shall be used solely for the purchase of Subsequent Mortgage Loans in Pool 3.  The Pool 4 Pre-Funding Account shall be entitled “Pool 4 Pre-Funding Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3” and funds therein shall be used solely for the purchase of Subsequent Mortgage Loans in Pool 4.  Each Pre-Funding Account shall be an Eligible Account and if any such account ceases to be an Eligible Account, the Securities Administrator shall establish a new Pre-Funding Account that is also an Eligible Account within five Business Days and transfer all funds and investment property on deposit in the applicable Pre-Funding Account into such new Pre-Funding Account.  On the Closing Date, the Seller shall cause to be deposited into Pool 1, $14,320,916.00 of the Pre-Funding Amount, into Pool 2, $153,900,766.20 of the Pre-Funding Amount, into Pool 3, $77,119,445.11 of the Pre-Funding Amount and into Pool 4, $136,144,858.56 of the Pre-Funding Amount.  On any subsequent Transfer Date, provided the conditions set forth in Section 2.01(b) have been fully satisfied, the Securities Administrator shall cause to be withdrawn from the applicable Pre-Funding Account an amount equal to the Transfer Price of any Subsequent Mortgage Loans as of any applicable Transfer Date sold to the Trust Fund and to pay such Transfer Price to the Depositor.  In no event shall the Securities Administrator withdraw from any Pre-Funding Account an amount in excess of the related Pre-Funding Amount or withdraw funds from any Pre-Funding Account during the Pre-Funding Period for any other purpose.

(b)

Funds in the Pre-Funding Accounts may be invested by the Securities Administrator in Eligible Investments at the written direction of the Seller.  All income and gain on such investments shall be for the benefit of the Seller and shall be subject to withdrawal on order by the Seller from time to time.  The amount of any losses incurred in respect of any such investments shall be paid by the Seller by a deposit in the applicable Pre-Funding Account out of its own funds, without any right of reimbursement therefor, immediately as realized.  In the event the Seller does not provide written direction to the Securities Administrator pursuant to this Section, all funds on deposit in the Pre-Funding Accounts shall be invested in a money market or common trust fund as described in paragraph (viii) of the definition of “Eligible Investments” set forth in Article I.

(c)

On the Business Day immediately following the end of the Pre-Funding Period, the Securities Administrator shall transfer any amounts on deposit in the Pre-Funding Accounts to the Certificate Account for distribution on the Distribution Date occurring in November 2005 as principal to the Holders of the related Certificates in accordance with Article V.

(d)

The Pre-Funding Accounts shall be an asset of the Trust Fund but not be an asset of any REMIC created pursuant to this Agreement.

Section 5.11.  The Capitalized Interest Accounts.

(a)

The Securities Administrator shall establish and maintain in its name, four trust accounts (each, a “Capitalized Interest Account” and together, the “Capitalized Interest Accounts”), one applicable to each of Pool 1, Pool 2, Pool 3 and Pool 4, respectively.  The Pool 1 Capitalized Interest Account shall be entitled “Pool 1 Capitalized Interest Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3.” The Pool 2 Capitalized Interest Account shall be entitled “Pool 2 Capitalized Interest Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3.”  The Pool 3 Capitalized Interest Account shall be entitled “Pool 3 Capitalized Interest Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3.”  The Pool 4 Capitalized Interest Account shall be entitled “Pool 4 Capitalized Interest Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3.”  The Capitalized Interest Accounts shall each be an Eligible Account.  On the Closing Date, the Seller shall deposit in each of the Capitalized Interest Accounts the applicable portion of the Original Capitalized Interest Amount for each Mortgage Pool.  On the Business Day preceding any Distribution Date occurring during the Pre-Funding Period, the Securities Administrator shall withdraw from the applicable Capitalized Interest Account an amount equal to the Capitalized Interest Requirement for each Mortgage Pool for deposit into the Certificate Account for distribution to Certificateholders in accordance with Article V on such Distribution Date.

(b)

Amounts on deposit in the Capitalized Interest Accounts may be invested by the Securities Administrator in Eligible Investments at the written direction of the Seller.  All investment income and other gain on such investments shall be for the benefit of the Seller and shall be subject to withdrawal on order of the Seller from time to time.  The amount of any losses incurred in respect of any such investments shall be paid by the Seller by a deposit into the applicable Capitalized Interest Account of its own funds, immediately as realized.  In the event the Seller does not provide written direction to the Securities Administrator pursuant to this Section, all funds on deposit in the Capitalized Interest Accounts shall be invested in a money market or common trust fund as described in paragraph (viii) of the definition of “Eligible Investments” set forth in Article I.

(c)

On the Distribution Date in November 2005, all amounts, if any, on deposit in the Capitalized Interest Accounts shall be withdrawn by the Securities Administrator and distributed to the Seller and each of the Capitalized Interest Accounts shall be terminated.

Section 5.12.  The Final Maturity Reserve Trust.

(a) The Final Maturity Reserve Trust is hereby established as a separate trust, the corpus of which shall be held by the Securities Administrator, in trust, for the benefit of the holders of the Certificates (other than the Class A3 and Class A-X Certificates).  The Securities Administrator shall establish an account (the “Final Maturity Reserve Account”), into which the Seller shall initially deposit $1,000.  The Final Maturity Reserve Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

(b) The Securities Administrator shall deposit into the Final Maturity Reserve Trust any Final Maturity Reserve Amount pursuant to Sections 5.02(a)(i).  The Securities Administrator shall distribute the funds in the Final Maturity Reserve Account pursuant to Section 5.02(g).

(c) Funds in the Final Maturity Reserve Account shall be invested in Eligible Investments.  Any earnings on such amounts shall be distributed pursuant to Section 5.02(g).  The Class I Certificates shall evidence ownership of the Final Maturity Reserve Trust for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.  The Class I Certificateholders shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class I Certificateholders as to investment of funds on deposit in the Final Maturity Reserve Account, such funds shall be invested in the First American Government Obligations Fund or comparable investment vehicle.

(d) Upon termination of the Trust, any amounts remaining in the Final Maturity Reserve Account shall be distributed pursuant to the priorities in Section 5.02(g).

(e) It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Final Maturity Reserve Trust be disregarded as an entity separate from the holder of the Class I Certificates unless and until the date when either (a) there is more than one Class I Certificateholder or (b) any Class of Certificates in addition to the Class I Certificates is recharacterized as an equity interest in the Final Maturity Reserve Trust for federal income tax purposes.  Neither the Securities Administrator nor the Trustee shall be responsible for any entity level tax reporting for the Final Maturity Reserve Trust.

(f) For federal income tax purposes, any Certificateholder that receives a principal payment from the Final Maturity Reserve Trust shall be treated as selling a portion of its Certificate to the Class I Certificateholder and as having received the amount of the principal payment from the Class I Certificateholder as the proceeds of the sale.  The portion of the Certificate that is treated as having been sold shall equal the amount of the corresponding reduction in the Certificate Principal Amount of such Certificate.  Principal payments received from the Final Maturity Reserve Trust shall not be treated as distributions from any REMIC created hereby.  All principal distributions from the Final Maturity Reserve Trust shall be accounted for hereunder in accordance with this Section 5.12(f).

ARTICLE VI

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR;
EVENTS OF DEFAULT

Section 6.01.  Duties of Trustee and Securities Administrator.

(a)

The Trustee, except during the continuance of an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge), and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively.  Any permissive right of the Trustee or the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator, respectively.  If an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

(b)

The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to such party, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any Servicer, or any other party pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to it pursuant to this Agreement.  If any such instrument is found not to conform to the requirements of this Agreement in a material respect, the Trustee and the Securities Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Securities Administrator shall make monthly distributions to the Available Funds Cap Reserve Fund and commencing in September 2015 to the Final Maturity Reserve Account and the final distribution to the Certificateholders from funds in the Certificate Account as provided in Sections 5.02, 5.06, 5.07, 5.12 and 7.02 herein based on the Remittance Report.  The Securities Administrator shall file reports with the Securities Exchange Commission as specified in and in accordance with Section 9.23.

(c)

Neither the Trustee nor the Securities Administrator shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct.  No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity, with respect to any action taken, suffered or omitted to be taken by the Trustee in good faith in accordance with the consent or direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii)

For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default  unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement and, in the absence of such actual knowledge or notice, the Trustee may conclusively assume that there is no Event of Default; and

(iii)

No provision of this Agreement shall require either the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require either the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(d)

The duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator, and such party may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder.

(e)

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use commercially reasonable efforts to remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(f)

Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders holding Certificates which evidence not less than 25% of the Aggregate Voting Interests as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement.

(g)

Subject to Section 4.04, the Securities Administrator shall not be held liable by reason of any insufficiency in any account (including without limitation the Collection Account) held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Securities Administrator is the obligor and has defaulted thereon).

(h)

Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have a duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund or the Final Maturity Reserve Trust other than from funds available in the Collection Account, the Certificate Account or the Final Maturity Reserve Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered pursuant to this Agreement believed by the Trustee or the Securities Administrator to be genuine and to have been signed or presented by the proper party or parties.

(i)

Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer (in the case of the Trustee) or other officers, unless it shall be proved that such party was negligent in ascertaining the pertinent facts.

(j)

Notwithstanding anything in this Agreement to the contrary, neither the Trustee nor the Securities Administrator shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)

Neither of the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Section 6.02.  Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(i)

Each of the Trustee and the Securities Administrator may request, and may rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, opinion of counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Securities Administrator shall have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

Each of the Trustee and the Securities Administrator may consult with counsel, financial advisors or accountants and any advice of its counsel, financial advisors or accountants or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class Principal Amount of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such expense or liability or payment of such estimated expenses as a condition to proceeding.  The reasonable expense thereof shall be paid by the Holders requesting such investigation;

(v)

Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys, which agents, custodians, accountants  or attorneys shall have any and all of the rights, powers, duties and obligations of such party conferred on them by such appointment provided that such party shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that such party shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by such party;

(vi)

Neither the Trustee nor the Securities Administrator shall be under any obligation (i) to exercise any of the trusts or powers vested in it by this Agreement, (ii) to risk or expend its own funds or otherwise incur financial liability in the performance of its duties or in the exercise of its rights or powers under this Agreement or (iii) to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, security or indemnity satisfactory to the Trustee or the Securities Administrator as applicable, against the costs, expenses and liabilities which may be incurred therein or thereby;

(vii)

The right of each of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

(viii)

Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund or the Final Maturity Reserve Trust created hereby or the powers granted hereunder.

Section 6.03.  Trustee and Securities Administrator Not Liable for Certificates.

Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates (other than in the case of the Securities Administrator, the certificate of authentication on the Certificates), the Auction Administration Agreement, the Auction Swap Agreement, the Yield Maintenance Agreements or of any Mortgage Loan, or related document save that each of the Trustee and the Securities Administrator represents as to itself that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates.  Neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04.  Trustee, Custodian, Delaware Trustee, Master Servicer and Securities Administrator May Own Certificates.

Each of the Trustee, the Custodian, the Delaware Trustee, the Master Servicer and the Securities Administrator and any Affiliate thereof, in its individual or any other capacity may become the owner or pledged of Certificates and may transact banking and trust business with the other parties hereto with the same rights it would have if it were not Trustee, the Custodian, the Delaware Trustee, the Master Servicer and the Securities Administrator or such agent, as applicable.

Section 6.05.  Eligibility Requirements for Trustee, Delaware Trustee and Securities Administrator; Insurance.

The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “Baa2,” “BBB” or its equivalent or higher by the Rating Agencies with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 6.08, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, the Rating Agencies.  If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published.  With respect to the Securities Administrator, it (i) may not be an originator, master servicer, or Servicer, unless it is in an institutional trust department of its parent; (ii) must be authorized to exercise trust powers under the laws of its jurisdiction of organization and (iii) must be rated at least "A/F1" by Fitch, if Fitch provides a rating with respect to the Securities Administrator at the time of determination of such rating, or the equivalent rating by S&P or Moody's.  The Trustee shall notify the Rating Agencies of any change of Securities Administrator.  In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 6.06.

The Delaware Trustee shall at all times be a trustee eligible to serve in such capacity pursuant to the provisions of the DSTS.  There shall at all times be a Delaware trustee of the Trust, and in the event, that the Delaware Trustee no longer serves as the Delaware trustee, the Trustee shall be responsible for the appointment of a successor Delaware trustee.

The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”).  All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools.  A certificate of an officer of the Trustee as to the Trustee’s compliance with this Section shall be furnished to any Certificateholder upon reasonable written request.

Section 6.06.  Resignation and Removal of Trustee and Securities Administrator.

(a)

Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the other party and to the Depositor and the Master Servicer, with a copy to the Rating Agencies.  Upon receiving such notice of resignation, the Seller shall promptly appoint a successor trustee or successor securities administrator, as applicable, that meets the requirements in Section 6.05, in each case, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer.  If no successor trustee shall have been so appointed and shall have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor.  If no successor securities administrator shall have been so appointed and shall have accepted appointment within 60 days after the giving of such notice of resignation, the Trustee shall become the successor securities administrator or, notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint a successor securities administrator meeting the requirements of Section 6.05 to assume all or any part of the responsibilities, duties or liabilities of the Securities Administrator hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the rating provided by such Rating Agency, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Securities Administrator and such successor securities administrator shall be reasonably acceptable to Thornburg.  Pending appointment by the Trustee of a successor to the Securities Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the Securities Administrator, except that Section 9.28 shall apply to the same extent it applies to a successor Master Servicer.  Such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of the securities administrator responsibilities hereunder.  If the Trustee shall succeed to any duties of the Securities Administrator respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

If at any time (i) either the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Seller, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of such party or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee, the Securities Administrator or the Trust Fund is located, or (iv) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by the Rating Agencies of any Class of Certificates with a rating, then the Seller shall remove the Trustee or the Securities Administrator, as applicable, and appoint a successor trustee or securities administrator by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy to the successor and one copy to the Master Servicer.  To the extent a successor of either the Trustee or the Securities Administrator is not so appointed within 60 days, the procedure set forth in Section 6.06(a) shall be followed with respect to each successor.

(c)

The Holders of more than 50% of the Aggregate Voting Interests of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee, the Securities Administrator and the Depositor remove the Trustee or the Securities Administrator by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator so removed and one copy to the Master Servicer; the Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor in accordance with this Section.

(d)

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 6.07.  If Wells Fargo Bank, N.A. resigns or is removed as Securities Administrator, it shall resign (or in the case of removal, be deemed removed) as Master Servicer.

Section 6.07.  Successor Trustee or Successor Securities Administrator.

(a)

Any successor trustee or securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Seller, the Master Servicer and to its predecessor an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein.  The predecessor trustee shall deliver to the successor trustee all Mortgage Files and documents and statements related to all Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the record or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Master Servicer and the predecessor trustee or securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor all such rights, powers, duties and obligations.

(b)

No successor trustee or securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor shall be eligible under the provisions of Section 6.05.

(c)

Upon acceptance of appointment by a successor trustee or securities administrator, as applicable, as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.  The expenses of such mailing shall be borne by the Master Servicer.

Section 6.08.  Merger or Consolidation of Trustee or Securities Administrator.

Any Person into which the Trustee or the Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any Persons succeeding to the corporate trust business of the Trustee or the Securities Administrator, shall be the successor to such party hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

Section 6.09.  Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)

Notwithstanding any other provisions hereof and in addition to the appointment of the Delaware Trustee pursuant to Section 1.03(c) hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests shall each have the power from time to time to appoint one or more Persons approved by the Trustee (such approval not to be unreasonably withheld) to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The obligation of the Trustee to make Advances pursuant to Section 5.04 and Section 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

(b)

Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)

all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)

no trustee or custodian hereunder shall be liable by reason of any act or omission of any other trustee or custodian hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and

(iv)

the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)

Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trustee shall not be responsible for any action or inaction of any separate trustee, co-trustee or custodian.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)

The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)

The Trustee shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

Section 6.10.  Authenticating Agents.

(a)

The Securities Administrator may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Securities Administrator in authenticating Certificates.  Wherever reference is made in this Agreement to the authentication of Certificates by the Securities Administrator or the Securities Administrator’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Securities Administrator by an Authenticating Agent.  Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

(b)

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

(c)

Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Securities Administrator and the Depositor.  The Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Securities Administrator.  Any Authenticating Agent compensation shall be paid by the Securities Administrator.

Section 6.11.  Indemnification of Trustee, the Custodian, the Delaware Trustee and Securities Administrator.

The Trustee, the Custodian, the Delaware Trustee and the Securities Administrator and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred (including, without limitation, the fees and expenses of its counsel and agents) without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the its duties hereunder or under the Auction Administration Agreement, Auction Swap Agreement, Yield Maintenance Agreements, Mortgage Loan Purchase Agreement or any Servicing Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee, the Custodian, the Delaware Trustee or the Securities Administrator shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after such party shall have knowledge thereof; provided, however, that failure to notify shall not relieve the Trust of its obligations to indemnify the Trustee, the Delaware Trustee or the Securities Administrator under this Section 6.11;

(ii)

while maintaining control over its own defense, the Trustee, the Custodian, the Delaware Trustee and the Securities Administrator shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)

notwithstanding anything to the contrary in this Section 6.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Delaware Trustee or the Securities Administrator entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld provided, however that clauses (ii) and (iii) shall not apply if the Trustee’s, the Custodian’s, the Delaware Trustee’s or the Securities Administrator’s position is materially adverse to that of the Depositor.  The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Delaware Trustee and the Securities Administrator and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12.  Fees and Expenses of Trustee, Securities Administrator and Delaware Trustee.

The Trustee, as compensation for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder, shall be entitled to receive from the Certificate Account on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date.  The Delaware Trustee shall be compensated by the Seller for its services hereunder.  The Securities Administrator shall be compensated by the Master Servicer for its services hereunder from a portion of the Master Servicing Fee Rate.  In addition, the Trustee, the Delaware Trustee and the Securities Administrator will be entitled to recover from the Certificate Account pursuant to Section 4.02 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee (including for such purpose, any fees and expenses relating to its capacity as Custodian hereunder to the extent not paid by Thornburg), the Delaware Trustee, and the Securities Administrator, respectively, including without limitation, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Delaware Trustee, the Trustee or the Securities Administrator, respectively, in the performance of its duties or the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence (or in the case of the Delaware Trustee, gross negligence) or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Master Servicer, the Certificateholders, the Delaware Trustee, the Securities Administrator or the Trust hereunder.  If funds in the Distribution Account are insufficient therefor, the Trustee, the Delaware Trustee, the Custodian and the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 6.13.  Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Securities Administrator pursuant to this Agreement.  The Securities Administrator shall hold all such money and property received by it as part of the Trust Fund or the Final Maturity Reserve Trust and shall distribute it as provided in this Agreement.  If the Securities Administrator shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Securities Administrator shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted.  If the Securities Administrator shall subsequently receive any such amount, it may withdraw such request.

Section 6.14.  Events of Default; Trustee To Act; Appointment of Successor.

(a)

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)

Any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 60 days (or in the case of a breach of its obligation to provide the Master Servicer Certification pursuant to Section 9.23, 30 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Trustee, or to such Master Servicer and the Trustee by the Holders of not less than 25% of the Aggregate Voting Interests; or

(ii)

A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or a Rating Agency reduces or withdraws or threatens to reduce or withdraw the ratings of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(iii)

The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

(iv)

The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)

The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

(vi)

If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 60 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of not less than 25% of the Aggregate Voting Interests; or

(vii)

A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests; or

(viii)

Any Servicer at any time is not either an FNMA- or FHLMC- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with an FNMA- or FHLMC-approved servicer within 60 days of the absence of such approval; or

(ix)

The Master Servicer fails to cause to be deposited in the Collection Account or the Certificate Account, as applicable, any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days (or one Business Day with respect to the Certificate Account) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer.

If an Event of Default described in clauses (i) through (ix) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Aggregate Voting Interests, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  If an Event of Default described in clause (ix) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.  The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans.  The Master Servicer being terminated shall bear its costs of a master servicing transfer and the reasonable out-of-pocket fees and expenses of the Trustee associated with such master servicing transfer. To the extent that such costs and expenses of the Trustee are not fully and timely reimbursed by the predecessor Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account within sixty (60) days.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v), (vi), (vii), (x) and (xi) to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall promptly notify the Rating Agency of the nature and extent of such Event of Default.  The Securities Administrator shall immediately give written notice to the Master Servicer and the Trustee upon such Master Servicer’s failure to remit funds on the Deposit Date.

(b)

Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 6.14(a) or an Opinion of Counsel pursuant to Section 9.28 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than Advances deemed recoverable and not previously made by the Master Servicer, which shall be made by the Trustee in its place and stead) incurred by the Master Servicer at or prior to the time of termination.  As compensation therefor, but subject to Section 9.28, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred.

(c)

 Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the rating provided by such Rating Agency, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer and such successor Master Servicer shall be reasonably acceptable to Thornburg in the event that Thornburg does not choose to become the Master Servicer pursuant to Section 8.02(d).  Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, except as provided in Section 9.28, no such compensation shall be in excess of that permitted the Trustee under this Subsection, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(d)

If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article IX, however, shall apply to it in its capacity as successor master servicer.  In the event that the Trustee shall not succeed to the duties of the Master Servicer pursuant to Section 6.14(b) hereof, Thornburg shall have the right, but not the obligation, to be appointed successor master servicer hereunder.

Section 6.15.  Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16.  Waiver of Defaults.

35% or more of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefore shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17.  Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register.  The Trustee shall also, within 45 days after the occurrence of any Event of Default actually known to the Trustee, give written notice thereof to Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18.  Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Aggregate Voting Interests may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19.  Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer.

Section 6.20.  Auction Administration Agreement; Auction Swap Agreement.

(a)

Concurrently with the execution and delivery hereof, at the direction of the Depositor, the Securities Administrator, acting solely as an agent (the “Auction Administrator”) for the Holders of the Auction Certificates and not on behalf of the Trust, shall execute and deliver the Auction Administration Agreement and the Auction Swap Agreement in the forms presented by the Auction Swap Counterparty provided that the provisions of Section 1.07 remain applicable to each Certificateholder.  The Securities Administrator shall have no duty to review or otherwise determine the adequacy of the Auction Administration Agreement or the Auction Swap Agreement.

(b)

Each Holder of an Auction Certificate is deemed, by acceptance of such Certificate, (i) to authorize the Securities Administrator to execute and deliver the Auction Administration Agreement and the Auction Swap Agreement as their agent and (ii) to acknowledge and accept and agree to be bound by the provisions of the Auction Administration Agreement and the Auction Swap Agreement.  The Securities Administrator, as Auction Administrator, agrees not to consent to any amendments to the Auction Administration Agreement or Auction Swap Agreement without the consent of 100% of the Auction Certificates.

ARTICLE VII

PURCHASE AND TERMINATION
OF THE TRUST FUND

Section 7.01.  Termination of Trust Fund Upon Repurchase or Liquidation of All Mortgage Loans.

(a)

The respective obligations and responsibilities of the Trustee, the Seller, the Depositor, the Master Servicer, the Delaware Trustee and the Securities Administrator created hereby (other than the obligation of the Securities Administrator to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Securities Administrator for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14), shall terminate on the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the sale of all remaining property held by the Trust Fund in accordance with Section 7.01(b); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b)

On any Distribution Date following the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 10% of the Cut-off Date Aggregate Scheduled Principal Balance, the Seller in its capacity as a Servicer may, upon written direction to the Trustee (with a copy to the Securities Administrator) no later than twenty (20) Business Days prior to such Distribution Date, cause (i) the Trustee to sell to it (or arrange for the sale of) the assets of the Trust Fund and (ii) the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03 hereof to sell all of its property.  The property of the Trust Fund shall be sold at a price (the “Termination Price”) equal to: (i) 100% of the unpaid principal balance of each Mortgage Loan on the Distribution Date such purchase occurs plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Due Period immediately preceding the final Distribution Date, (ii) the fair market value of any REO Property and any other property held by the Trust Fund, such fair market value to be determined by an appraiser or appraisers appointed by the Master Servicer with the consent of the Trustee, (iii) any unreimbursed Servicing Advances with respect to each Mortgage Loan and (iv) any Advances to the extent not covered in (i), advances and other amounts then due and owing to the Master Servicer, any Servicer, the Securities Administrator, the Trustee and the Delaware Trustee under this Agreement.

Section 7.02.  Procedure Upon Termination of Trust Fund.

(a)

Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Securities Administrator by first class mail to Certificateholders mailed no later than ten (10) Business Days prior to the final Distribution Date.  Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator therein specified.  The Securities Administrator shall give such notice to the Depositor, the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Securities Administrator shall terminate, or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b)

In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificate holder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)

The Seller, in its capacity as a Servicer, shall reimburse the Securities Administrator for any reasonable expenses incurred by the Securities Administrator in connection with any termination or liquidation of the Trust Fund.

Section 7.03.  Additional Requirements under the REMIC Provisions.

(a)

Any termination of the Trust shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the Seller), and subsequently receives, an Opinion of Counsel (at the expense of the Seller), addressed to the Trustee and the Securities Administrator to the effect that the failure of the Trust to comply with the requirements of this Section 7.03 will not (i) result in the imposition of taxes on any REMIC under the REMIC Provisions or (ii) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

The Trustee shall sell all of the assets in the Trust Fund for cash and, within 90 days of such sale, shall distribute the proceeds of such sale to the Certificateholders in complete liquidation of the Trust, and each REMIC created hereunder; and

(ii)

The Securities Administrator shall attach a statement to the final Federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trust sold the assets of the Trust Fund.

(b)

By its acceptance of a Residual Certificate, each Holder thereof hereby (i) authorizes the Trustee to take the action described in paragraph (a) above and (ii) agrees to take such other action as may be necessary to facilitate liquidation of each REMIC created under this Agreement, which authorization shall be binding upon all successor Residual Certificateholders.

(c)

Upon the termination or liquidation of the REMICs, the Delaware Trustee shall file a certificate of cancellation with the Delaware Secretary of State in accordance with Section 3810(d) of the DSTS, and the Trust’s existence shall be terminated.

Section 7.04.  Optional and Required Purchases of Certain Mortgage Loans.

(a)

Thornburg, in its capacity as a Servicer of a substantial portion of the Mortgage Loans, shall have the right to purchase from the Trust any Mortgage Loan which as of the first day of a calendar quarter is delinquent in payment by 90 days or more or is an REO Property, at a price equal to the Purchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related calendar quarter.  This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related calendar quarter.

(b)

In addition, Thornburg, in its capacity as the Seller, may, but is not required to, repurchase any Mortgage Loan as to which the Mortgagor has requested a Significant Modification and such Mortgagor has a satisfactory payment history under such Mortgage Loan and meets the credit standards of the Seller for the loan program selected (a “Significant Modification Loan”).  A “Significant Modification” shall mean any modification to the interest rate of the greater of (i) 0.25% added or subtracted from the existing rate and (ii) a change equal to the product of (a) 5% and (b) the annual existing interest rate thereon, which is not provided for in the related Mortgage Note.  If Thornburg grants any request for a Significant Modification, it shall be required to repurchase any such Mortgage Loan prior to making such Significant Modification.  The purchase price for any repurchase pursuant to this Section 7.04(b) shall be the applicable Purchase Price.  In order to exercise its repurchase rights hereunder, the Seller shall deliver to the Master Servicer and the Trustee an Officer’s Certificate identifying the Mortgage Loan to be repurchased and certifying that (i) such Mortgage Loan is a Significant Modification Loan, and (ii) that the Significant Modification Loan will be entered into on the date of such repurchase.

(c)

No later than the fourth Business Day prior to each Distribution Date, Thornburg will provide to the Master Servicer a list identifying all Mortgage Loans that became Converted Mortgage Loans or Modified Mortgage Loans during the related Due Period.  On the third Business Day prior to each Distribution Date, provided that it has received such list from Thornburg, the Master Servicer shall prepare and provide to TMI a Converted Mortgage Loan Schedule and a Modified Mortgage Loan Schedule with respect to such Due Period.  No later than 1:00 PM Eastern Time on the second Business Day prior to each Distribution Date, TMI shall purchase each Converted Mortgage Loan and Modified Mortgage Loan, to the extent specified in a Converted Mortgage Loan Schedule or Modified Mortgage Loan Schedule delivered to it by the Master Servicer for such Distribution Date, at the applicable Purchase Price for each such Converted Mortgage Loan or Modified Mortgage Loan, as applicable, and shall remit such Purchase Price to the Master Servicer for deposit in the Collection Account.

(d)

If at any time Thornburg or TMI, as applicable, remits to the Master Servicer a payment for deposit in the Collection Account covering the amount of the Purchase Price for a Mortgage Loan of the type set forth in clauses (a), (b) or (c) above, as applicable, and Thornburg, or TMI, as applicable, provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Collection Account, then the Trustee, on behalf of the Trust, shall execute the assignment of such Mortgage Loan at the request of Thornburg or TMI without recourse to, or representation or warranty by, the Trustee or the Trust and delivered to Thornburg or TMI, as applicable, which shall succeed to all the Trust’s and/or the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto.  Such assignment shall be an assignment outright and not for security.  Thornburg or TMI, as applicable, will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Trust, the Trustee or the Certificateholders with respect thereto.

Section 7.05.  Optional Purchase of Certificates.

(a)

All but not less than all of the Certificates are subject to purchase by TMI, at its option, on any Distribution Date on or after the Optional Securities Purchase Date from the then Certificateholders thereof; provided, however, that TMI may appoint a designee to purchase the Residual Certificate.  The purchase price for each Certificate (other than a Class A-X or Class R Certificate) shall be equal to the sum of (i) the Certificate Principal Amount of such Certificate and (ii) any accrued but unpaid interest thereon at the applicable Certificate Interest Rate with respect thereto for such Distribution Date.  The purchase price for the Class A-X Certificates shall be an amount equal to the sum of (x) any Accrued Certificate Interest and Interest Shortfall due (after taking into account payments made on such date for Accrued Certificate Interest and Interest Shortfall for each Mortgage Pool and any amount required to be deposited in the Available Funds Cap Reserve Fund in respect of the Class A-X Certificates) on the Class A-X Certificates and (y) the present value, as of the date of such termination, of the remaining payments scheduled to be made on the Class A-X Certificates (such present value to be based on a discount rate that will approximate the expected yield to maturity of the Class A-X Certificates).  The purchase price for the Class R Certificate shall be $1.00. The purchase price for the Class I Certificate shall be $1.00. In order to exercise the Optional Securities Purchase Right, TMI must, no later than the eighth Business Day prior to the applicable Distribution Date, deliver to the Trustee and the Securities Administrator (with copies to the Rating Agencies and the Master Servicer) written notice of its intent to purchase the Certificates and of the Distribution Date on which it intends to do so and the Securities Administrator will verify in writing to TMI and the Trustee the cash amount required of TMI to effect such purchase no later than the third Business Day prior to the Distribution Date on which such purchase is scheduled to occur.  The Securities Administrator shall furnish notice of the exercise of the Optional Securities Purchase Right to the applicable Certificateholders in compliance with Section 7.05(c).  On the Distribution Date on which the Optional Securities Purchase Right will be exercised, TMI shall deposit the appropriate amount in cash with the Securities Administrator.  Such amount shall be deposited by the Securities Administrator into a separate sub-account of the Distribution Account (the “Purchase Account”).  Such amounts shall be paid by the Securities Administrator to Holders of the applicable Certificates as provided in Section 7.05(d).

(b)

In the case of an exercise of the Optional Securities Purchase Right, TMI shall be solely responsible for the costs and expenses of the Securities Administrator, the Trustee and the Master Servicer.

(c)

Notice of exercise of the Optional Securities Purchase Right under Section 7.05(a) shall be given by the Securities Administrator by facsimile or by first-class mail, postage prepaid, transmitted or mailed not less than five Business Days prior to the applicable Distribution Date, to the Holder of the Class R Certificate as of the close of business on the Record Date preceding such Distribution Date and to each Holder of a Certificate (other than a Residual Certificate) as of a date not more than one Business Day preceding the mailing of such notice, at such Holder's address appearing in the Certificate Register.

All such notices shall state:

(i)

the Distribution Date upon which the Certificateholders will receive payment in full on the applicable Certificates;

(ii)

the amount the applicable Certificateholders will be paid, separately stating amounts in respect of principal and interest;

(iii)

that the Record Date otherwise applicable to such Distribution Date is not applicable and that payments shall be made only upon presentation and surrender of the respective Certificates and the place where such Certificates are to be surrendered for payment; and

(iv)

that interest on the respective Certificates shall cease to accrue for the benefit of the then Certificateholders on such Distribution Date and no interest shall accrue on the price paid for such Certificates.

The foregoing notice shall be given by the Securities Administrator in the name and at the expense of TMI.  Failure to give notice of such purchase, or any defect therein, to any Holder of any Certificate shall not impair or affect the validity of the purchase of any other Certificate.

(d)

The Certificates shall, following notice as required by Section 7.05(c), be purchased on the applicable Distribution Date by TMI at the price specified in Section 7.05(a) from funds in the Purchase Account, and (unless TMI shall default in the payment of such amount) no interest shall accrue on such amount for any period after the date to which accrued interest is calculated for purposes of calculating such amount.

(e)

Subsequent to the purchase of the Certificates following exercise of the Optional Securities Purchase Right, TMI shall be the sole Holder of the Certificates (other than the Residual Certificates) and it shall either be the sole Holder of the Class R Certificate or may designate a Person which meets the requirements of this Agreement to become the Holder thereof.  TMI may subsequently transfer some or all of the Certificates acquired by it in accordance with the provisions hereof.  All Certificates issued to the Certificateholders prior to exercise of the Optional Securities Purchase Right shall be deemed cancelled.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01.  Limitation on Rights of Holders.

(a)

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Aggregate Voting Interests shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02.  Access to List of Holders.

(a)

If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)

If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)

Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03.  Acts of Holders of Certificates.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and Master Servicer, if made in the manner provided in this Section.  Each of the Trustee, the Securities Administrator and Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the other.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)

The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, the Master Servicer, nor the Depositor shall be affected by any notice to the contrary.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01.  Duties of the Master Servicer.

The Certificateholders, by their purchase and acceptance of the Certificates, appoint Wells Fargo Bank, N.A., as Master Servicer.  For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of the applicable Servicing Agreements.  Notwithstanding anything in this Agreement or any Servicing Agreement to the contrary, the Master Servicer shall have no duty or obligation to enforce, supervise, monitor or oversee the activities of any Servicer (i) with respect to its servicing of any Additional Collateral or (ii) with respect to any action taken or not taken by a Servicer at the direction of the Seller.

Section 9.02.  Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a)

The Master Servicer, at its expense, shall maintain in effect a fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee; the Master Servicer shall provide the Trustee, upon request therefor, a copy of such policy and fidelity bond.  The Master Servicer shall, in accordance with each applicable Servicing Agreement, (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon its request.

(b)

The Master Servicer shall promptly report to the Trustee any material changes that may occur in the fidelity bond or the errors and omissions insurance policy required to be maintained by it and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect.  The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans.  The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance.  If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee.  Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Securities Administrator for deposit into the Certificate Account.  Any amounts relating to the Mortgage Loans collected by any Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 9.03.  Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall make available or, upon request, submit to the Trustee, the Securities Administrator, the Rating Agency and the Depositor a copy of its parent company’s annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 2006.  Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04.  Power to Act; Procedures.

(a)

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement.  The Master Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trust when the Master Servicer or a Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  The Trustee shall execute, upon request, any limited powers of attorney furnished by the Master Servicer and reasonably acceptable to the Trustee empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request as necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the applicable Servicer).  In instituting foreclosures or other similar proceedings, the Master Servicer shall institute such proceedings in its own name (or cause any Servicer instituting such proceedings to do so in its own name) on behalf of the Trust, unless otherwise required by law or otherwise appropriate.  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures, and shall cause each Servicer to employ procedures (including, but not limited to, collection procedures), consistent with the applicable Servicing Agreement.  Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicer Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.  Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor), unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, imminent, (2) such Mortgage Loan provides for any such modification in its Mortgage Note or any addendum thereto, or (3) the Master Servicer shall have provided or (if required by the applicable Servicing Agreement) caused to be provided to the Trustee an Opinion of Counsel (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v) in writing to the effect that such modification, waiver or amendment would not adversely affect the status of any REMIC formed hereby or the status of any Mortgage Loan as a qualified mortgage under the REMIC Provisions; provided, however that no Opinion of Counsel shall be required in connection with a change in the Mortgage Rate pursuant to the terms of a Convertible Mortgage Loan.

Section 9.05.  Servicing Agreements Between the Master Servicer and Servicers; Enforcement of Servicers’ Obligations.

(a)

Each Servicing Agreement requires the applicable Servicer to service the Mortgage Loans in accordance with the provisions thereof.  References in this Agreement to actions taken or to be taken by the Master Servicer include such actions taken or to be taken by a Servicer pursuant to a Servicing Agreement.  Any fees, costs and expenses and other amounts payable to such Servicers shall be deducted from amounts remitted to the Master Servicer by the applicable Servicer and shall not be an obligation of the Trust, the Trustee, the Securities Administrator or the Master Servicer.

(b)

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance therewith, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then or (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement from the Collection Account.

Section 9.06.  Collection of Taxes, Assessments and Similar Items.

(a)

To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and shall deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums or any comparable items for the account of the Mortgagors.  Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement.  Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer.  The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, standard hazard insurance policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02(v) or otherwise.

(b)

Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders.  Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as an Advance by the Master Servicer pursuant to Section 4.02.

Section 9.07.  Termination of Servicing Agreements; Successor Servicers.

(a)

The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer, the Master Servicer shall provide for the servicing of the related Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer.  The Master Servicer shall be entitled to be reimbursed from each Servicer (or from the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.  The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c)

If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable.  To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer’s Certificate to such effect to the Master Servicer and the Trustee.

Section 9.08.  Master Servicer Liable for Enforcement.

Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements.  The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders.  The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 9.09.  No Contractual Relationship Between Servicers, Trustee, the Securities Administrator or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee, the Securities Administrator and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof, but shall have rights thereunder as third party beneficiaries.

Section 9.10.  Assumption of Servicing Agreement by Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon assume, except as otherwise stated hereunder, all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans.  The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder; provided that the Master Servicer shall not indemnify or hold harmless the Trustee against negligent or willful misconduct of the Trustee.

(b)

The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.11.  “Due–on–Sale” Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 9.12.  Release of Mortgage Files.

(a)

Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the applicable Servicer to, promptly notify the Trustee (or the Custodian) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the Custodian, to deliver to the applicable Servicer the related Mortgage File.  In lieu of sending a hard copy certification of a Servicing Officer, the Master Servicer may, or may cause the Servicer to, deliver the request for release in a mutually agreeable electronic format.  To the extent that such a request, on its face, originates from a Servicing Officer, no signature shall be required.  Upon receipt of such certification and request, the Trustee or the Custodian, shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.  The Master Servicer is authorized, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is authorized, to give in its own name, as agent for the Trustee on behalf of the Trust, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of, or other legal proceedings relating to, any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such pleadings, request for trustee’s sale or other documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee or the Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form annexed hereto as Exhibit C release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer).  Such trust receipt shall obligate the Master Servicer or applicable Servicer to return the Mortgage File to the Trustee or Custodian, as applicable, when the need therefor by the Master Servicer or applicable Servicer no longer exists unless (i) the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the Master Servicer (or the applicable Servicer) or (ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

Section 9.13.  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)

The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee or the Custodian.  The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from any Subsequent Recoveries, Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by such Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trust shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trust shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by such Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Subsequent Recoveries, Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which such Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to the Trust and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trust’s security interest therein as provided by the applicable Uniform Commercial Code or other laws.

(d)

The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any custodial account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.14.  Representations and Warranties of the Master Servicer.

(a)

The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)

it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)

the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is an FNMA- and FHLMC- approved seller/servicer;

(viii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)

the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)

the information about the Master Servicer under the heading “The Master Servicer” in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)

It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor, the Seller and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.14(a).  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee and notice thereof by any one of such parties to the other parties.

Section 9.15.  Closing Certificate and Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Trustee, the Securities Administrator and the Seller an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and the Seller, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.16.  Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02(v).

Section 9.17.  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall, or shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trust and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property or release to the Mortgagor in accordance with the Master Servicer’s or the Servicer’s normal servicing procedures need not be so deposited (or remitted).

Section 9.18.  Maintenance of the Primary Mortgage Insurance Policies.

(a)

The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except as required by a applicable law or in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees, to the extent provided in each Servicing Agreement, to present, or to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

Section 9.19.  Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or its Custodian, if any, as directed by the Trustee, or the Servicer in the case of the Mortgage Loans for which WFB is both the Servicer and a custodian), shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Trustee (or its custodian, if any, as directed by the Trustee), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time.

Section 9.20.  [Reserved]

Section 9.21.  Compensation to the Master Servicer.

The Master Servicer shall (i) be entitled, at its election, either (a) to pay itself the Master Servicing Fee, as reduced pursuant to Section 5.05, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02.  The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 4.02 or (b) to withdraw from the Collection Account it maintains the Master Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 4.02.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not any Prepayment Penalty Amounts) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account.  If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Securities Administrator to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  Any income and gain realized from any investment of funds in the Collection Account for the period permitted by Section 4.01(e) shall be for the benefit of the Master Servicer as additional compensation.  The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

Section 9.22.  REO Property.

(a)

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, or to its nominee, on behalf of the Certificateholders.  The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement, to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

(b)

The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

(c)

The Master Servicer and each Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the Master Servicer shall provide prompt written notice to the Trustee and the Securities Administrator upon such deposit) and be remitted by wire transfer in immediately available funds to the Securities Administrator for deposit into the Certificate Account on the next succeeding Deposit Date.

Section 9.23.  Reports filed with the Securities and Exchange Commission.

Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K with a copy of the Remittance Report to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30, 2006, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable.  On or prior to (i) March 20, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, on or prior to March 20 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of each Servicer, in each case, required to be delivered pursuant to its Servicing Agreement, and, if applicable, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Section 9.25 and 9.26.  On or prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, the 90th day of each year thereafter, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence.  The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.  The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement or the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 9.23; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended.  Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to the Depositor.  Fees and expenses incurred by the Securities Administrator in connection with this Section shall not be reimbursable from the Trust.

Section 9.24.  Reports to the Trustee.

(a)

Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee and the Securities Administrator a statement, certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer.  Copies of such statement shall be provided by the Master Servicer, to the Depositor, Attention:  Contract Finance, and, upon request, any Certificateholders (or by the Securities Administrator at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Securities Administrator with such statement or (ii) the Securities Administrator shall be unaware of the Master Servicer’s failure to provide such statement)).

(b)

Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to the Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

Section 9.25.  Annual Officer’s Certificate as to Compliance.

(a)

The Master Servicer shall deliver to the Trustee and the Securities Administrator on or before March 1 of each year, commencing on March 1, 2006, an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31; (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement; (ii)  to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of such Servicer’s annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

(b)

Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Securities Administrator at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Securities Administrator with such statement or (ii) the Securities Administrator shall be unaware of the Master Servicer’s failure to provide such statement).

Section 9.26.  Annual Independent Accountants’ Servicing Report.

If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Securities Administrator, the Trustee and the Depositor on or before March 1 of each year, commencing on March 1, 2006, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report.  Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Securities Administrator at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies.  If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee and the Securities Administrator whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 9.27.  Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

Section 9.28.  Resignation of Master Servicer; Compensation of Successor Master Servicer.

Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer to the Depositor.  If Wells Fargo Bank, N.A. resigns or is removed as Master Servicer, it shall resign (or in the case of removal, be deemed removed) as Securities Administrator.

In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree.  If the successor master servicer does not agree that the proposed compensation is fair, such successor master servicer shall obtain two quotations of market compensation from third parties actively engaged in the servicing of single-family mortgage loans; provided, however, that Thornburg, as a Servicer of a substantial portion of the Mortgage Loans, shall have the right, but not the obligation, to be appointed successor master servicer in the event that the Trustee, in its sole discretion, decides not to assume the duties of the Master Servicer itself; and provided, further, that the Rating Agency shall confirm in writing that any appointment of a successor Master Servicer (other than the Trustee) will not result in a downgrade in the then current rating of any Class of Certificates.

Section 9.29.  Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agency to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Written notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

Section 9.30.  Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

The Master Servicer shall not be liable for any acts or omissions of any Servicer.  In particular, the Master Servicer shall not be liable for any course of action taken by the Servicers with respect to loss mitigation of defaulted Mortgage Loans at the direction of the Seller.

Section 9.31.  Indemnification; Third-Party Claims.

(a)

Subject to Section 9.30, the Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement or, with respect to any Indemnified Person, results from a failure to perform by such Indemnified Person) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof.  The Trustee’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder.  This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)

The Trust will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise indemnified by the Master Servicer that is referred to in Subsection (a) above.

(c)

The Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator’s failure to file a Form 10-K in accordance with Section 9.23 (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement or, with respect to any Indemnified Person, results from a failure to perform by such Indemnified Person), (ii) by reason of the Securities Administrator’s willful misfeasance, bad faith or gross negligence in the performance of such obligations hereunder including pursuant to Section 9.23 or (iii) by reason of the Securities Administrator’s reckless disregard of its obligations pursuant to Section 9.23, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Securities Administrator written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof.  The Trustee’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder.  This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

Section 9.32.  Realization upon Troubled Mortgage Loans.

The Master Servicer shall have the right to cause a Servicer to sell or work out any Mortgage Loan as to which the Master Servicer reasonably believes that default in payment is likely, provided, however, that, with respect to any such sale of a Mortgage Loan by a Servicer, the related sale price shall be no less than the Scheduled Principal Balance of such Mortgage Loan as of the last day of the Due Period immediately preceding the date of such sale plus accrued interest thereon through such sale date.  Any and all proceeds from such a sale shall be deemed to be Liquidation Proceeds hereunder and any such Mortgage Loan which has been sold shall be deemed a Liquidated Mortgage Loan hereunder.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01.  REMIC Administration.

(a)

As set forth in the Preliminary Statement hereto, the Trust shall elect REMIC status in accordance with the REMIC Provisions with respect to each of the three REMICs described in the Preliminary Statement.  The Trust shall make such elections on Forms 1066 or other appropriate federal tax or information return (prepared and filed by the Securities Administrator) for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests in each REMIC created hereunder and the related residual interests shall be as designated in the Preliminary Statement.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.  The Trustee, on behalf of the Trust, shall sign and the Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of each REMIC, an application on IRS Form SS-4.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notice to the Trustee, the Master Servicer and the Depositor.  The Securities Administrator will file an IRS Form 8811.

(c)

The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).  The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account.

(d)

The Trustee shall sign and the Securities Administrator (at its expense) shall prepare and file (or cause to be prepared and filed) on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and the Securities Administrator shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the possession of the Securities Administrator or the Trustee).  The Securities Administrator shall forward copies to the Depositor of all such returns and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing.  The Securities Administrator shall prepare and disseminate to Certificateholders Form 1099 (supplemental tax information) to the extent required by applicable law.  The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator or the Trustee resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer (other than information that is derived solely from information provided by any Servicer).

If any Disqualified Organization acquires any ownership interest in a Residual Certificate, then the Securities Administrator will upon request provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, such information as required in Section 860D(a)(6)(B) of the Code needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.  The Securities Administrator and the Trustee shall be entitled to additional compensation from such person for the cost of providing such information.

(e)

The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.  The Securities Administrator, however, shall have no information or other tax reporting obligations with respect to the Final Maturity Reserve Trust.

(f)

The Depositor, the Securities Administrator, the Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause each REMIC to take any action reasonably necessary to maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to or maintain such status.  None of the Trustee, the Securities Administrator, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h)

The Securities Administrator, on behalf of the Trust, shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Qualified Substitute Mortgage Loans.

(j)

None of the Trustee, the Securities Administrator or the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)

Upon the written request of a Rating Agency, the Securities Administrator shall deliver to such Rating Agency an Officer’s Certificate stating such party’s compliance with the provisions of this Section 10.01.

(l)

The Securities Administrator shall treat each of the Available Funds Cap Reserve Fund and the Final Maturity Reserve Trust as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) owned by the holders of the Class A-X Certificates and the Class I Certificates, respectively, and not assets of any REMIC.  The Securities Administrator shall treat the rights of the Class A Certificateholders to receive distributions from the Available Funds Cap Reserve Fund to cover Available Funds Cap Shortfalls as payments under a cap contract written by the Class A-X Certificateholders in favor of the Class A Certificateholders.  Thus, the Class A Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract.  The Class I Certificateholder shall be treated as the owner of the Final Maturity Reserve Trust and any payments made from the Final Maturity Reserve Trust to beneficial owners of Certificates (other than the Class I Certificates) shall be treated for federal income tax purposes as payments made by the Class I Certificateholder in exchange for an interest in the Certificates then owned by such beneficial owners.

Section 10.02.  Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement, or (v) a repurchase of Mortgage Loans pursuant to Article II or Article VII of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the Certificates other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

Section 10.03.  Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator or the Trustee of its duties and obligations set forth herein, the Securities Administrator and the Trustee, as applicable, shall indemnify the Holder of the Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from its own such negligence; provided, that neither the Trustee nor the Securities Administrator shall be liable for any such Losses attributable to the action or inaction of the other party or of the Master Servicer, the Depositor, or the Holder of such Residual Certificate, as applicable, or for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee or the Securities Administrator, as applicable, has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity.  Notwithstanding the foregoing, however, in no event shall either the Trustee or the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Securities Administrator, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 10.04.  REO Property.

(a)

Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trust and the Trustee, shall not (except to the extent provided in the applicable Servicing Agreement), permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as “foreclosure” property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any “income from non-permitted assets” within the meaning of section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

(b)

The Master Servicer shall make, or shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make, reasonable efforts to sell any REO Property for its fair market value.  In any event, however, the Master Servicer shall, or shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to, dispose of any REO Property within three years from the end of the calendar year of its acquisition by the Trust unless the Securities Administrator or the Trustee has received a grant of extension from the Internal Revenue Service.  If the Securities Administrator or the Trustee has received such an extension, then (a) such party shall provide a copy of such extension to the other party and to the Master Servicer and (b) the Master Servicer, acting on behalf of the Trust hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Trust has not received such an extension and the Master Servicer acting on behalf of the Trust hereunder, or the applicable Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Trust has received such an extension, and the Master Servicer acting on behalf of the Trust hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the applicable Servicer to, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.  Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02.  Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03.  Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and the Delaware Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust, the Trust Fund or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall receive an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph.  Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from the Rating Agency that such amendment will not cause the Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel received by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b)

This Agreement may also be amended from time to time by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)

Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agency.

(d)

It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)

Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

Section 11.04.  Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount, Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Delaware Trustee, or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Delaware Trustee, or Affiliates thereof.

Section 11.05.  Provision of Information.

(a)

For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Trustee and the Securities Administrator agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.  Any reasonable, out-of-pocket expenses incurred by the Trustee or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b)

The Securities Administrator will make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

Section 11.06.  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN DELAWARE.

Section 11.07.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below (or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07): (a) in the case of the Seller, to Thornburg Mortgage Home Loans, Inc., 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention:  Deborah Burns (telecopy number (505) 954-5300), (b) in the case of TMI, to Thornburg Mortgage, Inc., 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention:  Deborah Burns (telecopy number (505) 954-5300), (c) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention: Mark Zusy, (d) in the case of the Trustee, to the Corporate Trust Office and (if to the Trustee as Custodian) 1842 Barranca, Irvine CA 92606, Attn: Thornburg 2005-3, (e) in the case of the Delaware Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 and (f) in the case of the Master Servicer or Securities Administrator, for certificate transfer purposes, at its Corporate Trust Office and for all other purposes at P.O. Box 98, Columbia, Maryland 21046, or for overnight delivery, at 9062 Old Annapolis Road, Columbia, Maryland 21045 (Attention:  Thornburg 2005-3), Facsimile no.:  (410) 715-2380, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing.  Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 11.08.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09.  Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10.  Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11.  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 11.12.  Special Notices to the Rating Agencies.

(a)

The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

(i)

any amendment to this Agreement pursuant to Section 11.03;

(ii)

any Assignment by the Master Servicer or the Securities Administrator of its rights hereunder or delegation of its duties hereunder;

(iii)

the occurrence of any Event of Default described in Section 6.14;

(iv)

any notice of termination given to the Master Servicer or the Securities Administrator pursuant to Section 6.14 and any resignation of the Master Servicer or the Securities Administrator hereunder;

(v)

the appointment of any successor to any Master Servicer or Securities Administrator pursuant to Section 6.14;

(vi)

the addition of Subsequent Mortgage Loans pursuant to Section 2.01(b); and

(vii)

the making of a final payment pursuant to Section 7.02.

(b)

All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody’s, to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention:  Residential Mortgages

if to S&P:

Standard & Poors Ratings Services, a division

of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York  10041

Attention:  Residential Mortgage Surveillance Group

Fax no.:  (212) 438-2661

(c)

The Securities Administrator and the Trustee shall provide or make available to each Rating Agency reports prepared pursuant to Section 4.03.  In addition, the Securities Administrator and the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the such party.

Section 11.13.  Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.14.  Derivative Transactions.

The Trust and the Securities Administrator are authorized, at the direction and the expense of the Holders of a majority of the Class A-X Certificates, to enter into such derivative transactions for the benefit of any Certificateholders as may be deemed desirable by such Holders of the Class A-X Certificates, so long as (i) as evidenced by one or more Opinions of Counsel addressed to the Trustee and the Securities Administrator (at the expense of such Holders), the execution and delivery of such derivative transaction is permitted under this Agreement and the inclusion of such derivative in the Trust will not be inconsistent with the ERISA provisions contained herein or cause the Certificates (other than the Class R Certificate) to fail to qualify for the Underwriter’s Exemption, (ii) a REMIC Opinion (at the expense of such Holders) is delivered to the Trustee and the Securities Administrator, and (iii) each Rating Agency shall have confirmed in writing that the inclusion of such derivative would not result in a downgrade of its then rating of any Class of Certificates.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES

CORPORATION, as Depositor

By:       /s/ Mary Stone

Name:  Mary Stone

Title:    Vice President

WILMINGTON TRUST COMPANY, as Delaware

Trustee

By:     /s/ Joann A. Rozell

Name: Joann A. Rozell

Title:   Assistant Vice President

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

By:       /s/ Christopher Lewis

Name:  Christopher Lewis

Title:    Assistant Vice President

WELLS FARGO BANK, N.A.,

as Master Servicer and Securities Administrator

By:         /s/ Amy Doyle

Name: Amy Doyle

Title:   Vice President

THORNBURG MORTGAGE HOME LOANS,

INC., as Seller

By:          /s/ Deborah J. Burns

Name:  Deborah J. Burns

Title:    Senior Vice President

Solely for the purposes of Sections 7.04(c), 7.04(d) and 7.05,

accepted and agreed to by:

THORNBURG MORTGAGE, INC.

By:          /s/ Deborah J. Burns

Name:  Deborah J. Burns

Title:    Senior Vice President

EXHIBIT A

FORMS OF CERTIFICATES

EXHIBIT B-1

FORM OF RECEIPT OF NOTES

Date

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York  10019

Re:

Trust Agreement (the “Trust Agreement”), dated as of September 1, 2005 among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Wells Fargo Bank N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee and LaSalle Bank National Association, as Trustee, with respect to Thornburg Mortgage Securities Trust, Series 2005-3

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Trust Agreement, we hereby acknowledge the receipt of the original Mortgage Note with respect to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Exception Report).

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

By:

Name:

Title:

EXCEPTION REPORT

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

Date

Structured Asset Securities Corporation

745 Seventh Avenue, 7th Floor

New York, New York  10019

Re:

Trust Agreement (the “Trust Agreement”), dated as of September 1, 2005 among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee and LaSalle Bank National Association, as Trustee, with respect to Thornburg Mortgage Securities Trust, Series 2005-3

Ladies and Gentlemen:

In accordance with Section 2.02 of the Trust Agreement, the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule):

(i)

all documents required to be reviewed by the Trustee pursuant to Section 2.02 of the Trust Agreement are in its possession;

(ii)

such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

(iii)

based on the Trustee’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (iii), (xiii), (xiv) and (xviii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability, genuineness, priority or perfection of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

By:

Name:

Title:

EXCEPTION REPORT

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

Date

Structured Asset Securities Corporation

745 Seventh Avenue, 7th Floor

New York, New York  10019

Re:

Trust Agreement (the “Trust Agreement”), dated as of September 1, 2005 among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Wells Fargo Bank, N. A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee and LaSalle Bank National Association, as Trustee, with respect to Thornburg Mortgage Securities Trust, Series 2005-3

Ladies and Gentlemen:

In accordance with Section 2.02 of the Trust Agreement, the undersigned, as the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Exception Report) it has received all documents required to be reviewed by the Trustee pursuant to Section 2.01 of the Trust Agreement.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (xiii), (xiv) and (xviii) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Trust Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability, genuineness, priority or perfection of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

By:

Name:

Title

EXCEPTION REPORT

EXHIBIT B-4

[RESERVED]

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Date

[Addressed to Trustee

or, if applicable, custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of September 1, 2005 among Structured Asset Securities Corporation, as Depositor, Thornburg Home Loans Mortgage, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trust and you, as Trustee (the “Trust Agreement”), the undersigned [Master Servicer] [Servicer] hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.

Mortgage Loan paid in full. (The [Master Servicer] [Servicer] hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

2.

The Mortgage Loan is being foreclosed.

3.

Mortgage Loan substituted. (The [Master Servicer] [Servicer] hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4.

Mortgage Loan repurchased. (The [Master Servicer] [Servicer] hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

5.

Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

[Name of [Master Servicer] [Servicer]]

By:

Name:

Title: Servicing Officer

EXHIBIT D-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF

)

)  ss.:

COUNTY OF

)

[NAME OF OFFICER],                               being first duly sworn, deposes and says:

1.

That he [she] is [title of officer]                                     of [name of Purchaser]                                                                                    _ (the “Purchaser”), a                                                      [description of type of entity] duly organized and existing under the laws of the [State of                    ] [United States], on behalf of which he [she] makes this affidavit.

2.

That the Purchaser’s Taxpayer Identification Number is                              .

3.

That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of                                                            [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.

4.

That the Purchaser either (x) is not, and on                                 [date of transfer] will not be, an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan to acquire a Residual Certificate; (y) if the Residual Certificate has been the subject of an ERISA-Qualifying Underwriting, it is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee (on which the Trustee, the Master Servicer, the Securities Administrator, any Servicer and the Depositor may explicitly rely), to the effect that the purchase or holding of such Residual Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject any of the above parties to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust or any of the above parties.

5.

That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) among Structured Asset Securities Corporation, Thornburg Home Loans Mortgage, Inc., Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee and LaSalle Bank National Association, as Trustee, dated as of September 1, 2005, no transfer of a Residual Certificate shall be permitted to be made to any person unless the Depositor and the Trustee have received a certificate from such transferee containing the representations in paragraphs 3, 4 and 5 hereof.

6.

That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.

That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

8.

That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

9.

That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.

That the Purchaser (i) is a U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8 ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code.  “Non-U.S. Person” means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust or; (vi) and, to the extent provided in Treasury regulations, certain trusts in existence prior to August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.

That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12.

That the Purchaser consents to the designation of the Securities Administrator as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of                  , 20    .

[name of Purchaser]

By:

Name:

Title:

Personally appeared before me the above-named [name of officer]                                    , known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer]                                    of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this          day of      , 20__.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the         day of                , 20    .

EXHIBIT D–2

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

Date

Re:

Thornburg Mortgage Securities Trust, Series 2005-3

                                      (the “Transferor”) has reviewed the attached affidavit of                                                    (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

Very truly yours,

[

]

By:

Name:

Title:

EXHIBIT E

LIST OF SERVICING AGREEMENTS

1.

(a) Servicing Agreement, dated as of March 1, 2002, among Thornburg Mortgage Home Loans, Inc. (“Thornburg”), as seller and servicer and Wells Fargo, as master servicer, as amended by the Amendment to Servicing Agreement, dated as of December 1, 2002, and (b) the Subservicing Acknowledgement Agreement, dated as of March 1, 2002, between Thornburg, as servicer, and Cenlar FSB, as sub-servicer (“Cenlar”), as amended by the Amendment to Subservicing Acknowledgement Agreement, dated as of December 1, 2002, including the related Transfer Notice, dated September 23, 2005, from Thornburg, as seller, to Thornburg, as servicer, and Cenlar, as sub-servicer.

2.

Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 27, 2002, between Thornburg and Colonial Savings, F.A. (“Colonial”), including the related Transfer Notice, dated September 23, 2005, from Thornburg to Colonial.

3.   Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 25, 2002, between Thornburg and First Republic Bank (“First Republic”), including the related Transfer Notice, dated September 23, 2005, from Thornburg to First Republic.

4.   Reconstituted Servicing Agreement, dated as of September 1, 2005, between JP Morgan Chase Bank, National Association (“Chase”) and Thornburg, and acknowledged by Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and LaSalle Bank National Association, as Trustee on behalf of the Trust, including the related Servicing Agreement, dated September 1, 2005, between Chase and Thornburg.

5.   Reconstituted Servicing Agreement, dated as of September 1, 2005, by and among Countrywide Home Loans, Inc. (“Countrywide”), LaSalle Bank National Association, as Trustee on behalf of the Trust, and Thornburg, and acknowledged by the Master Servicer, including the related Mortgage Loan Purchase and Servicing Agreement, dated September 30, 2005, between Countrywide and Thornburg.

6.   Reconstituted Servicing Agreement, dated as of September 1, 2005, between Wells Fargo Bank, N.A. (“WFB”) and Thornburg, and acknowledged by the Master Servicer and LaSalle Bank National Association, as Trustee on behalf of the Trust, including the related Seller’s Warranties and Servicing Agreement, dated February 1, 2004, between Wells Fargo Home Mortgage, Inc. (predecessor to Wells Fargo Bank, N.A.) and Thornburg.

7.   Reconstituted Servicing Agreement, dated as of September 1, 2005, among PHH Mortgage Corporation (“PHH”), Bishop’s Gate Residential Mortgage Trust (“Bishop’s Gate”) and Thornburg and acknowledged by the Master Servicer and LaSalle Bank National Association, as Trustee on behalf of the Trust, including the Mortgage Loan Flow Purchase and Sale Servicing Agreement, dated as of December 23, 2002 and the Additional Collateral Assignment and Servicing Agreement, dated as of December 23, 2002, among Thornburg, PHH and Bishop’s Gate.

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:

Thornburg Mortgage Securities Trust, Series 2005-3

Reference is hereby made to the Trust Agreement (the “Trust Agreement”), dated as of September 1, 2005 among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee and LaSalle Bank National Association, as Trustee, with respect to Thornburg Mortgage Securities Trust, Series 2005-3.  Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $           initial Certificate Principal Amount of Class      Certificates which are held in the form of Definitive Certificates registered in the name of                                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer”, which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.  If an ERISA-Restricted Final Maturity Reserve Certificate is acquired, either (i) the Transferee is not acquiring such Certificate for, on behalf of, or with the assets of, an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code, or (ii) the acquisition and holding of such Certificate is eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE-91-38, PTCE-95-60, PTCE-96-23 or some other applicable exemption.

This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

[Name of Transferor]

By:

Name:

Title:

Dated:                    ,

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR

INSTITUTIONAL ACCREDITED INVESTOR

Date

Dear Sirs:

In connection with our proposed purchase of $                    principal amount of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3, Class [  ] (the “Privately Offered Certificates”) of Structured Asset Securities Corporation (the “Depositor”) which are held in the form of Definitive Certificates, we confirm that:

(1)

We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of September 1, 2005 among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee and LaSalle Bank National Association, as Trustee (the “Trustee”), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)

We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)

We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)

We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)

We have received such information as we deem necessary in order to make our investment decision.

(6)

If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.  If we are acquiring an ERISA-Restricted Final Maturity Reserve Certificate, either (i) we not acquiring such Certificate for, on behalf of, or with the assets of, an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code, or (ii) the acquisition and holding of such Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE-91-38, PTCE-95-60, PTCE-96-23 or some other applicable exemption.

Capitalized terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:

Name:

Title:

EXHIBIT H

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK

)

)  ss.:

COUNTY OF NEW YORK

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is the                                     of (the “Investor”), a [corporation duly organized] and existing under the laws of                , on behalf of which he makes this affidavit.

2.

In the case of an ERISA-Restricted Certificate, the Investor either (x) is not, and on                    [date of transfer] will not be, an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee (on which the Trustee, the Master Servicer, the Securities Administrator, any Servicer and the Depositor may explicitly rely), to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any prohibited transactions under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Securities Administrator, any Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust or any of the above parties.

3.

In the case of an ERISA-Restricted Final Maturity Reserve Certificate, either (i) the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23

4.

The Investor hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee and LaSalle Bank National Association, as Trustee dated as of September 1, 2005, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of                           , 20          .

[Investor]

By:

Name:

Title:

ATTEST:

STATE OF

)

)  ss.:

COUNTY OF

)

Personally appeared before me the above-named                              , known or proved to me to be the same person who executed the foregoing instrument and to be the                              of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this          day of                              20___.

NOTARY PUBLIC

My commission expires the

____ day of __________, 20__.

EXHIBIT I

MONTHLY REMITTANCE ADVICE

EXHIBIT J

MONTHLY ELECTRONIC DATA TRANSMISSION

EXHIBIT K

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths,                                                 who first being duly sworn deposes and says:  Deponent is                                     of Thornburg Mortgage Home Loans, Inc. (the “Seller”) and who has personal knowledge of the facts set out in this affidavit.

On                                   ,                                    did execute and deliver a promissory note in the principal amount of $               .

That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made.  The Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

The Seller executes this Affidavit for the purpose of inducing LaSalle Bank National Association, as indenture trustee on behalf of Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3, to accept the transfer of the above described loan from the Seller.

The Seller agrees to indemnify the Issuer, LaSalle Bank National Association and Structured Asset Securities Corporation and hold them harmless for any losses incurred by such parties resulting from the fact that the above described Mortgage Note has been lost or misplaced.

By:

STATE OF	)
	)	ss:
COUNTY OF	)

On this     day of                 20    , before me, a Notary Public, in and for said County and State, appeared                              , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this       day of                 20   .

My commission expires                               .

EXHIBIT L

FORM OF ADDITION NOTICE

Pursuant to Section 2.01(b) of the Trust Agreement dated as of September 1, 2005, by and among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Wells Fargo Bank, N. A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee and LaSalle Bank National Association, as Trustee, the Depositor hereby provides notice to the Trustee, the Master Servicer, each Custodian and the Rating Agencies that the Subsequent Mortgage Loans identified on Schedule I attached hereto will be sold to the Trust Fund on [[          ]] (the “Transfer Date”) pursuant to a Transfer Supplement.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

STRUCTURED ASSET SECURITIES

CORPORATION, AS DEPOSITOR

By:

Name:

Title:

ANNEX I TO
ADDITION NOTICE

SCHEDULE I TO ADDITION NOTICE

SUBSEQUENT MORTGAGE LOANS

EXHIBIT M

[Reserved]

EXHIBIT N-1

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY

TO REGULATION S GLOBAL SECURITY

(Transfers pursuant to § 3.03(h)(ii)

                       of the Agreement)

Re:

Thornburg Mortgage Securities Trust, Mortgage Loan Pass-Through Certificates, Series 2005-3.

Reference is hereby made to the Trust Agreement (the “Agreement”) among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company, as Delaware Trustee, and LaSalle Bank National Association, as Trustee dated as of September 1, 2005.

This letter relates to U.S. $                              aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor]                                    (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

a.

the offer of the Securities was not made to a person in the United States;

b.

at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c.

no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d.

the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

e.

if such transfer is being made during the 40-day “distribution compliance period” (as defined in Regulation S), the transferee is not a U.S. person (as defined in Regulation S).

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Capitalized terms used but not defined in this certificate shall have the meanings given to them in Regulation S or in the Agreement, as applicable.

[Name of Transferor]

By:

Name:

       Title:

Date:                                   ,

EXHIBIT N-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

FROM REGULATION S GLOBAL SECURITY

TO RESTRICTED GLOBAL SECURITY

(Transfers pursuant to § 3.03(h)(iii)

                          of the Agreement)

Re:

Thornburg Mortgage Securities Trust, Series 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3.

Reference is hereby made to the Trust Agreement (the “Agreement”) among Structured Asset Securities Corporation, as Depositor, Thornburg Mortgage Home Loans, Inc., Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wilmington Trust Company Delaware, as Delaware Trustee, and LaSalle Bank National Association, as Trustee dated as of September 1, 2005. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                              aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor]                                                         (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:

Name:

Title:

Date:                                   ,

SCHEDULE A-1

MORTGAGE LOAN SCHEDULE

SCHEDULE A-2

CONVERTIBLE MORTGAGE LOAN SCHEDULE

SCHEDULE A-3

MODIFIABLE MORTGAGE LOAN SCHEDULE

SCHEDULE B

EMPLOYEE MORTGAGE LOANS

SCHEDULE C

ADJUSTABLE-RATE AND THREE-YEAR HYBRID MORTGAGE LOANS

SCHEDULE D

FIVE-YEAR HYBRID MORTGAGE LOANS

SCHEDULE E

SEVEN-YEAR HYBRID MORTGAGE LOANS

SCHEDULE F

TEN-YEAR HYBRID MORTGAGE LOANS